Exhibit 4.39

EXECUTION VERSION

FACILITIES AGREEMENT

DATED 15 SEPTEMBER 2010

US$219,444,500 and EUR192,000,000

CREDIT FACILITIES

for

CHELYABINSK METALLURGICAL PLANT OAO

provided by

BNP PARIBAS S.A.

arranged by

BNP PARIBAS S.A.

GAZPROMBANK (OPEN JOINT-STOCK COMPANY)

and

UNICREDIT CORPORATE BANKING S.P.A.

Allen & Overy LLP

Schedules

1.	Conditions Precedent Documents		79
2.	Facility A Utilisation Procedures		83
	Part 1	Utilisation Procedure	83
	Part 2	Form of Facility A Request	85
3.	Facility B Utilisation Procedures		87
	Part 1	Utilisation Procedure	87
	Part 2	Form of Facility B Request	89
	Part 3	Form of Italian Exporter Certificate	91
	Part 4	Form of Exporter Declaration	93
4.	Facility C Utilisation Procedures		94
	Part 1	Utilisation Procedure	94
	Part 2	Form of Facility C EPC Request	98
	Part 3	Form of Exporter Confirmation	101
	Part 4	Form of Facility C Premium Request	103
5.	Calculation of the Mandatory Cost		104
6.	Existing Security		106
7.	Required LTV Ratio		109
8.	Initial Release Date		110
9.	Group Structure Chart		111
10.	Form of Guarantee		112
11.	Form of Anti-Laundering Certificate		152
12.	Form of Informative Note		158

Signatories			162

THIS AGREEMENT is dated 15 September 2010 and is made

BETWEEN:

(1)	CHELYABINSK METALLURGICAL PLANT OAO an open joint stock company organised and validly existing under the laws of the Russian Federation with a registered address at ul. 2-ya Paveletskaya, 14, Chelyabinsk, 454057, Russian Federation and registration number 11027402812777 (the Company); and

(2)	BNP PARIBAS S.A. as lender (the Lender).

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

Additional Collateral has the meaning given to it in Clause 17 (Required Project Values).

Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

Arrangers means BNP Paribas S.A., GPB (OJSC) and UniCredit.

Availability Period means the period from and including the date of this Agreement to and including the day falling 30 months after the date of this Agreement.

Available Excess Cashflow means, in respect of any Half-Year, an amount equal to 50 per cent. of Excess Cashflow for that Half-Year.

Break Costs means the amount (if any) which the Lender is entitled to receive under Clause 24.3 (Break Costs).

Business Day means:

(a)	for the purposes of any payment to be made in USD by a party in relation to Facility A, a day (other than Sunday and Saturday) on which banks are generally open for business in Moscow, Paris, London and New York;

(b)	for the purposes of any payment to be made in EUR by a party in relation to Facility B, a day (other than Sunday and Saturday) on which banks are generally open for business in Moscow, Paris, Rome and Milan and which is a TARGET Day;

(c)	for the purposes of any payment to be made in EUR by a party in relation to Facility C, a day (other than Sunday and Saturday) on which banks are generally open for business in Moscow, Frankfurt and Paris and which is a TARGET Day; and

(d)	for all other purposes, a day (other than Sunday and Saturday) on which banks are generally open for business in Moscow and Paris.

Calculation Half-Year means a First Half-Year or a Second Half-Year.

Cash Reference Date means each of:

(a)	the date on which the Guarantor delivers to the Lender its Financial Statements (First Quarter) in each Financial Year under and in accordance with the Guarantee (each a First Cash Reference Date); and

(b)	the date on which the Guarantor delivers to the Lender its Financial Statements (Third Quarter) in each Financial Year under and in accordance with the Guarantee (each a Second Cash Reference Date).

Cashflow means the amount calculated as follows:

(a)	in respect of the Calculation Half-Year immediately preceding each First Cash Reference Date:

X + (Y – Z)

where:

X	=	the amount stated in the line titled “Increase (or Decrease) in Cash and Cash Equivalents” in the Financial Statements (First Quarters) delivered on that First Cash Reference Date;

Y	=	the amount stated in the titled “Increase (or Decrease) in Cash and Cash Equivalents” in the yearly consolidated financial statements of the Parent in accordance with Clause 16.1 (Financial statements) in respect of the Financial Year immediately preceding the Financial Year in which that First Cash Reference Date falls; and

Z	=	the amount stated in the line titled “Increase (or Decrease) in Cash and Cash Equivalents” in the Financial Statements (Third Quarter) delivered in respect of the third Financial Quarter (and including the figures for the first two Financial Quarters) of the Financial Year immediately preceding the Financial Year in which that First Cash Reference Date falls; and

(b)	in respect of the Calculation Half-Year immediately preceding each Second Cash Reference Date:

X – Y

where:

X	=	the amount stated in the line titled “Increase (or Decrease) in Cash and Cash Equivalents” in the Financial Statements (Third Quarter) delivered on that Second Cash Reference Date; and

Y	=	the amount stated in the line titled “Increase (or Decrease) in Cash and Cash Equivalents” in the Financial Statements (First Quarter) delivered on the First Cash Reference Date that falls in the same Financial Year as that Second Cash Reference Date.

Collection Account means the Rouble account of the Company to be opened and maintained with the Collection Account Bank in accordance with Clause 19.1 (Maintenance of Accounts).

Collection Account Bank means GPB (OJSC).

Collection Account Withdrawal Agreement means the withdrawal agreement to be entered into between the Lender, the Company and the Collection Account Bank in accordance with Clause 19.1 (Maintenance of Accounts).

Commitment means the Facility A Commitment, the Facility B Commitment and the Facility C Commitment.

Company Account means each Passport Account and the Collection Account.

Company Finance Documents means the Finance Documents other than the Funded Participation Agreement.

Company Share Pledge means a pledge agreement to be entered into after the date of this Agreement between the Lender and the Guarantor under which the Guarantor grants a pledge over 20 per cent. of shares in the Company.

Compliance Certificate has the meaning given to it in the Guarantee.

Construction Completion Date means the date on which all production facilities developed for the Project have been commissioned in accordance with the final acceptance (taking-over) certificates to be signed by the Company and the EPC Contractors following the successful completion of construction works and start-up and testing of equipment as prescribed under the relevant EPC Contracts.

Creditors’ Process means, in respect of any person:

(a)	any expropriation, attachment, sequestration, distress or execution which affects any asset or assets of that person;

(b)	any injunction or other order (whether or not interim in nature) which prevents that person from encumbering, disposing of or otherwise dealing with any of its assets; and/or

(c)	any analogous procedure or step to those set out in paragraph (a) or (b) above in any jurisdiction,

affecting assets the value of which is equal to or exceeds EUR3,000,000 in respect of each Subsidiary or EUR10,000,000 in respect of each Obligor (as calculated by reference to the Guarantor’s previous consolidated annual financial statements prepared in accordance with US GAAP and delivered to the Lender under and in accordance with the Guarantee).

Danieli means Danieli & C. Officine Meccaniche SpA, Italy, a legal entity duly organised and validly existing under the laws of Italy with a registered address at Via Nazionale, 41-33042, Buttrio (UD), Italy.

Danieli EPC Contract means the engineering manufacturing and delivery Contract (No. 2.047-08) for the supply of the rolling mill reheating furnace with the walking beams for the rolling mill and the technological equipment for “In line Head Hardening system” and related spare parts made by and between the Company and Danieli on 30 June 2008 and amended on 21 September 2009 (Addendum No. 1), on 03 February 2010 (Addendum No. 2) and on 22 April 2010 (Addendum No. 3) for an amount of EUR221,620,000.00, including 18 per cent. VAT relating to engineering and services in the amount of EUR1,620,000.00.

Danieli Germany means Josef Froehling GmbH & Co. KG Walzwerksmaschinenbau, Germany, a legal entity duly organised and validly existing under the laws of Germany with a registered address at Zum Schnüffel2, 58540 Meinerzhagen, Germany.

Default means:

(a)	an Event of Default; or

(b)	an event or circumstance which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

Dispute has the meaning given to it in Clause 35.1 (Arbitration).

Disruption Event means:

(a)	a material disruption to the payment or communications systems or to the financial markets which are required to operate in order for payments to be made (or other transactions to be carried out) in connection with the transactions contemplated by the Finance Documents, which is not caused by, and is beyond the control of, any of the Finance Parties or Obligors; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Finance Party or Obligor preventing it, or any other Finance Party or Obligor from:

(i)	performing its payment obligations under the Finance Documents; or

(ii)	communicating with other Finance Parties or Obligors under the Finance Documents,

and which is not caused by, and is beyond the control of, the Finance Party or Obligor whose operations are disrupted.

Dollars or US$ means the lawful currency for the time being of the United States of America.

Downpayment means:

(a)	in respect of Facility A, an amount equal to 15 per cent. of the total amount of the MinMetals EPC Contract, which is to be paid to MinMetals under the MinMetals EPC Contract out of the Company’s own funds;

(b)	in respect of Facility B, an amount equal to 18.92 per cent. of the total amount of the Danieli EPC Contract which is to be paid to Danieli under the Danieli EPC Contract out of the Company’s own funds; and

(c)	in respect of Facility C, an amount equal to 17.44 per cent. of the total amount of the Danieli EPC Contract, which is to be paid to Danieli for the account of Danieli Germany under the Danieli EPC Contract out of the Company’s own funds (which excludes, for the avoidance of doubt, any amounts paid in respect of the Downpayment for Facility B).

ECA means Hermes or SACE.

ECA Agents means the SACE Agent and the Hermes Agent.

ECA Policies means the Hermes Policy and the SACE Policy.

ECA Premium means the Hermes Premium and the SACE Premium.

Effective Management Control means, in respect of the Company:

(a)	the ability to control the appointment of the majority of the Company’s board of directors; and

(b)	subject to any limitation in the constitutional documents of the Company as at the date of this Agreement, or at law, the ability to direct the affairs of the Company.

Enforcement Action means:

(a)	the acceleration of any part of the Facilities (or any other declaration that an amount under the Company Finance Documents is prematurely due and payable); or

(b)	the cancellation of any Commitments; or

(c)	the enforcement of any Security Interest created under the Security Documents; or

(d)	the taking of any legal or arbitration proceedings against an Obligor in connection with any Finance Document.

Environmental Approval means any authorisation required under any Environmental Law for the operation of the business of any Obligor conducted on or from properties owned or used by any Obligor.

Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

Environmental Law means any applicable law or regulation which relates to:

(a)	the pollution or protection of the environment;

(b)	the harm to or the protection of human health;

(c)	the conditions of the workplace; or

(d)	any emission or substance capable of causing harm to any living organism or the environment.

EONIA means the overnight average rate for Euros fixed for such day, as set forth on Reuters Screen EONIA Page or the successor to such page or in the absence of any such page, an alternative rate determined by the Lender as appropriate for such purpose.

EPC Contracts means the Danieli EPC Contract and the MinMetals EPC Contract.

EPC Contractors means MinMetals, Danieli or Danieli Germany, as the context requires.

EURIBOR means for a Term of any Facility B Loan or Facility C Loan or overdue amount denominated in Euro:

(a)	the applicable Screen Rate; or

(b)	if no Screen Rate is available for that Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates as supplied to the Lender at its request quoted by the Reference Banks to leading banks in the European interbank market (and the Lender is to notify the Company promptly in writing as soon as practicable of such arithmetic mean and its calculation having attached all supporting evidence in its possession, such as the bid rates notified to it by the Reference Banks), as of 11.00 a.m. (Brussels time) on the Rate Fixing Day for the offering of deposits in Euro for a period comparable to that Term, except in the case of a Term which is not equal to whole months, EURIBOR shall be determined by the Lender by means of linear interpolation with reference to the closest EURIBOR rates in accordance with normal banking practice.

Euro or EUR means the single currency of the Participating Member States.

Event of Default means an event or circumstance specified as such in Clause 20 (Default).

Excess Cashflow means, in relation to any Half-Year, the positive amount of Cashflow for that Half-Year, provided that there will be no Excess Cashflow in respect of a Half-Year if the Net Operating Cashflow for that Half-Year is a negative amount.

Export-Import Bank of China means the Export-Import Bank of China with its principal office at No. 30 Fu Xing Men Nei Street, Xi Cheng District, Beijing 100031, China.

Exporter Confirmation means a confirmation from Danieli and Danieli Germany in respect of a request for a Facility C Loan substantially in the form of Part 3 of Schedule 4 (Facility C Utilisation Procedures).

Exporter Declaration means a declaration from Danieli in respect of a request for a Facility B Loan substantially in the form of Part 4 of Schedule 3 (Facility B Utilisation Procedures).

Exposure Fee means a flat fee payable by the Company to the Lender in favour of GPB (OJSC) in order for GPB (OJSC) to secure terms and conditions for interbank fundraising in respect of loan tenors, interest rates and repayment schedules, taking into account country (sovereign) and commercial risks involved while obtaining financing under a related loan agreement with the Export-Import Bank of China.

Facility means Facility A, Facility B or Facility C.

Facility A means the term loan facility made available under this Agreement as described in paragraph (a) of Clause 2.1 (Facilities).

Facility A Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in Beijing, Moscow, London, Paris and New York.

Facility A Commitment means US$219,444,500 to the extent not cancelled, transferred or reduced under this Agreement.

Facility A Loan means a loan made or to be made under Facility A and identified as such in a Request or the principal amount outstanding for the time being of that loan.

Facility A Request means a request for a Facility A Loan substantially in the form of Part 2 of Schedule 2 (Facility A Utilisation Procedures).

Facility B means the term loan facility made available under this Agreement as described in paragraph (b) of Clause 2.1 (Facilities).

Facility B Commitment means EUR89,184,834.12 to the extent not cancelled, transferred or reduced under this Agreement.

Facility B Loan means a loan made or to be made under Facility B and identified as such in a Request or the principal amount outstanding for the time being of that loan.

Facility B Request means a request for a Facility B Loan substantially in the form of Part 2 of Schedule 3 (Facility B Utilisation Procedures).

Facility C means the term loan facility made available under this Agreement as described in paragraph (c) of Clause 2.1 (Facilities).

Facility C Commitment means EUR102,815,165.88 (including the amount of the Hermes Premium) to the extent not cancelled, transferred or reduced under this Agreement.

Facility C EPC Request means a request for a Facility C Loan substantially in the form of Part 2 of Schedule 4 (Facility C Utilisation Procedures).

Facility C Loan means a loan made or to be made under Facility C and identified as such in a Request or the principal amount outstanding for the time being of that loan.

Facility C Premium Request means a request for a Facility C Loan substantially in the form of Part 4 of Schedule 4 (Facility C Utilisation Procedures).

Facility C Request means a Facility C EPC Request or a Facility C Premium Request, as applicable.

Facility Office means the office(s) through which the Lender will perform its obligations under this Agreement.

Fee Letter means a letter or letters entered into by reference to this Agreement between the Company and one or more Finance Parties setting out the amount of certain fees in respect of the Finance Documents.

Final Maturity Date means:

(a)	in respect of Facility A, the Payment Date falling 72 months after the First Repayment Date for Facility A; and

(b)	in respect of Facility B and Facility C, the Payment Date falling 90 months after the First Repayment Date for that Facility.

Finance Document means:

(a)	this Agreement;

(b)	the Funded Participation Agreement;

(c)	the SACE Reimbursement Agreement;

(d)	a Security Document;

(e)	a Withdrawal Agreement;

(f)	a Lender Replacement Undertakings;

(g)	the Guarantee;

(h)	a Fee Letter; or

(i)	any other document designated as such by the Lender and the Company.

Finance Party means an Arranger, the Lender, any Participant, any ECA Agent, the Passport Bank, the Collection Account Bank and SACE.

Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances with financial institutions, other than (subject to paragraph (j) below) trade credits arising in the ordinary course of trading and which remain outstanding for 180 days or less;

(b)	any amount raised by acceptance under any acceptance credit facility;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with US GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for derecognition under US GAAP);

(f)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of termination or close-out of that derivative transaction, that amount) shall be taken into account);

(g)	any counterindemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument, excluding any given in respect of trade credit arising in the ordinary course of trading and which remains outstanding for 180 days or less, issued by a bank or financial institution;

(h)	any amount raised by the issue of redeemable shares which are redeemable before the latest Final Maturity Date;

(i)	any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into this agreement is to raise finance;

(j)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of borrowing; and

(k)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

Financial Quarter means each period of three calendar months ending on 31 March, 30 June, 30 September or 31 December.

Financial Statements (First Quarter) means the financial statements of the Guarantor in respect of the first Financial Quarter in each Financial Year.

Financial Statements (Third Quarter) means the financial statements of the Guarantor in respect of the third Financial Quarter in each Financial Year.

Financial Year means the annual accounting period of each of the Company and the Guarantor, as applicable, ending on 31 December in each year.

First Repayment Date means in respect of each Facility, the first Payment Date falling after the earlier of (a) the end of the Availability Period and (b) the Construction Completion Date.

Funded Participation Agreement means the agreement between the Lender, the ECA Agents, the Participation Agent, the Participants and SACE dated on or about the date of this Agreement and relating to the sub-participation of certain Commitments.

Germany means the Federal Republic of Germany.

Government means the government of the Russian Federation including, without limitation, any agency, authority, ministry, department or instrument or official of or in the Russian Federation.

GPB (OJSC) means Gazprombank (Open Joint-stock Company), a licensed bank organised under the laws of the Russian Federation.

Group means the Guarantor, the Company, all Affiliates of the Company and all Material Subsidiaries.

Guarantee means the guarantee to be issued by the Guarantor for the benefit of the Lender and SACE (as applicable) in the form of Schedule 10 (Form of Guarantee).

Guarantor means Mechel OAO, an open joint stock company organised and validly existing under the laws of the Russian Federation with a registered address at ul. Krasnoarmejskaja, 1, Moscow, 125993, Russian Federation and registration number 10377030112896.

Half-Year means each of:

(a)	the period commencing on 1 April and ending on 30 September (each a First Half Year); and

(b)	the period commencing on 1 October and ending on 31 March (each a Second Half Year).

Hermes means Euler Hermes Kreditversicherungs-AG, Hamburg, Germany acting on behalf of and for the account of Germany.

Hermes Agent means BNP Paribas S.A. acting as Hermes agent under the Funded Participation Agreement.

Hermes Eligible Goods means goods delivered by Danieli Germany to the Company under the Danieli EPC Contract acting as a nominated subcontractor of Danieli in conjunction with the construction of the Project that are within the limits and conditions eligible for financing as set forth in the Hermes Policy.

Hermes Policy means the insurance cover provided by the Federal Ministry for Economy and Technology on behalf of the Federal Republic of Germany through Hermes, as evidenced by the final confirmation of cover or the export credit insurance policy issued or to be issued by Hermes for the benefit of the relevant Finance Parties (and on the basis of Hermes’ terms and conditions) providing political and commercial cover for up to 95 per cent. of the principal and interest payable under Facility C.

Hermes Premium means all costs and fees (including insurance premium) payable in Euros to Hermes under the Hermes Policy in respect of the cover provided by Hermes under the Hermes Policy.

Holding Company of any other person, means a person in respect of which that other person is a Subsidiary.

Increased Cost means:

(a)	an additional or increased cost;

(b)	a reduction in the rate of return from a Facility or on the Finance Parties’ (or their Afiliate’s) overall capital; or

(c)	a reduction of an amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to a Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

Independent Appraiser means Bolary Independent Assessment Laboratory or such other independent appraiser as may be appointed by the Lender (for itself and as Participation Agent on behalf of the other Finance Parties) in consultation with the Company for the purposes of this Agreement.

Initial Release Date means the date determined in accordance with Schedule 8 (Initial Release Date).

Insolvency Proceedings means, in respect of any person, any corporate action, legal proceedings or other procedure or step taken in relation to:

(a)	the suspension of payments by it or a moratorium on any of its indebtedness;

(b)	its winding-up, bankruptcy, liquidation, dissolution, administration of reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise);

(c)	a composition, compromise, assignment or arrangement with any of its creditors as a result of its or its anticipated financial difficulties;

(d)	the appointment of a liquidator (other than, in the case of a person that is not an Obligor, in respect of a solvent liquidation of that person), receiver, administrator, administrative receiver, compulsory or interim manager or other similar officer in respect of it or any of its assets;

(e)	enforcement of any security over any of its assets, other than enforcement of any security over any of its assets where for all such enforcements of any security of any of its assets, such assets have an aggregate value (as set out in that Obligor’s most recent audited financial statements supplied to the Lender pursuant to Clause 16.1 (Financial statements) or Clause 6 (Information covenants) of the Guarantee (as applicable)) of less than EUR3,000,000 in respect of a Subsidiary or EURl0,000,000 in respect of an Obligor (or its equivalent in any other currency or currencies);

(f)	where it relates to a person incorporated in the Russian Federation, any other insolvency proceedings recognised by the Russian Federation Bankruptcy Law or extra-judicial liquidation or analogous act of any governmental, regulatory, or supervisory bodies in or of the Russian Federation; or

(g)	any analogous procedure or step in any applicable jurisdiction in respect of it,

but, in each case, excluding:

(i)	any step or procedure which is part of a Permitted Transaction or any other transaction permitted by the Finance Documents;

(ii)	any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within five days of commencement;

(iii)	any petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within five days of being presented and in any event prior to its hearing date; or

(iv)	a solvent liquidation or reorganisation of any member of the Group which is not an Obligor.

Insolvent means, in respect of any person, any of the following:

(a)	that person is unable, or admits inability, to pay its debts as they fall due or suspends making payments of its debts in general;

(b)	that person, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(c)	or the value of that person’s assets:

(i)	in the case of a person that prepares financial statements in accordance with the consolidated financial statements provided to the Lender under this Agreement, as calculated thereunder; and

(ii)	in the case of any other person, as calculated under generally acceptable accounting principles applicable in its jurisdiction of incorporation,

is less than its liabilities (taking into account contingent and prospective liabilities).

Intellectual Property means:

(a)	any patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, know-how and other intellectual property rights and interests, whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each member of the Group.

Italian Exporter Certificate means a certificate from Danieli in respect of a request for a Facility B Loan substantially in the form of Part 3 of Schedule 3 (Facility B Utilisation Procedures).

Italy means the Republic of Italy.

LCIA means the London Court of International Arbitration.

Lender Replacement Undertakings means:

(a)	the undertaking given by the Company to the Participants; and

(b)	the undertaking given by the Guarantor to the Participants,

on or about the date of this Agreement relating to the replacement of the Lender.

LIBOR means, for a Term of any Facility A Loan or overdue amount denominated in Dollars the rate determined by the Lender to be:

(a)	the rate shown on Reuters Screen LIBOR01 Page as being the rate per annum at which Dollar deposits are offered for a period equal to six months, irrespective of the duration of the respective Term, at or about 11.00 a.m. (London time) on the second London Banking Day before:

(i)	in relation to the first Term, the first Utilisation Date; and

(ii)	in relation to any Term other than the first Term, the first day of the respective Term,

for this purpose “Reuters Screen LIBOR01 Page” means the display designated as the page on the Reuters system or such other page as may replace that page on that system for the purpose of displaying offered rates for Dollar deposits; or

(b)	if at or about such time on any relevant day no rate appears on Reuters Screen LIBOR01 Page, the arithmetic mean (rounded up if necessary to the nearest integral multiple of 1/16 per cent.) of the respective rates notified to the Lender by each Reference Bank as being the rate per annum at which Dollar deposits in an amount comparable to such sum are offered to that Reference Bank for such period by prime banks in the London interbank market at or above 11.00 a.m. (London time) on the second London Banking Day before:

(i)	in relation to the first Term, the first Utilisation Date; and

(ii)	in relation to any Term other than the first Term, the first day of the respective Term,

and in each case the Lender is to notify the Company promptly in writing as soon as practicable of such arithmetic mean and its calculation having attached all supporting evidence in its possession, such as the bid rates notified to it by the Reference Banks.

LIBOR Overnight means, on any date, the London Inter Bank Offered Rate, that is the day to day rate at which Dollar is offered to prime banks on the London Inter Bank Market and published by the British Bankers Association (BBA) at 11:00 am (London time) on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Lender may specify another page or service displaying the appropriate rate.

Loan means a Facility A Loan, a Facility B Loan or a Facility C Loan.

London Banking Day means a Business Day on which Dollar deposits may be dealt in on the London interbank market.

LTV Ratio has the meaning given to it in Clause 17 (Required Project Values).

Mandatory Cost means the percentage rate per annum calculated by the Lender in accordance with Schedule 5 (Calculation of the Mandatory Cost).

Margin means:

(a)	for a Facility A Loan, 6.75 per cent. per annum up to (and including) the Construction Completion Date and 6.25 per cent. per annum thereafter;

(b)	for a Facility B Loan, 1.50 per cent. per annum; and

(c)	for a Facility C Loan, 1.60 per cent. per annum.

Material Adverse Effect means a material adverse effect on:

(a)	the business, operations or financial condition of any Obligor, any Material Subsidiary or the Group as a whole;

(b)	the ability of any Obligor to perform its obligations under any Finance Document;

(c)	the validity or enforceability of any Finance Document, or the effectiveness or ranking of any Security Interest granted or purported to be granted pursuant to, any Security Document; or

(d)	any right or remedy of the Lender in respect of a Finance Document.

Material Subsidiary means, at any time:

(a)	all Subsidiaries of the Guarantor that are at that time borrowers or guarantors under any Financial Indebtedness provided by, or guaranteed or insured by, SACE or Hermes;

(b)	all Subsidiaries of the Guarantor that are at that time borrowers or guarantors under any Financial Indebtedness provided by GPB (OJSC), UniCredit or its Affiliates or the Lender or its Affiliates; and

(c)	any Subsidiary of the Guarantor if the gross assets or the revenues of that Subsidiary at that time equal or exceed 10 per cent. of the gross assets or the consolidated revenues, respectively, of the Group.

For this purpose:

(i)	subject to paragraph (ii) below:

(A)	the contribution of a Subsidiary of the Guarantor will be determined from its financial statements which were consolidated into the latest audited consolidated financial statements of the Guarantor; and

(B)	the financial condition of the Group will be determined from the latest audited consolidated financial statements of the Guarantor;

(ii)	if a Subsidiary of the Guarantor becomes a member of the Group after the date on which the latest audited consolidated financial statements of the Guarantor were prepared:

(A)	the contribution of the Subsidiary will be determined from its latest financial statements; and

(B)	the financial condition of the Group will be determined from the latest audited consolidated financial statements of the Guarantor but adjusted to take into account any subsequent acquisition or disposal of a business or a company (including that Subsidiary);

(iii)	the contribution of a Subsidiary will, if it has Subsidiaries, be determined from its consolidated financial statements;

(iv)	if a Material Subsidiary which is only a Material Subsidiary under paragraph (c) above disposes of all or substantially all of its assets to another member of the Group, it will immediately cease to be a Material Subsidiary and the other member of the Group (if it is not the Company, the Guarantor or already a Material Subsidiary) will immediately become a Material Subsidiary;

(v)	a Subsidiary of the Guarantor (if it is not already a Material Subsidiary) will become a Material Subsidiary on completion of any other intra-Group transfer or reorganisation if it would have been a Material Subsidiary had the intra-Group transfer or reorganisation occurred on the date of the latest audited consolidated financial statements of the Guarantor; and

(vi)	except as specifically mentioned in paragraph (iv) above, a member of the Group will remain a Material Subsidiary until the next audited consolidated financial statements of the Guarantor show otherwise under paragraph (i) above.

If there is a dispute as to whether or not a member of the Group is a Material Subsidiary for the purposes of paragraph (c) above, a certificate of the auditors of the Guarantor will be, in the absence of manifest error, conclusive.

MinMetals means MinMetals Engineering Co., Ltd, a company incorporated under the laws of the People’s Republic of China having its registered office at R2011, Tengda Plaza, Xizhimenwai Street, Haidian Disctrict, Beijing 100044, P.R. China.

MinMetals EPC Contract means the EPC Contract No. 2008RU101C007XO/ 715y/08 for upgrading Rolling Mill No. 3 of the Company and subsequent installation of the universal mill on a Turn-Key Basis made on 29 October 2008 by and between the Company and MinMetals, as amended on 3 December 2008 by a supplemental agreement and on 18 March 2010 by a further supplemental agreement, for the total amount of US$ 307,944,600, including 18 per cent. VAT in the amount of US$46,974,600.

Mortgages means:

(a)	each mortgage agreement entered into on or about the date of this Agreement; and

(b)	each mortgage agreement entered into after the date of this Agreement,

between the Lender and the Company in respect of the mortgage of (i) buildings and constructions representing Rolling Mill No. 2 and Rolling Mill No. 3 and (ii) the Company’s rights to any relevant land plots.

Net Operating Cashflow means the amount calculated as follows:

(a)	in respect of the Half-Year immediately preceding each First Cash Reference Date:

X + (Y – Z)

where:

X	=	the amount stated in the line titled “Net Cash provided by Operating Activities” in the Financial Statements (First Quarter) delivered on that First Cash Reference Date;

Y	=	the amount stated in the line titled “Net Cash provided by Operating Activities” in the yearly consolidated financial statements of the Guarantor delivered in accordance the Guarantee) in respect of the Financial Year immediately preceding the Financial Year in which that First Cash Reference Date falls; and

Z	=	the amount stated in the line titled “Net Cash provided by Operating Activities” in the Financial Statements (Third Quarter) delivered in respect of the third Financial Quarter (and including the figures for the first two Financial Quarters) of the Financial Year immediately preceding the Financial Year in which that First Cash Reference Date falls; and

(b)	in respect of the Half-Year immediately preceding each Second Cash Reference Date:

X – Y

where:

X	=	the amount stated in the line titled “Net Cash provided by Operating Activities” in the Financial Statements (Third Quarter) delivered on that Second Cash Reference Date; and

Y	=	the amount stated in the line titled “Net Cash provided by Operating Activities” in the Financial Statements (First Quarter) delivered on the First Cash Reference Date that falls in the same Financial Year as that Second Cash Reference Date.

Obligor means the Company or the Guarantor.

Offtake Conditional Assignment means a Russian law assignment agreement to be entered into between the Company and the Lender under which the Company conditionally assigns its rights under the Offtake Contract in favour of the Lender.

Offtake Pledge of Rigths means a Russian law pledge of rights agreement to be entered into between the Company and the Lender under which the Company pledges its rights under the Offtake Contract in favour of the Lender.

Offtake Contract means the 2010-2030 Rail Products Supply Contract dated 13 November 2008 made between the Company and OJSC RZhD, as amended from time to time.

OJSC RZhD means Open Joint Stock Company Russian Railways.

Original Financial Statements means the audited financial statements prepared in accordance with RAS of the Company for the year ended 31 December 2009, audited consolidated financial statements prepared in accordance with US GAAP of the Guarantor for the year ended 31 December 2009 and unaudited financial statements prepared in accordance with RAS of the Guarantor for the year ended 31 December 2009.

Participant means a bank, financial institution or any other person who has sub-participated some of the Lenders’ participation in the Facilities under and in accordance with the Funded Participation Agreement including, as at date of this Agreement, UniCredit and GPB (OJSC).

Participating Member State means a member state of the European Communities that adopts or has adopted the euro as its lawful currency under the legislation of the European Community for Economic Monetary Union.

Participation Agent means BNP Paribas S.A. acting as participation agent under the Funded Participation Agreement on behalf and for account of the Participants.

Party means a party to this Agreement.

Passport Account means the Passport Dollar Account or the Passport Euro Account.

Passport Accounts Withdrawal Agreement means the withdrawal agreement dated on or about the date of this Agreement between the Lender, the Company and the Passport Bank.

Passport Bank means “BNP PARIBAS” ZAO.

Passport Euro Account means the Euro account number 40702978700000547004 of the Company opened and maintained with the Passport Bank.

Passport Dollar Account means the Dollar account number 40702840500000547002 of the Company opened and maintained with the Passport Bank.

Payment Dates means, in respect of principal and interest payable on a Loan, 21 January and 21 July in each calendar year.

Permitted Encumbrance means:

(a)	any existing Security Interest listed in Schedule 6 (Existing Security) provided that the principal amount secured by that existing Security Interest does not exceed the amount so secured on the signing date;

(b)	any Security Interest comprising a netting or set-off arrangement entered into by a member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(c)	any Security Interest arising by operation of law and in the ordinary course of trading and not as a result of any default or omission;

(d)	any Security Interest created under or pursuant to the Finance Documents;

(e)	any Security Interest created by a member of the Group (other than the Company) securing indebtedness the amount of which (when aggregated with the amount of any other indebtedness which has the benefit of a Security Interest not permitted under the preceding paragraphs) does not exceed 40 per cent. of the total assets of the Group as shown in the most recent consolidated financial statements of the Guarantor delivered to the Lender under the Guarantee;

(f)	any Security Interest created by the Company securing indebtedness the amount of which (when aggregated with the amount of any other indebtedness which has the benefit of a Security Interest created by the Company not permitted under the preceding paragraphs) does not exceed 40 per cent. of the total assets of the Company as shown in the most recent financial statements of the Company delivered to the Lender under this Agreement; and

(g)	any other Security Interest granted with the prior consent of the Finance Parties.

Permitted Transaction means:

(a)	an intra-Group reorganisation on a solvent basis; or

(b)	any other transaction agreed in advance by the Lender.

Pledges of Equipment means:

(a)	each pledge agreement entered into on or about the date of this Agreement; and

(b)	each pledge agreement or an amendment to an existing Pledge of Equipment entered into after the date of this Agreement,

between the Lender and the Company in respect of equipment located in Rolling Mill No. 2 and Rolling Mill No. 3.

Prepayment Fee Percentage means:

(a)	1.5 per cent. during the period from (and including) the last day of the Availability Period to (but excluding) the date falling two years thereafter;

(b)	0.75 per cent. during the period from (and including) the date falling two years after last day of the Availability Period to (but excluding) the date falling two years thereafter; and

(c)	0.25 per cent. thereafter.

Project means the upgrade of Rolling Mill No. 3 owned and operated by the Company and the subsequent installation of a rail-beam universal mill (Universal Mill) including:

(a)	the delivery of key components of the Universal Mill under the Danieli EPC Contract;

(b)	engineering, assembly and installation of general workshop equipment, installation of the base technological equipment of the mills, construction and installation and start-up works and cold tests under the EPC Contracts; and

(c)	the operation and maintenance of Rolling Mill No. 3 and the Universal Mill, and the production and sale of rails and other products produced by the mills (including under the Offtake Contract).

Project Documents means:

(a)	the EPC Contracts;

(b)	the Offtake Contract; and

(c)	all advance payment guarantees and performance bonds to be issued by the EPC Contractors, equipment manufacturers or banks in respect of the EPC Contracts.

RAS means Russian Accounting Standards, consistently applied.

Rate Fixing Day means:

(a)	in respect of Facility A:

(i)	in respect of the first Term for a relevant Loan, the second London Banking Day before the first Utilisation Date; and

(ii)	in respect of any Term other than the first Term for a relevant Loan, the second London Banking Day before the first day of the respective Term; and

(b)	in respect of Facility B and Facility C:

(i)	in respect of the first Term for a relevant Loan, the second TARGET Day before the first Utilisation Date; and

(ii)	in respect of any Term other than the first Term for a relevant Loan, the second TARGET Day before the first day of the respective Term,

or such other day as the Lender determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

Reference Banks means:

(a)	in respect of LIBOR, the most appropriate office of HSBC Bank Plc, J.P. Morgan Chase International Financing Ltd., Citibank International plc and Deutsche Bank AG and in the event that a rate from any of them is not available, any other bank or financial institution appointed by the Lender in consultation with GPB (OJSC); and

(b)	in respect of EURIBOR, the most appropriate office of HSBC Bank Plc, Deutsche Bank AG and Credit Agricole Corporate and Investment Bank and in the event that a rate from any of them is not available, any other bank or financial institution appointed as such by the Lender for the purposes of this Agreement.

Repayment Instalment means each scheduled instalment of principal for repayment of each of the Facilities.

Repeating Representations means at any time the representations and warranties which are then made or deemed to be repeated under Clause 15.35 (Times for making representations and warranties) or any other Finance Document.

Request means a Facility A Request, a Facility B Request or a Facility C Request.

Required LTV Ratio has the meaning given to it in Clause 17 (Required Project Values).

Rolling Mill No. 2 means a complex of buildings, structures, machines and mechanisms representing rolling mill No. 2 owned and operated by the Company and located on the land plot owned by the Company with cadastre number 74:36:0117002:59 and address at Chelyabinskaya region, Chelyabinsk, Russia, industrial area.

Rolling Mill No. 3 means a complex of buildings, structures, machines and mechanisms representing rolling mill No. 3 owned and operated by the Company and located on the land plot owned by the Company with cadastre number 74:36:0117002:59 and address at Chelyabinskaya region, Chelyabinsk, Russia, industrial area.

Rouble or RUR means the lawful currency for the time being of the Russian Federation.

Rules has the meaning given to it in Clause 35.1 (Arbitration).

Russian Bankruptcy Law means Federal Law of the Russian Federation No. 127-FZ “On Insolvency (Bankruptcy)” of 26 October 2002 (as amended).

Russian Companies Law means the Federal Law No. 208-FZ dated 26 December 1995 “On Joint Stock Companies” (as amended).

SACE means SACE S.p.A. Servizi Assicurativi Del Commercio Estero a company duly organised under the laws of Italy whose registered office is at Piazza Poli 37/42, 00187 Rome, Italy.

SACE Agent means UniCredit Corporate Banking S.p.A. acting as SACE agent under the Funded Participation Agreement.

SACE Eligible Goods and Services means goods delivered and services rendered by Danieli to the Company under the Danieli EPC Contract in conjunction with the construction of the Project that are within the limits and conditions eligible for financing as set forth in the SACE Policy.

SACE Policy means the insurance cover provided by SACE and as evidenced by the export credit insurance policy issued or to be issued by SACE for the benefit of the relevant Finance Parties providing political and commercial cover for up to 100 per cent. of the principal and part of the interest payable under Facility B.

SACE Premium means the insurance premium payable in Euros to SACE under the SACE Policy in respect of the cover provided by SACE under the SACE Policy.

SACE Reimbursement Agreement means a reimbursement agreement dated on or about the date of this Agreement entered into between, amongst others, the Company, the Lender, the SACE Agent and SACE.

Screen Rate means in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant currency and Term displayed on the appropriate page of the Reuters screen selected by the Lender. If the relevant page is replaced or the service ceases to be available, the Lender (after consultation with the Company) may specify another page or service displaying the appropriate rate.

Security Document means:

(a)	the Company Share Pledge;

(b)	a Mortgage;

(c)	a Pledge of Equipment;

(d)	the Offtake Pledge of Rights;

(e)	the Offtake Conditional Assignment;

(f)	any other document evidencing or creating security over any asset of an Obligor to secure any obligation of either Obligor to a Finance Party under the Finance Documents; or

(g)	any other document designated as such by the Lender and the Company.

Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

Sinosure means China Export and Credit Insurance Corporation.

Sinosure Policy means the insurance cover provided by Sinosure for the benefit of the Export-Import Bank of China under the loan agreement between the Export-Import Bank of China and GPB (OJSC).

Subsidiary means in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half of the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for the purpose of paragraph (a) above, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

TARGET Day means a day on which the Trans European Automated Real time Gross Settlement Express transfer payment system is open for the settlement of payment in Euro.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Tax Payment means a payment made by an Obligor in any way related to a Tax Deduction or under any indemnity given by that Obligor in respect of Tax under any Finance Document.

Technical Auditor means an independent technical auditor as may be appointed by the Lender (for itself and as Participation Agent on behalf of the other Finance Parties) in consultation with the Company for the purposes of this Agreement.

Term means each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.

Test Date has the meaning given to it in Clause 17 (Required Project Values).

UniCredit means UniCredit Corporate Banking S.p.A., a company incorporated under the laws of Italy, with registration number 03656170960 and its registered office at Via Garibaldi 1, 37121 Verona, Italy.

UniCredit Banking Group means the banking group enrolled in the Register of Banking Groups n. 3135.1.

US GAAP generally accepted accounting principles in the United States of America, consistently applied.

Utilisation Date means each date on which a Facility is utilised.

Utilisation Procedures means the procedures for the utilisation of a Facility set out:

(a)	in respect of Facility A, in Schedule 2 (Facility A Utilisation Procedures);

(b)	in respect of Facility B, in Schedule 3 (Facility B Utilisation Procedures); and

(c)	in respect of Facility C, in Schedule 4 (Facility C Utilisation Procedures).

VAT means any value added tax, goods and services tax or any Tax of a similar nature whether of the Russian Federation or elsewhere.

Withdrawal Agreement means the Passport Accounts Withdrawal Agreement or the Collection Account Withdrawal Agreement.

1.2	Construction

(a)	The following definitions have the meanings given to them in the Guarantee:

(i)	EBITDA; and

(ii)	Net Borrowings.

(b)	In this Agreement, unless the contrary intention appears, a reference to:

(i)	an amendment includes a supplement, novation, extension (whether of maturity or otherwise), restatement, re-enactment or replacement (however fundamental and whether or not more onerous) and amended will be construed accordingly;

(ii)	assets includes present and future properties, revenues and rights of every description;

(iii)	an authorisation includes an authorisation, consent, approval, resolution, permit, licence, exemption, filing or registration;

(iv)	disposal means a sale, transfer, assignment, grant, lease, licence, declaration of trust or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(v)	indebtedness includes any obligation (whether incurred as principal or as surety and whether present or future, actual or contingent) for the payment or repayment of money;

(vi)	customer due diligence requirements are to the identification checks that the Lender requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(vii)	a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, fund, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(viii)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ix)	a currency is a reference to the lawful currency for the time being of the relevant country;

(x)	a Default being outstanding means that it has not been remedied or waived;

(xi)	a provision of law is a reference to that provision as extended, applied, amended or re- enacted and includes any subordinate legislation;

(xii)	a Clause or a Schedule is a reference to a clause of, or a schedule to, this Agreement;

(xiii)	a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

(xiv)	the singular includes the plural and vice versa;

(xv)	a Finance Document or other document or security includes (without prejudice to any prohibition on amendments) any amendment to that Finance Document or other document or security, including any change in the purpose of, any extension for or any increase in the amount of a facility or any additional facility; and

(xvi)	a time of day is a reference to Paris time.

(c)	Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)	if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii)	if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)	notwithstanding subparagraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(d)	(i)	unless expressly provided to the contrary in a Finance Document and subject to subparagraph (ii) below, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and, unless expressly provided to the contrary in a Finance Document, no consent of any third party is required for any amendment (including any release or compromise of any liability) or termination of any Finance Document.

(ii)	Any Finance Party who is not party to this Agreement may enforce its rights under this Agreement under the Contracts (Rights of Third Parties) Act 1999.

(e)	Unless the contrary intention appears:

(i)	a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

(ii)	a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

(iii)	any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is, may be or is capable of becoming outstanding under the Finance Documents.

(f)	The headings in this Agreement do not affect its interpretation.

1.3	Russian terms

In this Agreement, where it relates to a person incorporated in the Russian Federation, a reference to:

(a)	an amalgamation, demerger, merger or reconstruction includes merger (sliyaniye obschestva), company accession (prisoedinyeniye obschestva), company division (razdelyeniye obschestva), company separation (vydelyeniye obschestva), company transformation (preobrazovaniye obschestva) or any other company reorganisation (reorganizatsiya obschestva) as these terms are defined under Russian law;

(b)	a person being unable to pay its debts includes a failure to:

(i)	discharge a claim of any creditor for the payment of money; or

(ii)	make any mandatory payment (obyazatelniye platezhi),

in each case within the relevant period specified in the Russian Bankruptcy Law;

(c)	a condition when that person suspends making payments includes if this suspension is due to neplatezhesposobnost of that person as that term is defined in the Russian Bankruptcy Law;

(d)	the value of its assets being less than its liabilities includes nedostatochnost imuschestva as that term is defined in the Russian Bankruptcy Law;

(e)	a composition, compromise, assignment or similar arrangement with any of its creditors includes rehabilitation (sanatsiya) as that term is defined under the Russian Bankruptcy Law;

(f)	a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer includes a temporary manager (vremenniy upravlayushiy), external manager (vneshniy upravlayushiy), administrative manager (administarativnuy upravlayushiy), bankruptcy manager (konkursniy upravlayushiy), liquidation commission (likvidatsionnaya komissiya) or likvidator as these terms are defined in the Russian Bankruptcy Law;

(g)	a winding-up, administration or dissolution includes supervision (nablyudeniye), external management (vneshneye upravleniye), financial rehabilitation (finansovoye ozdorovleniye), bankruptcy management (konkursnoye proizvodstvo), conclusion of a settlement agreement (mirovoye soglasheniye) or liquidation (likvidatsiya) as these terms are defined in the Russian Bankruptcy Law; and

(h)	an indemnity includes compensation for all costs, losses, damages, liabilities and expenses of any kind and to indemnify will be construed accordingly.

2.	FACILITIES

2.1	Facilities

Subject to the terms of this Agreement, the Lender makes available to the Company:

(a)	a term loan facility in an aggregate amount equal to the Facility A Commitment;

(b)	a term loan facility in an aggregate amount equal to the Facility B Commitment; and

(c)	a term loan facility in an aggregate amount equal to the Facility C Commitment.

2.2	ECA override

(a)	Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall oblige any relevant Finance Party to act (or omit to act) in a manner that is inconsistent with any requirement of Hermes or SACE under or in connection with an ECA Policy and, in particular:

(i)	the Lender shall be authorised to take all such actions as it may deem necessary (acting in consultation with the Hermes Agent or the SACE Agent, as applicable) to ensure that all requirements of Hermes and/or SACE under or in connection with the relevant ECA Policy are complied with; and

(ii)	a relevant Finance Party shall not be obliged to do anything if, in its opinion, to do so could (A) result in a breach of any requirements of Hermes (in respect of Facility C) or SACE (in respect of Facility B) under or in connection with an ECA Policy or (B) affect the validity or effectiveness of an ECA Policy.

(b)	Nothing in this Clause 2.2 shall affect the obligations of the Company.

(c)	If, in the opinion of the Lender (acting reasonably and in consultation with the Hermes Agent or the SACE Agent, as applicable), there are any terms of this Agreement that contradict or conflict with any provision of an ECA Policy such that compliance by a Finance Party with the terms of the relevant ECA Policy may result in a breach by the Lender of the terms of this Agreement, the Lender shall notify the other Parties. The Parties agree that the relevant terms of this Agreement will be amended or supplemented as necessary so that compliance by any Finance Party with the terms of the relevant ECA Policy will not result in a breach by the Lender of the terms of this Agreement, provided that such amendment shall not affect the rights or obligations of the Company without the prior written consent of the Company.

(d)	In the event of any conflict between the terms of this Agreement and an ECA Policy, as among that ECA and the relevant Finance Parties, the terms of the ECA Policy shall prevail.

2.3	Separate Agreement

The Company agrees and acknowledges that each ECA Policy is a separate arrangement and the Company shall not have any right or recourse against any Finance Party in respect of or arising by reason of any payment made by an ECA to any Finance Party pursuant to an ECA Policy.

2.4	Obligations and the ECA Policies

(a)

The Company agrees and acknowledges that its payment obligations to the Finance Parties under the Finance Documents (except for the SACE Reimbursement Agreement) shall in no way be affected by an ECA Policy. In case of any payment to any Finance Party pursuant to an ECA Policy, Hermes or SACE (as applicable) shall, in addition to any other rights which it may have under the relevant ECA Policy or otherwise, have full rights of recourse, in the case of Hermes, against the Company and in the case of SACE, against the Lender to its right of subrogation described in Clause 2.5 (Subrogation) and further in the case of SACE, rights to be indemnified by the Company under and in accordance with the SACE Reimbursement Agreement, provided that nothing in any Finance Document shall give Hermes or SACE the right to double-recovery.

(b)	The rights of recourse of each of Hermes and SACE shall in no way be affected by any dispute, claim or counterclaim whatsoever between the Company and the other Finance Parties, between the Company and an EPC Contractor, or between any other parties.

2.5	Subrogation

Upon payment by Hermes or SACE of amounts due and payable under this Agreement in accordance with the provisions of the relevant ECA Policy, Hermes or SACE (as applicable) shall have, in the case of Hermes, the right to be subrogated to the rights of the Lender against the Company in accordance with the Hermes Policy and in the case of SACE, the right to be subrogated to the rights of the relevant Participants against the Lender in accordance with the SACE Policy.

2.6	Funded Participation Agreement

(a)	The Lender has entered into the Funded Participation Agreement as a means of funding Facility A and Facility B (and is bound by its terms).

(b)	The Company acknowledges that:

(i)	pursuant to the Funded Participation Agreement, the Lender and the Participants or certain of them are collectively entitled to vote to direct the Lender in respect of certain consents or discretions which the Lender is entitled to exercise under and in accordance with the Company Finance Documents (including, without limitation, in respect of waivers, amendments and enforcement in respect of any Company Finance Document) (the Relevant Decisions), and the Lender will be bound by such instructions given to it under and in accordance with the Funded Participation Agreement irrespective of the interests and the wishes of the Obligors or the institutional position of the Lender on the relevant matter, provided that, in relation to any Relevant Decision (once taken), in accordance with the Funded Participation Agreement, as soon as reasonably practicable following request of the Company, the Lender will provide details to the Company of the Relevant Decision proposed, the identity of the respective creditors and the votes they have cast in respect of the Relevant Decision and the requisite majority required to approve such Relevant Decision, as well as confirmation of whether the Relevant Decision has passed;

(ii)	any decisions to be taken among the Participants and the Lender under the Company Finance Documents may take longer than would typically be the case under a conventional multilateral facility with Russian obligors;

(iii)	the voting procedures set out in the Funded Participation Agreement include provisions which require certain levels of majority and specific timeframes within which decisions among the Participants and the Lender are to be taken; and

(iv)	the Company (i) is not a party to the Funded Participation Agreement and will not be deemed to be party to any supplemental or collateral contract with the Participants reflecting some or all of the terms of the Funded Participation Agreement or otherwise entitled to rely upon any such terms and (ii) is not entitled to be consulted in respect of any matters arising under the Funded Participation Agreement, except to the extent expressly provided under the Company Finance Documents.

3.	PURPOSE

3.1	Loans

(a)	Each Facility A Loan may only be used for:

(i)	financing payments (excluding VAT) which are due and payable to MinMetals under and in accordance with the MinMetals EPC Contract; and

(ii)	reimbursing the Company in respect of any amounts already paid from other sources by the Company to MinMetals under the MinMetals EPC Contract and which would otherwise have been eligible for funding by the Lender under Facility A.

(b)	Each Facility B Loan may only be used for:

(i)	financing payments (excluding VAT) which are due and payable to Danieli under and in accordance with the Danieli EPC Contract; and

(ii)	reimbursing the Company in respect of any amounts already paid from other sources by the Company to Danieli under the Danieli EPC Contract and which would otherwise have been eligible for funding by the Lender under Facility B.

(c)	Each Facility C Loan may only be used for:

(i)	financing payments (excluding VAT) which are due and payable to Danieli for the account of Danieli Germany and/or directly to Danieli Germany under and in accordance with the Danieli EPC Contract;

(ii)	financing the Hermes Premium up to a maximum amount of EUR12,000,000 (excluding any amounts already paid by the Company to Hermes (through the Hermes Agent) in respect of the Hermes Premium);

(iii)	reimbursing the Company in respect of any amounts of the Hermes Premium already paid from other sources by the Company to Hermes (through the Hermes Agent) up to a maximum amount of EUR12,000,000 (excluding any amounts of the Hermes Premium financed by a Facility C Loan); and

(iv)	reimbursing, subject to the prior written consent of Hermes the Company in respect of any amounts already paid from other sources by the Company to Danieli for the account of Danieli Germany and/or directly to Danieli Germany under the Danieli EPC Contract and which would otherwise have been eligible for funding by the Lender under Facility C.

3.2	No obligation to monitor

The Lender is not bound to monitor or verify the utilisation of any Facility.

4.	CONDITIONS PRECEDENT

4.1	Conditions precedent documents

(a)	A Request may not be given until the Lender has notified the Company that it has received (or waived receipt of) all of the documents and evidence set out in Schedule 1 (Conditions Precedent Documents) in form and substance satisfactory to the Lender.

(b)	Subject to Clause 2.6 (Funded Participation Agreement), the Lender must give this notification to the Company within three Business Days upon being so satisfied.

4.2	Further conditions precedent

The obligations of the Lender to participate in any Loan are subject to the further conditions precedent set out in the relevant Utilisation Procedures.

5.	UTILISATION

The Company may utilise the Facilities in accordance with the relevant Utilisation Procedures.

6.	REPAYMENT

6.1	Repayments

(a)	The Company must repay the Loans in full by:

(i)	13 equal semi-annual instalments in respect of Facility A;

(ii)	16 equal semi-annual instalments in respect of Facility B; and

(iii)	16 equal semi-annual instalments in respect of Facility C.

(b)	The first Repayment Instalment for each Facility must be repaid on the First Repayment Date.

(c)	Each subsequent Repayment Instalment for each Facility must be repaid on each following Payment Date. The final Repayment Instalment for each Facility must be repaid on the relevant Final Maturity Date.

(d)	At the earlier of (i) the end of the Availability Period and (ii) the Construction Completion Date, the Lender shall provide the Company with a Repayment Schedule in respect of each Facility.

(e)	In respect of each Facility, not less than one calendar month before a Payment Date, the Lender shall notify the Company of the relevant Repayment Instalment and any accrued interest which will become due on the relevant Payment Date (each a Payment Demand).

6.2	Full Recourse

(a)	The Company’s obligations (including, without limitation, its payment obligations) under the Finance Documents are not:

(i)	subject to or dependent upon the execution or performance by an EPC Contractor or any other person of its obligations under any EPC Contract; or

(ii)	affected by the following:

(A)	any dispute under an EPC Contract or any claim which the Company or an EPC Contractor or any other person may have against, or consider that it has against, any person under an EPC Contract;

(B)	the insolvency or dissolution of an EPC Contractor;

(C)	an EPC Contractor being subject to an amalgamation, demerger, merger or reconstruction;

(D)	any unenforceability, illegality or invalidity of any obligation of any person under the EPC Contracts or any documents or agreements relating to an EPC Contract; or

(E)	the breach, frustration or non-fulfilment of any provision of an EPC Contract or any documents or agreements related thereto,

and the Company acknowledges that the foregoing is an essential condition of the Lender’s entry into this Agreement.

(b)	Without prejudice to the generality of paragraph (a) above, the Company agrees that it will not claim to be relieved of the performance of any of its obligations under the Finance Documents by reason of any failure, delay or default whatsoever on the part of an EPC Contractor or the Company in the performance of its obligations under any EPC Contract.

7.	PREPAYMENT AND CANCELLATION

7.1	Mandatory prepayment – illegality

(a)	The Lender must notify the Company promptly if it becomes aware that it is unlawful in any applicable jurisdiction for the Lender (or for any Participant) to perform any of its obligations under a Finance Document or to fund or maintain its share in any Facility (or its sub-participation in such Facility).

(b)	After notification under paragraph (a) above:

(i)	the Company must repay or prepay the Lender each Loan on the date specified in paragraph (c) below; and

(ii)	the Commitment will be immediately cancelled.

(c)	The date for repayment or prepayment of a Loan will be:

(i)	the last day of the current Term of that Loan; or

(ii)	if earlier, the date specified by the Lender in the notification under paragraph (a) above and which must not be earlier than the last day of any applicable grace period allowed by law.

7.2	Mandatory prepayment – change of control

(a)	For the purposes of this Clause:

a change of control occurs if any person or group of persons acting in concert gains control of the Company or of the Guarantor;

acting in concert means acting together pursuant to an agreement or understanding (whether formal or informal); and

control means the power to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise.

(b)	The Company must promptly notify the Lender if it becomes aware of any change of control.

(c)	After a change of control, the Lender may, by notice to the Company:

(i)	cancel the Commitment; and

(ii)	declare all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents, to be immediately due and payable.

Any such notice will take effect in accordance with its terms.

7.3	Voluntary prepayment

(a)	Except in respect of the Company’s exercise of its rights to prepay the Loans under Clause 17.3 (Additional Collateral), during the Availability Period, the Company may make a pro rata prepayment of the Loans with the prior written consent of the Lender.

(b)	The Company may, at any time after the end of the Availability Period but subject to giving not less than 45 calendar days’ prior written notice to the Lender, make a pro rata prepayment of the Loans.

(c)	A prepayment of part of a Loan must be in a minimum amount of US$10,000,000 in respect of a Facility A Loan or EUR10,000,000 in respect of a Facility B Loan or a Facility C Loan.

(d)	Any prepayment made under this Clause 7.3 will be applied against the remaining Repayment Instalments in inverse order of maturity.

7.4	Automatic cancellation

The Commitments will be automatically cancelled at the earlier of:

(a)	the close of business on the last day of the Availability Period; and

(b)	the close of business on the Construction Completion Date.

7.5	Voluntary cancellation

Cancellations of Commitments at the option of the Company are not permitted.

7.6	Right of repayment and cancellation

(a)	If the Company is, or will be, required to pay to the Lender:

(i)	a Tax Payment; or

(ii)	an Increased Cost,

the Company may, at any time after the end of the Availability Period while the requirement continues, give notice to the Lender requesting prepayment and cancellation.

(b)	After notification under paragraph (a) above:

(i)	the Company must repay or prepay each Loan made to it on the date specified in paragraph (c) below; and

(ii)	the Commitment will be immediately cancelled.

(c)	The date for repayment or prepayment of a Loan will be:

(i)	the last day of the current Term for that Loan; or

(ii)	if earlier, the date specified by the Company in its notification.

(d)	Any prepayment made in accordance with Clause 7.1 (Mandatory prepayment – illegality) or Clause 7.2 (Mandatory prepayment – change of control) must be made together with a prepayment fee calculated as an amount equal to the relevant Prepayment Fee Percentage of the Loans being prepaid.

7.7	No reborrowing

No amount of a Loan prepaid under this Agreement may subsequently be reborrowed.

7.8	Miscellaneous provisions

(a)	Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans.

(b)	All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs and any fee payable in accordance with paragraph (a) of Clause 7.3 (Voluntary prepayment) or paragraph (d) of Clause 7.6 (Right of repayment and cancellation).

(c)	No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(d)	No amount of the Commitment cancelled under this Agreement may subsequently be reinstated.

8.	INTEREST

8.1	Calculation of interest

(a)	The rate of interest on each Facility A Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

(i)	Margin; and

(ii)	LIBOR.

(b)	The rate of interest on each Facility B Loan and Facility C Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

(i)	Margin;

(ii)	EURIBOR; and

(iii)	Mandatory Cost.

8.2	Payment of interest

Except where it is provided to the contrary in this Agreement, the Company must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six-monthly intervals after the first day of that Term.

8.3	Default interest

(a)	If the Company fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Lender pay default interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b)	Default interest on an overdue amount is payable at a rate determined by the Lender to be 2 per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount.

(c)	Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable on a day which is not the last day of the Term relating to that Loan, then:

(i)	the first Term for that overdue amount will be the unexpired portion of that Term; and

(ii)	the rate of default interest on the overdue amount for that first Term will be 2 per cent. per annum higher than the interest rate calculated as a sum of the applicable Margin and EONIA (if the relevant unpaid amount is denominated in Euro) or LIBOR Overnight (if the relevant unpaid amount is denominated in Dollars).

After the expiry of the first Term for that overdue amount, the rate of default interest on the overdue amount will be calculated in accordance with paragraph (b) above.

(d)	Default interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

8.4	Notification of rates of interest

The Lender must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

9.	TERMS

9.1	Term

(a)	Each Loan has successive Terms. Each Term for a Loan will start on its Utilisation Date or on the expiry of its preceding Term.

(b)	Subject to the following provisions of this Clause, each Term for a Loan will end on the next following Payment Date, or such other date as the Company and the Lender may agree.

9.2	Consolidation – Loans

A Term for a Loan will end on the same day as the current Term for any other Loan made under the same Facility. On the last day of those Terms, those Loans will be consolidated and treated as one Loan.

9.3	No overrunning Repayment Instalments

If a Term would otherwise overrun the date for payment of a Repayment Instalment, it will be shortened so that it ends on such date.

9.4	Other adjustments

The Lender and the Company may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation of Loans.

9.5	Notification

The Lender must notify the Company of the duration of each Term promptly after ascertaining its duration.

10.	MARKET DISRUPTION

10.1	Market disruption

(a)	If the Lender determines that adequate and fair means do not exist for ascertaining LIBOR for a Facility A Loan or EURIBOR for a Facility B Loan or a Facility C Loan, it must promptly notify the Company.

(b)	After notification under paragraph (a) above, the rate of interest on the affected Loan for the relevant Term will be the aggregate of the applicable:

(i)	Margin;

(ii)	rate notified by the Lender to the Company as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to the relevant Finance Parties of funding the affected Loan from whatever source it may reasonably select; and

(iii)	Mandatory Cost.

10.2	Alternative basis

(a)	After receipt of any notification under this Clause, if the Lender or the Company so requires, the Company and the Lender must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan.

(b)	Any alternative basis agreed will be binding on each Party.

11.	TAXES

11.1	General

In this Clause:

Qualifying Lender means:

(a)	a Lender which is resident for tax purposes in the Russian Federation; or

(b)	a Treaty Lender.

Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).

Treaty Lender means in respect of the Company a Lender which:

(a)	is treated as resident of a Treaty State for the purposes of the Treaty; and

(b)	does not carry on a business in the Russian Federation through a permanent establishment with which that Lender’s participation in the Loan is effectively connected.

Treaty State means a jurisdiction having a double taxation agreement (a Treaty) with the Russian Federation which makes provision for full exemption from Tax imposed by the Russian Federation on interest.

11.2	Tax gross-up

(a)	The Company must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	If:

(i)	the Lender is not, or ceases to be, a Qualifying Lender; or

(ii)	the Company or the Lender is aware that the Company must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction),

it must promptly notify the other Parties.

(c)	Except as provided below, if a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	Except as provided below, the Company is not required to make an increased payment under paragraph (c) above for a Tax Deduction in respect of the tax imposed by the Russian Federation (i) if on the date on which the payment in respect of which the Tax Deduction is required falls due the payment could have been made to the Lender without a Tax Deduction if the Lender was, or had not ceased to be, a Qualifying Lender, but on that date the Lender is not, or has ceased to be, a Qualifying Lender in respect of the Company; or (ii) if the Company is able to demonstrate that the Tax Deduction would not have been required if the Lender had complied with its obligations under paragraph (h) below.

(e)	Paragraph (d) above will not apply if the Lender has ceased to be a Qualifying Lender in respect of the Company by reason of any change after the date it became the Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or concession of any relevant taxing authority.

(f)	If the Company is required to make a Tax Deduction, the Company must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(g)	Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Company must deliver to the Lender for the relevant Finance Party evidence satisfactory to the Lender (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(h)	A Treaty Lender and the Company must co-operate in completing any procedural formalities necessary for the Company to obtain authorisation to make that payment without a Tax Deduction (including, without limitation, a Treaty Lender providing a copy of the certificate issued by the competent taxing authority of the jurisdiction in which the relevant Lender’s Facility Office is located, within thirty (30) days after the date of this Agreement and thereafter, in the first month of each calendar year up to the last Final Maturity Date, confirming that the relevant Treaty Lender is a resident for tax purposes in that jurisdiction, duly apostilled.

11.3	Tax indemnity

(a)	Except as provided below, the Company must indemnify the Lender (for the benefit of the Finance Parties) against any documented loss or liability or cost which has been suffered (directly or indirectly) by a Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b)	Paragraph (a) above does not apply with respect to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(i)	that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)	that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by that Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c)	Paragraph (a) above does not apply to the extent a loss, liability or cost:

(i)	is compensated for by an increased payment under Clause 11.2 (Tax gross-up); or

(ii)	would have been compensated for by an increased payment under Clause 11.2 (Tax gross-up) but was not compensated solely because one of the exclusions in that Clause applied.

(d)	If a Finance Party makes, or intends to make, a claim under paragraph (a) above, it must promptly notify the Company of the event which will give, or has given, rise to the claim.

11.4	Tax Credit

If the Company makes a Tax Payment and the Lender (in its absolute discretion) determines that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)	it has obtained, used and retained that Tax Credit,

the Lender must pay an amount to the Company which the Lender determines (in its absolute discretion) will leave it (after that payment) in the same after-Tax position as it would have been if the Tax Payment had not been required to be made by the Company.

11.5	Stamp taxes

The Company must indemnify the Lender (on behalf of each Finance Party) against, and pay to the Lender any documented cost, loss or liability the Lender or any other Finance Party incurs in relation to all stamp duty, stamp duty land tax, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document.

11.6	Value added taxes

(a)	All amounts set out, or expressed to be payable under a Finance Document by any Party to the Lender which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is or becomes chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is chargeable on any supply made by the Lender to any Party under a Finance Document and the Lender is required to account for the VAT, that Party must pay to the Lender (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of the VAT (and the Lender must promptly provide an appropriate VAT invoice to that Party).

(b)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party must also at the same time reimburse and indemnify (as the case may be) that Finance Party against all VAT incurred by that Finance Party in respect of the costs or expenses but only to the extent that this Finance Party (reasonably) determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the VAT.

(c)	Any reference in this Clause to any Party will, at any time when that Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply, or (as appropriate) receiving the supply, under the grouping rules (as provided for in Article 11 of Council Directive 2006/112/EC or as implemented by a member state of the European Union).

(d)	If VAT is chargeable on any supply made by the Lender to any Party under a Finance Document and if reasonably requested by the Lender, the Party must promptly give the Lender details of its VAT registration number and any other information as is reasonably requested in connection with the Lender’s reporting requirements for the supply.

12.	INCREASED COSTS

12.1	Increased Costs

Except as provided below in this Clause, the Company must pay to the Lender the amount of any Increased Cost incurred by a Finance Party or any of its Affiliates as a result of:

(a)	the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation; or

(b)	compliance with any law or regulation made after the date of this Agreement.

12.2	Exceptions

The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

(a)	compensated for under another Clause or would have been but for an exception to that Clause;

(b)	attributable to the relevant Finance Party or its Affiliate wilfully failing to comply with any law or regulation; or

(c)	attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

12.3	Claims

(a)	The Lender must promptly (or in the case of a claim by another Finance Party, promptly upon receipt of the relevant information from that Finance Party) notify the Company of the circumstances giving rise to and the amount of the claim.

(b)	The Lender must, as soon as practicable after a demand by it, provide to the Company a certificate confirming the amount of any Increased Cost.

13.	MITIGATION

13.1	Mitigation

(a)	The Lender must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

(i)	any Tax Payment or Increased Cost being payable to the Lender to indemnify a Finance Party;

(ii)	the Lender being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; or

(iii)	any Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank,

including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of the Company under the Finance Documents.

(c)	The Company must indemnify the Lender (on behalf of each Finance Party) for all documented costs and expenses reasonably incurred by the Finance Parties as a result of any step taken by it under this Clause.

(d)	The Lender is not obliged to take any step under this Clause if, in its opinion (acting reasonably), to do so might be prejudicial to a Finance Party.

13.2	Conduct of business by the Finance Parties

No term of any Finance Document will:

(a)	interfere with the right of a Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)	oblige a Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

(c)	oblige a Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

14.	PAYMENTS

14.1	Place

Unless a Company Finance Document specifies that payments under it are to be made in another manner, all payments by a Party under a Company Finance Document must be made to the relevant Party to its account at such office or bank in New York for all payments in Dollars and in the principal financial centre of a Participating Member State or London for payments in Euros, as it may notify to the other Party for this purpose by not less than five Business Days’ prior notice.

14.2	Funds

Payments under the Company Finance Documents to the Lender must be made for value on the due date at such times and in such funds as the Lender may specify to the Party concerned as being customary at the time for the settlement of transactions in that currency in the place for payment.

14.3	Currency

(a)	Unless a Company Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Company Finance Documents is determined under this Clause.

(b)	Amounts payable in respect of Taxes, fees, costs and expenses are payable in the currency in which they are incurred or invoiced, as appropriate.

(c)	Each other amount payable under:

(i)	Facility A is payable in Dollars; and

(ii)	Facility B and Facility C is payable in Euros.

14.4	No set-off or counterclaim

All payments made by the Company under the Company Finance Documents must be calculated and made without (and free and clear of any deduction for) set-off or counterclaim.

14.5	Business Days

(a)	If a payment under the Company Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day.

(b)	During any extension of the due date for payment of any principal amount under this Agreement the relevant interest is payable on that principal at the rate payable on the original due date.

14.6	Partial payments

(a)	If the Lender receives a payment under the Company Finance Documents (whether in the ordinary course, as a result of Enforcement Action or otherwise) which is insufficient to discharge all the amounts then due and payable by the Obligors under the Company Finance Documents, the Lender must apply that payment towards the obligations of the Obligors under the Company Finance Documents in the following order:

(i)	first, in or towards payment of any amounts due and payable to the Lender or the Participation Agent under Clause 25 (Expenses);

(ii)	secondly, to the extent not discharged under paragraph (i) above, in or towards payment pro rata of any unpaid fees, costs and expenses of the Lender, the Participation Agent, either ECA Agent, the Passport Bank and the Collection Account Bank under those Company Finance Documents;

(iii)	thirdly , in or towards payment pro rata among all Facilities of any accrued interest fee or commission due but unpaid in respect of the Facilities under this Agreement and/or any Fee Letter;

(iv)	fourthly , in or towards payment pro rata among all Facilities of any principal due but unpaid in respect of the Facilities under this Agreement; and

(v)	fifthly, in or towards payment pro rata of any other sum due but unpaid under the Company Finance Documents.

(b)	This Clause 14.6 will override any appropriation made by the Company. The Lender may, in its discretion or pursuant to instructions received under the Funded Participation Agreement, vary the order set out in paragraph (a) above, without the consent of the Company and shall notify the Company of any variation.

14.7	Disruption to payment systems

(a)	If the Lender determines (in its discretion) that a Disruption Event has occurred or the Company notifies the Lender that a Disruption Event has occurred, the Lender may, and must if requested by the Company, enter into discussions with the Company for a period of not more than five days with a view to agreeing any changes to the operation or administration of the Facilities (changes) as the Lender may decide is necessary.

(b)	Any agreement between the Lender and the Company will be, (whether or not it is finally determined that a Disruption Event has occurred), binding on the Parties notwithstanding the provisions of Clause 26 (Amendments and Waivers).

(c)	The Lender accepts the discretions given to it by this Clause only on the basis that it will not be liable (either in contract or tort) for any damages, costs or losses of any kind which any Party may incur or sustain as a result of the Lender taking or not taking any action under this Clause.

14.8	Timing of payments

If a Company Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the Lender.

15.	REPRESENTATIONS AND WARRANTIES

15.1	Representations and warranties

The representations and warranties set out in this Clause are made by the Company to the Lender.

15.2	Status

(a)	It is an open joint stock company, duly incorporated and validly existing under the laws of the Russian Federation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

15.3	Powers and authority

(a)	It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

(b)	It has obtained all corporate approvals necessary under applicable Russian law in order to approve the execution of each of the Finance Documents including, without limitation, as an interested party transaction and/or as a major transaction pursuant to the Russian Companies Law, in accordance with the provisions of Russian law.

15.4	Binding Obligations

(a)	The obligations expressed to be assumed by it in each Finance Document to which it is a party are, subject to any general principles of law limiting its obligations and referred to in any legal opinion delivered under this Agreement, its legally binding, valid and enforceable obligations.

(b)	Each Finance Document to which it is a party is in the proper form for its enforcement in the jurisdiction of its incorporation.

15.5	Non-conflict

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not conflict with or contravene:

(a)	any law or regulation applicable to it;

(b)	its or any of its Subsidiaries’ constitutional documents; or

(c)	any document which is binding upon it or any of its Subsidiaries or any of its or its Subsidiaries’ assets.

15.6	No default

(a)	No Default is outstanding or will result from the entry into, or the performance of any transaction contemplated by, any Finance Document.

(b)	No other event or circumstance is outstanding which constitutes a default under any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries’ assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

15.7	Authorisations

Except for the registration of the Company Share Pledge and any Mortgage, all authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Company Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

15.8	Financial statements

(a)	The Original Financial Statements:

(i)	have been prepared in accordance with RAS (in the case of the Company) and US GAAP or RAS, as appropriate (in the case of the Guarantor), consistently applied; and

(ii)	fairly represent its financial condition and operations (consolidated, if applicable) during the relevant Financial Year.

(b)	There has been no material adverse change in its financial condition (in the case of the Company) and its consolidated financial condition (in the case of the Guarantor) since the date to which the latest audited financial statements were drawn up.

15.9	Litigation

Except for those proceedings disclosed on the website of the Guarantor (shown at http://mechel.com/media/for_investors/20f/form_20f.pdf) as at the date of this Agreement, no litigation, arbitration or administrative proceedings against an Obligor or a Material Subsidiary are current or, to its knowledge, pending or threatened, which exceed (in an aggregate amount) US$20,000,000 or which have or, if adversely determined, are reasonably likely to have, a Material Adverse Effect.

15.10	Information and Project Documents

(a)	All information supplied by it to the Lender in connection with the Finance Documents is true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)	No Obligor has omitted to supply any information which, if disclosed, might make the information supplied untrue or misleading in any material respect.

(c)	The Project Documents:

(i)	are true and accurate in all respects;

(ii)	truly represent the intention of the parties thereto;

(iii)	do not contain any misleading information; and

(iv)	are not subject to, and are not likely to become, subject to any claim or dispute.

15.11	Ownership of assets

Each Obligor has:

(a)	good title to, or freedom to use under any applicable laws, all of its assets necessary, customary or desirable to implement the Project or which are subject to a Security Interest in accordance with the Security Documents; and

(b)	good and marketable title to all the assets reflected in its latest audited financial statements,

in each case free from Security Interests (other than the Permitted Encumbrances), restrictions and onerous covenants.

15.12	Intellectual property rights

All permits, licences, trademarks, patents and agreements with respect to the usage of technology and other intellectual property necessary, customary or desirable for the Project have been obtained by the Company and are in full force and effect.

15.13	Shares subject to Security

All of the shares which are subject to a Security Interest under the Security Documents:

(a)	have been validly issued and are fully paid and all in-kind capital contributions by such shareholders have been made for full commercial value; and

(b)	are free from any options, warrants or instruments convertible into those shares or other agreements relating to the acquisition, transfer or appropriation of such shares, or any other restrictions on the provision or enforcement of a pledge over those shares.

15.14	Compliance with laws

Each member of the Group is in compliance in all respects with all laws to which it is subject where failure to do so would have or is reasonably likely to have a Material Adverse Effect.

15.15	Environmental matters

Each member of the Group:

(a)	complies with all Environmental Law;

(b)	has obtained, maintained, and ensures compliance with all requisite Environmental Approvals; and

(c)	has implemented procedures to monitor compliance with, and to prevent liability under, any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect or result in any liability for a Finance Party.

15.16	Compliance with tax laws

No Obligor or Material Subsidiary has any overdue tax liabilities other than:

(a)	those it is contesting in good faith by appropriate proceedings and in respect of which adequate reserves have been established (in the opinion of a firm of first-class international auditors); or

(b)	those which at any time do not exceed (in aggregate among all members of the Group) US$50,000,000 (provided that the difference between (i) such overdue tax liabilities and (ii) the amount (in aggregate among all members of the Group) of Taxes owing or reasonably expected to be repaid or refunded by the relevant tax authorities to any member of the Group, shall not exceed US$10,000,000) and are overdue for a period of not more than 90 days.

15.17	Pari passu ranking

The Obligors’ payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all of its other unsecured unsubordinated creditors, except for claims mandatorily preferred by laws applicable to companies generally.

15.18	Permitted Encumbrances

Other than Permitted Encumbrances, there are no Security Interests existing over the present or future properties, incomes, assets or revenues (including, without limitation, fixed assets, movable assets and shares) of any member of the Group.

15.19	Deduction of Taxes

All amounts payable by it under the Finance Documents to which it is a party may be made without any Tax Deduction.

15.20	Stamp duties

Except for the state registration fees payable in respect of the Mortgages, no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of any Finance Document to which it is a party.

15.21	Immunity

In any proceedings taken in the Russian Federation in relation to any Finance Document, it will not be entitled to claim immunity from suit, execution, attachment or other legal process.

15.22	Private and commercial acts

The entry by it into the Finance Documents to which it is or will be a party constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts done and performed for private and commercial purposes.

15.23	No adverse consequences

(a)	It is not necessary under the laws of its jurisdiction of incorporation:

(i)	in order to enable a Finance Party to enforce its rights under any Finance Document; or

(ii)	by reason of the entry into of any Finance Document or the performance by it of its obligations under any Finance Document,

that such Finance Party should be licensed, qualified or otherwise entitled to carry on business in its jurisdiction of incorporation.

(b)	No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its jurisdiction of incorporation by reason only of the entry into, performance and/or enforcement of any Finance Document.

15.24	Insolvency

(a)	Neither it nor any Material Subsidiary is Insolvent.

(b)	Neither it nor any Material Subsidiary has any reason to believe that any of them may, in the reasonably foreseeable future, become Insolvent.

15.25	No Insolvency Proceedings

(a)	Neither it (nor any Material Subsidiary) has taken any corporate action in relation to, or otherwise to commence, Insolvency Proceedings in respect of it (or any Material Subsidiary).

(b)	No other steps have been taken or legal proceedings been started or (to the best of its knowledge and belief, having made due enquiry) threatened in relation to Insolvency Proceedings in respect of it (or any Material Subsidiary).

(c)	Neither it (nor any Material Subsidiaries) has any reason to believe that Insolvency Proceedings might, in the reasonably foreseeable future, be commenced in respect of it.

15.26	No Creditors’ Process

(a)	No Creditors’ Process is affecting any asset of it (or of any of its Subsidiaries) or the ability of it (nor of any of its Subsidiaries) to deal with such assets.

(b)	Neither it (nor any of its Subsidiaries) has any reason to believe that any Creditors’ Process might be commenced or order issued in the reasonably foreseeable future in respect of it (or of any of its Subsidiaries) or any assets or revenues of it (or of any of its Subsidiaries).

15.27	Jurisdiction/governing law

(a)	In this Clause 15.27:

Relevant Jurisdiction means in relation to the Company:

(i)	its jurisdiction of incorporation;

(ii)	any jurisdiction where any asset subject to or intended to be subject to a Security Interest created under a Security Document is situated;

(iii)	any jurisdiction where it conducts its business; and

(iv)	the jurisdiction whose laws govern the perfection of any Security Interest intended to be created under a Security Document by it.

(b)	Subject to any general principles of law referred to in any legal opinion delivered under this Agreement, its:

(i)	irrevocable submission under the Finance Documents to which it is a party to the jurisdiction of the courts of the jurisdiction stated to be the governing law of that Finance Document;

(ii)	agreement that each Finance Document to which it is a party is governed by the law stated to be the governing law of that Finance Document;

(iii)	agreement not to claim any immunity to which it or its assets may be entitled; and

(iv)	agreement to arbitration under the Finance Documents contemplating arbitration to which it is a party,

are legal, valid and binding under the laws of its Relevant Jurisdiction.

(c)	Any judgment obtained in the jurisdiction, or arbitration award obtained from the relevant tribunal, to which it submits under each Finance Document to which it is a party, will be recognised and be enforceable by the courts of its Relevant Jurisdiction save to the extent stated otherwise in any legal opinion delivered under this Agreement.

15.28	Consent of the Federal Anti-monopoly Service

It is not necessary to notify, or obtain consent from, the Federal Anti-monopoly Service of the Russian Federation in respect of the enforcement of the Company Share Pledge, except in circumstances where:

(a)	the party acquiring shares in the Company or any member of its group already owns more than 5 per cent. of shares in the Company; and/or

(b)	following the date of this Agreement, applicable Russian legislation is introduced or amended whereby a notification to, or a consent from the Federal Anti-monopoly Service of the Russian Federation is required for the enforcement of the Company Share Pledge.

15.29	UK establishment

No Obligor has registered a United Kingdom establishment or place of business with the Registrar of Companies under the Overseas Companies Regulations 2009 or Part 23 of the Companies Act 1985.

15.30	Information

(a)	All written information supplied by or on behalf of an Obligor to the Finance Parties in connection with the Finance Documents (including the documents and certificates specified in Schedule 1 (Conditions Precedent Documents)) was true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)	The financial projections supplied by or on behalf of an Obligor to the Finance Parties in connection with the Finance Documents have been prepared as at their date, on the basis of the most recent historical information and assumptions believed by the Company to be fair and reasonable.

(c)	It has not omitted to supply any information which, if disclosed, would make the information supplied by it untrue or misleading in any material respect.

(d)	As at the date of this Agreement, nothing has occurred since the date of any information supplied by or on behalf of an Obligor to the Finance Parties which, if disclosed, would make the information supplied by it untrue or misleading in any material respect.

15.31	Source of funding

Other than payments to be financed under this Agreement, the Company has sufficient funding sources to make other payments under the EPC Contracts and the ECA Policies when due.

15.32	Group structure

As at the date of this Agreement, the Group structure reflecting the Guarantor’s shareholding in all members of the Group (including all Material Subsidiaries) as set out in Schedule 9 (Group Structure Chart) is true and accurate in all material respects.

15.33	No improper gifts

No improper gifts or payments have been made or received by any member of the Group for the purpose of influencing public officials.

15.34	Improper acts

No member of the Group is involved in any illegal activities in relation to drugs, terrorism, money laundering or similar activities.

15.35	Times for making representations and warranties

(a)	The representations and warranties set out in this Clause are made by the Company on the date of this Agreement.

(b)	Unless a representation and warranty is expressed to be given at a specific date, each representation and warranty is deemed to be repeated by the Company on the date of each Request and the first day of each Term.

(c)	When a representation and warranty is repeated, it is applied to the circumstances existing at the time of repetition.

16.	INFORMATION COVENANTS

16.1	Financial statements

(a)	The Company must supply to the Lender, for the benefit of the Finance Parties:

(i)	the Company’s audited financial statements prepared in accordance with RAS for each of its Financial Years;

(ii)	the Company’s unaudited financial statements prepared in accordance with RAS for each of its Financial Years; and

(iii)	the Company’s interim unaudited financial statements prepared in accordance with RAS for each of the first three quarters of each of its Financial Years.

(b)	All financial statements must be supplied as soon as they are available and:

(i)	in the case of audited financial statements prepared in accordance with RAS for a Financial Year, within 180 days;

(ii)	in the case of unaudited financial statements prepared in accordance with RAS for a Financial Year, within 100 days; and

(iii)	in the case of quarterly financial statements prepared in accordance with RAS, within 40 days,

of the end of the relevant financial period.

16.2	Form of financial statements

(a)	The Company must ensure that each set of financial statements supplied under this Agreement fairly represents the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up.

(b)	The audited financial statements of the Company provided to the Lender under this Agreement must be audited by a firm of auditors acceptable to the Lender.

(c)	The Company must notify the Lender of any change to the manner in which its audited consolidated financial statements are prepared.

(d)	If requested by the Lender, the Company must supply to the Lender, for the benefit of the Finance Parties:

(i)	a full description of any change notified under paragraph (c) above; and

(ii)	sufficient information to enable it to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to Lender under this Agreement.

(e)	If requested by the Lender, the Company must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Company and the Lender in the same position as they would have been in if the change had not happened.

(f)	If no agreement is reached under paragraph (e) above on the required amendments to this Agreement, the Company must ensure that its auditors certify those amendments; the certificate of the auditors will be, in the absence of manifest error, binding on each of the Parties.

(g)	The Company must supply with each set of its financial statements another set of its financial statements prepared on the same basis as the Original Financial Statements.

16.3	Information – miscellaneous

The Company must supply to the Lender, for the benefit of the Finance Parties:

(a)	prior to the Construction Completion Date, with quarterly reports prepared by the Company on the Project implementation progress evidencing, inter alia, progress of equipment supplies, erection operations and tests, performance benchmarks, the estimated Construction Completion Date (including a detailed explanation of any forecast delay in the Construction Completion Date), the total costs incurred up to that date in relation to the Project, a detailed breakdown and explanation of any cost overrun in respect of the Project and the Company’s remaining costs until the Construction Completion Date;

(b)	not later than within 90 days following the commencement of each Financial Year its annual budget in a monthly layout consisting of four pro forma statements: a profit and loss statement, a cashflow statement, a balance sheet and an investment budget;

(c)	within 30 days following the end of each financial quarter, a report on the actually performed quarterly budget of the Company and the Guarantor, showing adjustments to the following year’s pro forma budget;

(d)	promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings in an aggregate amount exceeding US$20,000,000 against any member of the Group which are current, threatened or pending;

(e)

with information on any claims, judgments, awards or administrative rulings rendered against the Company or the Guarantor (whether in the monetary form or otherwise) in an aggregate amount exceeding 7 per cent. of the Company’s gross asset value or 5 per cent. of the Guarantor’s gross asset value, respectively, as of the most recent reporting date, which might adversely affect the ability of the Company or the Guarantor to perform their respective obligations under the Finance Documents;

(f)	with copies of statements of claim under, or amendments to, any insurance policy taken out in respect of the Project;

(g)	notification of any breach of, or amendment (other than amendments of an administrative nature) to, the Project Documents during the period of implementation of the Project (including any relevant documents relating to such breach or amendment);

(h)	quarterly, within 10 Business Days following the end of each financial quarter, with bank statements confirming the proceeds credited to all current accounts of the Company for the previous quarter and the debt balance in bank accounts of the Company as of the last day of the previous quarter;

(i)	quarterly, within 10 Business Days following the end of each financial quarter, with a certificate confirming the existence or absence of card index no. 2 in respect of any current account of the Company relating to the existence of any default including, without limitation, in respect of tax on the Company’s account;

(j)	copies of all documents despatched by it to its shareholders (or any class of them) or its creditors generally or any class of them at the same time as they are despatched;

(k)	promptly on request, a list of the then current Subsidiaries; and

(1)	promptly on request, such further information regarding the financial condition, business and operations of any member of the Group as the Lender may reasonably request.

16.4	Notification of Default

(a)	The Company must notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)	Promptly on request by the Lender, the Company must supply to the Lender a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

16.5	Year-end

The Company must not change its Financial Year-end.

16.6	Customer due diligence requirements

The Company must promptly on the request of the Lender supply to the Lender any documentation or other evidence which is reasonably requested by the Lender (whether for itself or on behalf of the other Finance Parties or any prospective new Finance Party) to enable the relevant Finance Party or any prospective new Finance Party to carry out and be satisfied with the results of all applicable customer due diligence requirements.

16.7	Information to Finance Parties

The Company must promptly on request of any Finance Party supply directly to that Finance Party any documentation or information which the Obligor is obliged to supply to the Lender under this Clause 16 (and supply a copy of such documentation or information to the Lender).

17.	REQUIRED PROJECT VALUES

17.1	Definitions

In this Clause 17:

Additional Collateral means Security Interests created in favour of the Lender over additional fixed assets, equipment or shares of an Obligor (or such other assets as may be acceptable to the Lender) which were not previously the subject of Security Interests created under the Security Documents, which the relevant Obligor creates by:

(a)	entering into additional security documents in form and substance satisfactory to the Lender in respect of those additional assets;

(b)	designating the documents under which such Security Interests are created as Security Documents for the purpose of this Agreement; and

(c)	taking such other steps as the Lender may require to register, perfect, maintain, protect and preserve such additional Security Interests.

Collateral Value means, subject to Clause 17.2(b), the market value of the assets subject to Security Interests created under the Security Documents (excluding the Offtake Pledge of Rights and the Offtake Conditional Assignment) as determined by the Independent Appraiser based on an assessment acceptable in form and substance to the Lender.

LTV Ratio means, at any time, the ratio of (a) the aggregate of the total principal amount outstanding of the Loans and all accrued but unpaid interest under this Agreement to (b) the Collateral Value.

Required LTV Ratio means, in respect of any Test Date, the ratio set out in the column entitled “Required LTV Ratio” in the table in Schedule 7 (Required LTV Ratio) in respect of that Test Date.

Test Date means each date set out in the column entitled “Test Date” in the table in Schedule 7 (Required LTV Ratio).

17.2	Required LTV Ratio

(a)	Subject to Clause 17.3 (Additional Collateral), the Company must ensure that, on each Test Date, the LTV Ratio is no less than the Required LTV Ratio.

(b)	On and from the Initial Release Date, the Company may request the Lender to include the assets subject to Security Interest created under the Offtake Pledge of Rights and the Offtake Conditional Assignment (for the avoidance of doubt, no double counting is to be applied) in the calculation of the Collateral Value, as determined by the Independent Appraiser based on an assessment acceptable in form and substance to the Lender.

17.3	Additional Collateral

If on any Test Date the LTV Ratio is less than the Required LTV Ratio, then the Company must within 25 Business Days of that Test Date:

(a)	provide Additional Collateral; or

(b)	prepay the Loans in accordance with Clause 7.3 (Voluntary prepayment),

such that, after taking such action, the LTV Ratio is not less than the Required LTV Ratio for the immediately preceding Test Date.

18.	GENERAL COVENANTS

18.1	General

(a)	The Company agrees to be bound by the covenants set out in this Clause 18 relating to it and, where the covenant is expressed to apply to any other member of the Group, the Company must ensure that its relevant Subsidiaries perform that covenant.

(b)	The covenants set out in this Clause 18 shall remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents.

18.2	Authorisations

(a)	The Company must promptly:

(i)	obtain, comply and do all that is necessary to maintain in full force and effect; and

(ii)	supply certified copies to the Lender,

of any authorisation required under any law or regulation to enable it to carry out its business, perform its obligations under any Finance Document to which it is or may be a party and to ensure the legality, validity, enforceability or admissibility in evidence in Russia and England of any Finance Document to which it is a party.

(b)	Without prejudice to paragraph (a) above, the Company must ensure that all construction permissions and authorisations necessary for implementation of the Project and all other consents, permits and authorisations which the Company is required to obtain in order to operate and maintain the Project have been or will be duly granted and are in full force and effect by no later than the time that the Company is required to obtain them.

18.3	Compliance with laws

Each member of the Group must comply in all respects with all laws to which it is subject where failure to do so has or is reasonably likely to have a Material Adverse Effect.

18.4	Pari passu ranking

The Company must ensure that all of its payment obligations under the Finance Documents at all times rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations which are mandatorily preferred solely by the laws of the Russian Federation applying to companies generally (and only to the extent of that mandatory preference).

18.5	Negative pledge

(a)	Except as provided below, no member of the Group may create or permit to exist any Security Interest over all or any of its present or future properties, incomes, assets or revenues (including, without limitation, fixed assets, movable assets and shares).

(b)	No member of the Group may:

(i)	sell, transfer or otherwise dispose of any of its present or future assets on terms where it is or may be leased to or re-acquired or acquired by a member of the Group; or

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms, or

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Permitted Encumbrance.

(d)	The Company may not create or permit to exist:

(i)	any Security Interest over its receivables under the Offtake Contract;

(ii)	any Security Interest over its main technological or other equipment supplied under any of the EPC Contracts; or

(iii)	any Security Interest over any existing or newly constructed buildings and structures, as constructed following the completion of the Project, and any related land plots,

in each case, other than pursuant to the Security Documents.

18.6	Disposals

(a)	Except as provided below, no Obligor or Material Subsidiary may, either in a single transaction or in a series of transactions whether related or not and whether voluntary or involuntary, sell, lease, transfer or otherwise dispose of all or any part of its present or future assets.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)	made in the ordinary course of trading of the disposing entity;

(ii)	of assets which have been replaced by other assets superior as to type, value and quality;

(iii)	by way of public offer of 25 per cent. or less of the issued share capital of any Subsidiary of the Guarantor (provided for the avoidance of doubt that the Guarantor remains, directly or indirectly, the owner of not less than 75 per cent. of the issued share capital of such Subsidiary); or

(iv)

made during any calendar year, where the higher of the consideration receivable or the book value of the assets (when aggregated with the higher of the consideration receivable or book value of the assets for any sale, lease, transfer or other disposal not allowed under the preceding sub-paragraphs) does not exceed, when aggregated with all other sales, leases, transfers or other disposals made during the same year, 20 per cent. of the Group’s total fixed assets (as calculated by reference to the Guarantor’s consolidated annual financial statements prepared in accordance with US GAAP and delivered to the Lender under the Guarantee).

18.7	Financial Indebtedness

The Company must ensure that no member of the Group incurs or permits to be outstanding any Financial Indebtedness if, as a result of doing so, any of the Obligors would not be in compliance with the provisions of Clause 7 (Financial Covenants) of the Guarantee.

18.8	Change of business

The Company must ensure that no substantial change is made to the general nature of its business or the business of the Group from that carried on at the date of this Agreement.

18.9	Mergers

The Company may not enter into any amalgamation, demerger, merger or reconstruction except under a Permitted Transaction.

18.10	Acquisitions

(a)	Except as provided below, no member of the Group may acquire any business, shares or other ownership interests in any other person.

(b)	Paragraph (a) above does not apply to an acquisition by a member of the Group where:

(i)	the total amount of the purchase price of that acquisition when aggregated with the total amount of each other acquisition made by members of the Group does not exceed, during any subsequent Financial Year after the Financial Year ending 31 December 2010, US$25,000,000 (or its equivalent in another currency or currencies); or

(ii)	the total amount of that acquisition is fully funded by Available Excess Cashflow calculated on the basis of the then most recently delivered Compliance Certificate available on the closing date of that acquisition, and, in each case, provided that no Default is continuing on the closing date for that acquisition or would occur as a result of that acquisition.

18.11	No Dividends and Share Redemptions

(a)	The Company must not and must procure that each other member of the Group does not, without the prior written consent of the Lender:

(i)	pay, make or declare any dividend or other distribution, other than a Permitted Dividend; or

(ii)	redeem, repurchase, defease, retire or repay any shares in any member of the Group, or resolve to do so.

(b)	For the purpose of paragraph (a) above:

Permitted Dividends means any dividends declared by the Guarantor after 1 June 2010 or paid by the Guarantor after the 17 July 2010, provided that:

(i)	in the then most recently delivered Compliance Certificate, the Guarantor confirms that the ratio of Net Borrowings to EBITDA for the then most recently ended Relevant Period does not exceed 3.0:1.0; or

(ii)	payment of such dividends is fully funded by Available Excess Cashflow calculated on the basis of the then most recently delivered Compliance Certificate,

and provided that no Default is continuing on the date of such payment or would occur as a result of that payment.

18.12	Loans and guarantees

(a)	The Company shall not (and shall ensure that no member of the Group will):

(i)	make any loan, or provide any form of credit or financial accommodation, to any person; or

(ii)	give or issue any guarantee, indemnity, bond or letter of credit to or for the benefit of, or in respect of liabilities or obligations of, any other person or voluntarily assume any liability (whether actual or contingent) of any other person.

(b)	Paragraph (a) above does not apply to each of the following:

(i)	any intra-Group loans and credits; and

(ii)	any loans to a person which is not a member of the Group or any form of guarantee, suretyship, indemnity or similar undertaking in respect of the Financial Indebtedness of that person, in either case on commercially reasonable terms and for a commercially reasonable purpose, in each case, in the ordinary course of its business and provided that the provision of such loan, guarantee, suretyship, indemnity or similar undertaking:

(A)	has been duly authorised by the necessary corporate resolutions;

(B)	would not have a Material Adverse Effect; and

(C)	would not cause any of the covenants set out in Clause 7 (Financial Covenants) of the Guarantee to be breached.

18.13	Environmental matters

(a)	The Company must ensure that it is, and has been, in compliance with all Environmental Law and Environmental Approvals applicable to it, where failure to do so has or is reasonably likely to have a Material Adverse Effect or result in any liability for the Lender.

(b)	The Company must, promptly upon becoming aware, notify the Lender of:

(i)	any Environmental Claim current, or to its knowledge, pending or threatened; or

(ii)	any circumstances reasonably likely to result in an Environmental Claim,

which, if substantiated, is reasonably likely to either have a Material Adverse Effect or result in any liability for a Finance Party.

18.14	Insurance

(a)	The Company must (and shall ensure that each Material Subsidiary must) insure its business and assets with insurance companies to such an extent and against such risks as companies located in the same jurisdiction of the relevant Obligor or Material Subsidiary, as applicable engaged in a similar business normally insure and as required by applicable laws.

(b)	The Company must insure the assets which are the subject of the Security Interests under the Security Documents (other than the Company Share Pledge, the Offtake Pledge of Rights and the Offtake Conditional Assignment) with insurance companies and upon terms and conditions acceptable to the Lender no later than 90 days after the date the relevant Security Document becomes effective.

(c)	The Company must procure that each EPC Contractor arranges insurance against:

(i)	all risks of loss and damage of (A) all works performed by and equipment installed by such EPC Contractor in respect of the Project, (B) all equipment and materials supplied by that EPC Contractor in respect of the Project, and (C) all construction works performed by that EPC Contractor under the EPC Contracts; and

(ii)	third party liability for any harm caused to individuals or property in the course of performance by that EPC Contractor of the relevant EPC Contract,

in each case with insurance companies and upon terms and conditions acceptable to the Lender, to be agreed with the Company in writing in advance.

18.15	Payment of Taxes

(a)	The Company must (and shall procure that each Material Subsidiary will) duly pay all Taxes due and payable by it, other than:

(i)	those it is contesting in good faith by appropriate proceedings and in respect of which adequate reserves (in the opinion of a firm of first-class international auditors) have been established; or

(ii)	those which at any time do not exceed (in aggregate among all members of the Group) US$50,000,000 (provided that the difference between (A) such overdue tax liabilities and (B) the amount (in aggregate among all members of the Group) of Taxes owing or reasonably expected to be repaid or refunded by the relevant tax authorities to any member of the Group, shall not exceed US$10,000,000) and are overdue for a period of not more than 90 days.

(b)	The Company must (and shall procure that each Material Subsidiary will) file all of its Tax returns and other supporting documents within the time limits specified by applicable law.

(c)	The Company must prevent any tax arrears exceeding three months other than those contested in accordance with the provisions of paragraph (a) above.

18.16	Asset maintenance

The Company shall have and maintain good and marketable title to or valid leases or licences of all assets necessary to develop, maintain and operate the Project.

18.17	Conduct of business

The Company must ensure that it:

(a)	complies at all times with good industry practice in any jurisdiction where it conducts its business and operations and implements the Project;

(b)	maintains all assets and equipment which are needed in connection with its business, operations and implementation of the Project in good repair, working order and condition, free from claims of third parties and takes all such steps as are required to maintain ownership rights in its assets; and

(c)	keeps and maintains up-to-date in accordance with good business practice and all applicable laws all proper accounts, books, records and other files in relation to its business, operations and implementation of the Project.

18.18	Access to premises and records

The Company must allow representatives of the Finance Parties and Hermes to have access to its industrial, warehousing, administrative and other premises and any records, audit accounts, books of pledges and registers of equipment that may be required to enable them to monitor the implementation of the Project, where:

(a)	the relevant Finance Party or Hermes has, directly or through the Lender, requested such access no less than two Business Days in advance; and

(b)	any visit to the relevant premises takes place during normal business hours on a Business Day,

unless a Default is outstanding, in which case the relevant Finance Party or Hermes will have the right to have access to any premises and records of an Obligor without notice and at any time which that Finance Party or Hermes considers appropriate in the circumstances.

18.19	Project

The Company must:

(a)	ensure the punctual development, operation and maintenance of the Project;

(b)	promptly notify the Lender and the Technical Auditor of any event that may entail a delay of more than 90 days (from the date specified in the Project Documents) in the Construction Completion Date, and of any actions that the Company and the Guarantor take or propose to take in respect of such delay;

(c)	keep the Project equipment in good repair, ensure due mending, maintenance and operation of the Project equipment and provide to the Lender, for the benefit of the Finance Parties, the annual reports on the status of the Project equipment, in form and substance satisfactory to the Lender;

(d)	maintain the register of Project equipment, in form and substance acceptable to the Lender, and provide extracts from such register to the Lender, for the benefit of the Finance Parties, together with the annual reports referred to in paragraph (c) above or otherwise, upon request of the Lender;

(e)	use the proceeds of the Facilities strictly for financing or reimbursing the due payments under the EPC Contracts and the Hermes Premium in accordance with the provision of this Agreement;

(f)	keep proper accounts for construction and installation operations and maintain due records and accounts reflecting all financial and business operations relating to the implementation of the Project; and

(g)	maintain the pledge book, register any Security Interest created under the Security Documents in such pledge book and, upon request of the Lender, provide to the Lender, for the benefit of the Finance Parties, up-to-date and complete extracts from such pledge book.

18.20	Project Documents

The Company must:

(a)	ensure that each Project Document is in form and substance satisfactory to the Lender and, where this is not the case, shall ensure that the relevant Project Document is promptly amended accordingly;

(b)	duly and punctually perform all of its obligations under each Project Document;

(c)	not permit or agree to the waiver of its rights under any Project Document;

(d)	not permit or agree to the cancellation, suspension, termination, revocation, amendment or variation of any Project Document (other than an amendment or variation which is minor and technical in nature) without the prior approval of the Lender;

(e)	notify the Lender of the exercise any right of set-off or counterclaim under any Project Document and provide information to the Lender of the relevant provision in the Project Document and any other documentation or information as the Lender may reasonably request; and

(f)	take such other action as the Lender may reasonably require to ensure that each Project Document remains in full force and effect, is legal, valid and binding on the parties to that Project Document, and is enforceable in accordance with its terms.

18.21	Technical Auditor and Independent Appraiser

(a)	The Company must co-operate with the Technical Auditor and the Independent Appraiser and provide all necessary documentation and access to the premises of the Company that may be reasonably required by the Technical Auditor and the Independent Appraiser for the purpose of verification of the technical completion of the Project, the valuation of the assets subject to the Security Documents and such other work as may be required to be performed by them for the purpose of the Finance Documents.

(b)	The Company shall procure that the Independent Appraiser provides a report to the Company, addressed to the Finance Parties, setting out the value of the assets subject to Security Interests under the Security Documents (other than the Offtake Pledge of Rights, the Offtake Conditional Assignment and the Company Share Pledge):

(i)	in respect of each such asset, promptly upon such asset becoming subject to such Security Interests; and

(ii)	in respect of all such assets, annually on each anniversary of the date of this Agreement.

18.22	Company Accounts

(a)	The Company must open, maintain and operate the Company Accounts in accordance with Clause 19 (Accounts) and the Withdrawal Agreements.

(b)	The Company must ensure that, from the Initial Release Date, revenues equal to at least the Rouble equivalent (calculated at the rate of exchange of the Central Bank of the Russian Federation established on the date of calculation) of US$20,000,000 are credited to the Collection Account in each calendar month.

(c)	The Company must ensure that all payments by OJSC RZhD under the Offtake Contract are made to the Collection Account.

18.23	Transaction Passport and Passport Bank

(a)	The Company must take such action as may be necessary for the transaction passports to be opened by the Passport Bank in relation to the EPC Contracts and this Agreement, and it must not transfer (other than in the event of the reorganisation of the Passport Bank, the revocation of the banking licence of the Passport Bank or otherwise in accordance with the Finance Documents) or close those transaction passports (or attempt or agree to do the same), except in accordance with the terms of this Agreement.

(b)	The Company shall comply in all respects with applicable currency control laws and regulations to which it may be subject in connection with the entry into, and performance of its obligations under, the EPC Contracts and/or the Company Finance Documents and shall, inter alia, timely submit to the Passport Bank such documents and other information as may be required from time to time under Instruction 117-I of the Central Bank dated 15 June 2004 (as amended) and applicable currency control laws and regulations for the purpose of the receipt and making of payments under the EPC Contracts, this Agreement and other Company Finance Documents, in accordance with the procedure described therein and in form and substance satisfactory to the Passport Bank.

18.24	Transactions on an arm’s length basis

The Company shall (and shall ensure that the Material Subsidiaries) enter into all transactions on arm’s length terms.

18.25	Intellectual Property

Each member of the Group shall:

(a)	obtain, preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Group member;

(b)	use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

(c)	make registrations and pay all registration fees and taxes necessary to maintain its Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(d)	not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property; and

(e)	not discontinue the use of the Intellectual Property,

except where the failure to observe or comply could not reasonably be expected to have a Material Adverse Effect.

18.26	Further Assurances

The Company shall from time to time upon the request of the Lender promptly, at its own expense, execute and deliver any and all such further instruments and documents as the Lender may reasonably request for the purpose of the Finance Parties obtaining the full benefit of the Finance Documents and of the rights and powers granted under them.

18.27	Initial Release Date and Construction Completion Date

(a)	The Lender will, at the cost and expense of the Company, take all steps reasonably required to release the Security Interests created by the Company Share Pledge and certain Additional Collateral as soon as reasonably practicable after the Initial Release Date.

(b)	The Company will notify the Lender promptly upon the occurrence of Construction Completion Date.

18.28	Conditions Subsequent

The Company must ensure that:

(a)	the construction permissions referred to in paragraph (b) of Clause 18.2 (Authorisations) are granted by no later than 30 November 2010;

(b)	the registration of the Mortgages provided under paragraph 13(f) of Schedule 1 (Conditions Precedent Documents) with the relevant Russian state authorities are completed and an extract from the Immoveable Property Register is provided to the Lender evidencing that:

(i)	each Mortgage is registered; and

(ii)	there are no Security Interests (other than the Mortgages) nor other adverse claims affecting the property and the land plots that are the subject of the Mortgages,

by no later than 15 December 2010 or such later date as otherwise reasonably required and agreed between the Parties;

(c)	the Offtake Pledge of Rights and the Offtake Conditional Assignment (in form and substance satisfactory to the Lender) are entered into and perfected by no later than the date falling nine months after the date of this Agreement, including provision of notices of pledge and assignment of rights to, and, where applicable, receipt of an acknowledgement by, OJSC RZhD;

(d)	the Collection Account Withdrawal Agreement is provided in accordance with paragraph (b) of Clause 19.1 (Maintenance of Accounts);

(e)	an amendment to the Offtake Contract, in form and substance satisfactory to the Lender, reflecting the agreed Project timeline (including delivery of rails before 1 January 2012 or such later date as otherwise agreed between the Parties) is duly executed by the parties thereto within nine months of the date of this Agreement;

(f)	it enters into new Mortgages or any amendment to existing Mortgages, as applicable over newly constructed buildings and structures in respect of the Project and ensures the registration of such Mortgages with the relevant Russian state authorities, in each case, as soon as reasonably practicable after the completion of the construction of such buildings and structures and in any event on or before 1 May 2012; and

(g)	it enters into new Pledges of Equipment or any amendment to existing Pledges of Equipment in respect of the equipment to be acquired by the Company under the EPC Contracts as soon as reasonably practicable after such equipment is acquired.

19.	ACCOUNTS

19.1	Maintenance of Accounts

(a)	The Company must promptly open the Passport Accounts with the Passport Bank in accordance with applicable Russian law and the internal rules of the Passport Bank, and maintain these bank accounts with the Passport Bank at all times.

(b)	The Company must, no later than two months after the date of this Agreement:

(i)	open the Collection Account with the Collection Account Bank in accordance with applicable Russian law and the internal rules of the Collection Account Bank, and thereafter (subject to Clause 19.4 (Replacement of the Collection Account Bank) maintain this bank account with the Collection Account Bank at all times; and

(ii)	enter into the Collection Account Withdrawal Agreement with the Lender and the Collection Account Bank, in form and substance satisfactory to the Lender.

(c)	The Company must ensure that each of the Passport Accounts and the Collection Account is free from any Security Interest at all times (except as provided under the Finance Documents).

19.2	Right of withdrawal

(a)	If a Default is outstanding, the Lender may withdraw funds from the Passport Accounts upon presentation of a payment demand (platezhnyie trebovaniya, oplachivayemyie bez aktsepta) to the Passport Bank in accordance with the Passport Accounts Withdrawal Agreement.

(b)	If any amount is due and payable by the Company under the Finance Documents and that amount remains outstanding, the Lender may withdraw funds from the Collection Account upon presentation of a payment demand (platezhnoe trebovanie, oplachivaemoe bez aksepta) to the Collection Account Bank and convert those funds into Dollars or Euro, as necessary, for application against the outstanding amount in accordance with the Collection Account Withdrawal Agreement.

(c)	The Company must give and maintain:

(i)	an irrevocable authority in favour of the Lender to withdraw moneys from the Company Accounts as contemplated by each Withdrawal Agreement;

(ii)	irrevocable instructions to the Passport Bank or the Collection Account Bank, as appropriate, as may be required by the Lender while a Default is outstanding for:

(A)	the transfer of funds from one Company Account to another;

(B)	the conversion from one currency to another currency of moneys standing to the credit of any Company Account; and

(C)	the transfer of funds from any Company Account to the Lender’s accounts,

in each case in form and substance satisfactory to the Passport Bank or the Collection Account Bank, as appropriate; and

(iii)	any other authorisation, instructions or document as may be required by the Lender, the Passport Bank or the Collection Account Bank in order to operate the Company Accounts in accordance with this Clause 19.

(d)	Without prejudice to the provisions of this Clause 19.2, if the Company fails to deliver any payment and conversion instructions referred to in this Agreement this will not prejudice the authority of the Passport Bank or the Collection Account Bank, as appropriate, to perform the relevant transfer and will not affect the validity of that transfer.

19.3	Disclosure of information

The Company must give any authorisation or instructions to the Passport Bank and the Collection Account Bank as may be required by applicable law so that the Passport Bank or the Collection Account Bank may:

(a)	forward to the Lender the original or a copy of any document which is material in relation to the Company Accounts; and

(b)	disclose, to the Lender on its request, any information concerning the Company Accounts in accordance with the Finance Documents or as the Lender may reasonably require.

19.4	Replacement of the Collection Account Bank

If, at any time after the date falling six months before the Final Maturity Date for Facility A, the Lender (acting on instructions under the Funded Participation Agreement) requires the replacement of the Collection Account Bank with another bank nominated by the Lender for this purpose, the Company agrees that it will at its expense in respect of documented costs:

(a)	open a new account with such bank (which will, upon being so opened, become the Collection Account for all purposes under this Agreement);

(b)	enter into a new withdrawal agreement with the Lender and such bank, in form and substance satisfactory to the Lender (which will, upon being entered into, become the Collection Account Withdrawal Agreement for all purposes under this Agreement); and

(c)	enter into such other documents as the Lender may require to put the Lender, the new Collection Account Bank and the Company in the same position as they were in prior to such replacement.

20.	DEFAULT

20.1	Events of Default

Each of the events or circumstances set out in this Clause 20 (other than Clause 20.25 (Acceleration)) is an Event of Default.

20.2	Non-payment

An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the non-payment:

(a)	is caused by technical or administrative error or a Disruption Event; and

(b)	is remedied within three Business Days of the due date.

20.3	Breach of other obligations

(a)	An Obligor does not comply with any term of Clause (7) (Financial Covenants) of the Guarantee, Clause 17 (Required Project Values), Clause 18 (General Covenants) or Clause (8) (General Covenants) of the Guarantee; or

(b)	an Obligor does not comply with any term of the Finance Documents (other than any term referred to in Clause 20.2 (Non-payment) or in paragraph (a) above), unless the non-compliance:

(i)	is capable of remedy; and

(ii)	is remedied within 14 days of the earlier of the Lender giving notice of the failure to comply to the Company and any Obligor becoming aware of the non-compliance.

20.4	Misrepresentation

A representation or warranty made or deemed to be repeated by an Obligor in any Finance Document or in any document delivered by or on behalf of any Obligor under any Finance Document is incorrect or misleading in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation or breach of warranty:

(a)	are capable of remedy; and

(b)	are remedied within 14 days of the earlier of the Lender giving notice of the misrepresentation or breach of warranty to the Company and any Obligor becoming aware of the misrepresentation or breach of warranty.

20.5	Cross-default

(a)	Any of the following occurs in respect of a member of the Group:

(i)	any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

(ii)	any of its Financial Indebtedness:

(A)	becomes prematurely due and payable;

(B)	is placed on demand; or

(C)	is capable of being declared by or on behalf of a creditor to be prematurely due and payable or of being placed on demand,

in each case, as a result of an event of default or any provision having a similar effect (howsoever described); or

(iii)	any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default or any provision having a similar effect (howsoever described),

unless the aggregate amount of Financial Indebtedness falling within all or any of sub-paragraphs (i) to (iii) above is less than US$20,000,000 or its equivalent.

(b)	Any Financial Indebtedness of any member of the Group under any other facility provided by BNP Paribas S.A. or GPB (OJSC) (or any of their Affiliates) or ZAO UniCredit, UniCredit Bank AG, UniCredit Bank Austria AG, UniCredit or any other legal entity belonging to the UniCredit Banking Group, or which is insured or guaranteed by SACE or Hermes, is not paid when due (after the expiry of any originally applicable grace period), unless the aggregate amount of such Financial Indebtedness is less than US$1,000,000 or its equivalent.

20.6	Insolvency

Any of the following occurs in respect of a member of the Group:

(a)	it is, or is deemed for the purposes of any applicable law to be, unable to pay its debts as they fall due or insolvent;

(b)	it admits its inability to pay its debts as they fall due;

(c)	it suspends making payments on any of its debts or announces an intention to do so;

(d)	by reason of actual or anticipated financial difficulties, it begins negotiations with any creditor for the rescheduling or restructuring of any of its indebtedness;

(e)	the value of its assets is less than its liabilities (taking into account contingent and prospective liabilities);

(f)	any of its indebtedness is subject to a moratorium; or

(g)	any other event occurs that either obligates or provides a right to any person to petition for its winding-up, administration or dissolution with a court or any registrar, irrespective of whether that court or registrar does not commence such proceedings.

20.7	Insolvency proceedings

An Insolvency Proceeding occurs in respect of a member of the Group.

20.8	Creditors’ process

Any Creditors’ Process affects any assets of a member of the Group, and is not discharged within 14 days.

20.9	Mergers

An Obligor enters into any amalgamation, demerger, merger or reconstruction, except under a Permitted Transaction.

20.10	Cessation of business and Project

(a)	An Obligor or Material Subsidiary ceases, or threatens to cease, to carry on the Group’s business generally as carried on at the date of this Agreement except:

(i)	as part of a Permitted Transaction; or

(ii)	as a result of any disposal allowed under this Agreement.

(b)	The Company ceases to develop or operate the Project.

(c)	Any EPC Contract is cancelled without the prior written consent of the Finance Parties and Hermes.

20.11	Effectiveness of Documents

(a)	It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents and the Project Documents to which it is a party.

(b)	Any Finance Document, Project Document, any ECA Policy and/or the Sinosure insurance policy issued in respect of the Finance Documents is ineffective, illegal, terminated, avoided or suspended in accordance with its terms or is alleged by an Obligor to be ineffective, illegal, terminated, avoided or suspended in accordance with its terms for any reason.

(c)	A Security Document does not create a Security Interest it purports to create.

(d)	An Obligor repudiates a Finance Document or a Project Document, or evidences an intention to repudiate a Finance Document or a Project Document.

(e)	Any payment instruction given to the Passport Bank in accordance with the Utilisation Procedures is revoked, rescinded or otherwise ceases to be in full force and effect.

20.12	Project Documents

(a)	Except as permitted under this Agreement, any Project Document is amended or supplemented without the prior written consent of the Lender and such amendment or supplement, in the Lender’s opinion, is reasonably likely to have a Material Adverse Effect.

(b)	Any party to a Project Document does not comply with any term of the Project Documents when such non-compliance is likely, in the Lender’s opinion, to have a Material Adverse Effect, unless the non-compliance:

(i)	is capable of remedy; and

(ii)	is remedied within 14 days of the due date.

20.13	Change of Ownership

The Guarantor ceases to own and control (directly or indirectly) at least 51 per cent. of the Company’s shares and related rights.

20.14	Change of Management

The Guarantor ceases to retain and exercise the Effective Management Control of the Company.

20.15	Material adverse change

Any event or series of events occurs which, in the opinion of the Lender, has or is reasonably likely to have or will have a Material Adverse Effect.

20.16	Failure to comply with judgment

The Company, the Guarantor or any Material Subsidiary fails to comply with, or pay any sum due from it under, any judgment, decree or order made or given by any court of competent jurisdiction in an amount which is greater than or equal to:

(a)	US$10,000,000 (or the equivalent thereof) in respect of the Company, the Guarantor or any Material Subsidiary; or

(b)	US$25,000,000 (or the equivalent thereof) when aggregated with all other such unpaid judgments, decrees and/or orders,

except where the payment of any sum due under any judgment, decree or order made or given by any court of competent jurisdiction is not made solely due to technical difficulties with the banking system in relation to the electronic transmission of funds, and such payment is made within five Business Days of the due date therefore.

20.17	Litigation

Except for those proceedings disclosed on the website of the Guarantor (shown at http://mechel.com/media/for_investors/20f/form 20f.pdf) as at the date of this Agreement, any litigation, arbitration or administrative proceedings against any member of the Group are current, pending or threatened, which exceed (in an aggregate amount) US$20,000,000 or which have or, if adversely determined, are reasonably likely to have a Material Adverse Effect.

20.18	Political and economic risk

The political or economic situation in the Russian Federation deteriorates or an act of war or hostilities, invasion, armed conflict or act of a foreign enemy, revolution, insurrection or insurgency occurs in, or involves, the Russian Federation, or any of the foregoing events threatens to occur.

20.19	Expropriation

At any time after the date of this Agreement, by or under the authority of any government or governmental agency:

(a)	all or any part, of the assets of the Group or an Obligor or Material Subsidiary (the book value of which is 20 per cent. or more of the book value of the assets of the relevant Obligor or Material Subsidiary) are seized, nationalised, expropriated or compulsorily acquired (provided those assets are located in the Russian Federation and/or the government or governmental agency involved is a government or governmental agency of the Russian Federation);

(b)	the management board, board of directors (or an equivalent body) (as applicable) of an Obligor or a Material Subsidiary is wholly or partially displaced or the authority of an Obligor or a Material Subsidiary as to the conduct of a material portion of its business is wholly or partially curtailed; or

(c)	an Obligor or a Material Subsidiary is otherwise deprived of, or prevented from exercising, ownership or control of its business, assets or rights and such action has or is reasonably likely to have a Material Adverse Effect.

20.20	Moratorium

A moratorium or similar arrangement is established by the Government or any other relevant government or governmental agency on the payment of interest or repayment of principal on international debts of Russian borrowers generally or any class of borrower into which any member of the Group falls.

20.21	Foreign Exchange Controls

The Government takes any action that, in the opinion of the Lender:

(a)	prohibits any of the transactions contemplated under the Finance Documents or the Project Documents; or

(b)	imposes any reserve requirement on the flow of funds to the Finance Parties or the EPC Contractors.

20.22	Convertibility events

Any action or omission of the Government occurs or legislation is enacted in the Russian Federation which, in the opinion of the Lender:

(a)	has or would have the direct or indirect effect of limiting, restricting or interfering with:

(i)	the convertibility of Roubles into Dollars or Euros for the purpose of servicing Financial Indebtedness (including without limitation intra-group loans) or paying dividends or making distributions; or

(ii)	the transfer of Dollars or Euros from the Russian Federation to other countries (including, without limitation, by way of any delays, increased costs or discriminatory rates of exchange) for the purposes of servicing Financial Indebtedness (including without limitation intra-group loans) or paying dividends or making distributions; or

(b)	results or would result in the unavailability of Dollars or Euros (for the purpose of servicing Financial Indebtedness) in the interbank foreign exchange market located in the Russian Federation in accordance with normal commercial practice existing as at the date of this Agreement.

20.23	Audit qualification

Any qualification is made by the auditors reviewing and certifying any audited financial statements of any Obligor delivered.

20.24	Payments to social funds

Any Obligor is in breach of its obligations to make contributions to any social funds and compulsory medical insurance programmes or other similar charges payable to or imposed by the Government, in each case where such breach is reasonably likely to have a Material Adverse Effect.

20.25	Acceleration

If an Event of Default is outstanding, the Lender may, by notice to the Company:

(a)	cancel all or any part of the Commitments; and/or

(b)	declare that all or part of any amounts outstanding under the Finance Documents are:

(i)	immediately due and payable; and/or

(ii)	payable on demand by the Lender.

Any notice given under this Clause 20.25 will take effect in accordance with its terms.

21.	EVIDENCE AND CALCULATIONS

21.1	Accounts

Accounts maintained by the Lender or a Finance Party in connection with a Finance Document are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

21.2	Certificates and determinations

Any certification or determination by the Lender of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

21.3	Calculations

Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360.

22.	ECA PREMIUM

22.1	Hermes Premium

(a)	Upon receipt from the Hermes Agent of an invoice detailing the amount and the date of payment (if relevant) of such Hermes Premium, the Company must:

(i)	submit to the Lender a valid Facility C Request for direct payment of the Hermes Premium to the Lender for payment to the Hermes Agent for onward payment to Hermes and the proceeds requested in such Facility C Request are subsequently paid to Hermes in accordance with Schedule 4 Part 4;

(ii)	pay all or part of the Hermes Premium to the Lender for payment to the Hermes Agent for onward payment to Hermes and submit a valid Facility C Request for a reimbursement to the Company of the Hermes Premium in accordance with Schedule 4 Part 4 (each such payment in Clauses 22.1(a)(i) and (ii) being a Request Premium Payment); or

(iii)	pay all or part of Hermes Premium to the Lender for payment to the Hermes Agent for onward payment to Hermes (such payment a Cash Premium Payment).

(b)	If any part of the Hermes Premium is paid or payable by any Finance Party to Hermes directly and other than in accordance with the procedure set out in this Clause 22.1, the Company shall indemnify the Lender (on behalf of such Finance Party) for any such amounts or obligations and shall pay the same to the Lender upon demand.

22.2	Refund of Hermes Premium

If Hermes, in its absolute discretion, determines that a refund of the Hermes Premium is applicable to Facility C, then the Lender shall, promptly upon receipt of such refund (net of any fee, charge or other amount deducted from that refund by Hermes) from the Hermes Agent:

(a)	in respect of a Request Premium Payment, apply such amount on a several basis against any outstanding aggregate Facility C Loans; or

(b)	in respect of a Cash Premium Payment, pay such amount directly to the Company.

22.3	SACE Premium

(a)	The Company must pay any SACE Premium to the Lender, for onward payment to SACE, promptly upon receipt of an invoice from the Lender detailing the amount of such SACE Premium and the SACE account where the SACE Premium must be paid, as prescribed in the request of the SACE Agent to the Lender.

(b)	If any part of the SACE Premium is paid or payable by any Finance Party to SACE directly and other than in accordance with the procedure set out in this Clause 22.3, the Company shall indemnify the Lender (on behalf of such Finance Party) for any such amounts or obligations and shall pay the same to the Lender upon demand.

22.4	Exposure Fee

(a)	The Company must pay any Exposure Fee to the Lender, for onward payment to GPB (OJSC) promptly upon receipt of an invoice from the Lender detailing the amount of such Exposure Fee.

(b)	If any part of the Exposure Fee is incurred by GPB (OJSC) other than in accordance with the procedure set out in this Clause 22.4, the Company shall indemnify the Lender (on behalf of GPB (OJSC) for any such amounts or obligations and shall pay the same to the Lender upon demand

22.5	Calculation of ECA Premium

Other than in respect of the payment of any ECA Premium or Premium to Hermes or SACE (as applicable) in accordance with this Clause 22, the Company acknowledges that no Finance Party is in any way involved in the calculation or payment of any part of any ECA Premium or Exposure Fee, and the Company will not raise against any Finance Party any claim or defence of any kind whatsoever in relation to the calculation or payment of any part of any ECA Premium or Exposure Fee.

23.	FEES

23.1	Front-end fees and fee for account maintenance

The Company must pay to the Lender front-end fees and fee for account maintenance in the amounts in the currencies and at the times specified in the relevant Fee Letters.

23.2	Commitment fee

(a)	The Company must pay to the Lender a commitment fee computed at the rate of:

(i)	2 per cent. per annum on the undrawn, uncancelled amount of the Facility A Commitment;

(ii)	0.75 per cent. per annum on the undrawn, uncancelled amount of the Facility B Commitment; and

(iii)	0.80 per cent. per annum on the undrawn, uncancelled amount of the Facility C Commitment.

(b)	Commitment fees accrue from day to day on the basis of a 360-day year from (and including) the date of this Agreement and are payable in the currency of each Facility in arrear on each 21 January and 21 July during the Availability Period. Accrued commitment fee is also payable to the Lender on the last date of the Availability Period or on the date that the Commitment is cancelled in full.

23.3	Agency Fees

The Company will pay to the Lender for itself (in its capacity as holder of the Security Interests under the Finance Documents and as Participation Agent) and for each ECA Agent a fee in an amount, in the currency and at the times specified in the relevant Fee Letter.

24.	INDEMNITIES AND BREAK COSTS

24.1	Currency indemnity

(a)	The Company must, as an independent obligation, indemnify the Lender (on behalf of the Finance Parties) against any documented loss or liability which a Finance Party incurs as a consequence of:

(i)	the Lender receiving an amount in respect of an Obligor’s liability under the Finance Documents; or

(ii)	that liability being converted into a claim, proof, judgment or order,

in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b)	Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

24.2	Other indemnities

(a)	The Company must indemnify the Lender (on behalf of the Finance Parties) against any loss or liability which a Finance Party incurs as a consequence of:

(i)	the occurrence of any Event of Default;

(ii)	any failure by an Obligor to pay any amount due under a Finance Document on its due date; (iii) (other than by reason of negligence or default by the Lender or another Finance Party) a Loan not being made after a Request has been delivered for that Loan;

(iv)	a Loan (or part of a Loan) not being prepaid in accordance with this Agreement;

(v)	investigating any event which the Lender reasonably believes to be a Default; or

(vi)	acting or relying on any notice which the Lender reasonably believes to be genuine, correct and appropriately authorised.

(b)	The Company’s liability in each case includes any documented loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document or any Loan.

24.3	Break Costs

(a)	The Company must pay to the Lender the Break Costs incurred by a Finance Party if a Loan or an overdue amount is repaid or prepaid otherwise than on the last day of any Term applicable to it.

(b)	Break Costs means:

(i)	the amount (if any) determined by the relevant Finance Party by which:

(A)	the interest excluding Margin and Mandatory Cost (if any) which the relevant Finance Party would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount (including where such receipt would be made in respect of a participation in that amount under the Funded Participation Agreement) to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

exceeds

(B)	the amount which the relevant Finance Party would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term; and

(ii)	in respect of a Participant, any broken funding costs incurred by that Participant under any funding arrangement related to the funding of that Participant’s participation in the Facilities under the Funded Participation Agreement.

(c)	The Lender must, promptly upon receipt from a Finance Party, supply to the Company details of the amount of any Break Costs claimed by it under this Clause 24.3.

25.	EXPENSES

25.1	Initial costs

The Company must within five Business Days of demand pay to the Lender the amount of all documented costs and expenses reasonably incurred by the Finance Parties in connection with the negotiation, preparation, printing and execution of the Finance Documents provided that any individual expense of more than US$5,000 (or its equivalent in other currencies) must have been agreed with the Company in advance.

25.2	Subsequent costs

The Company must pay to the Lender the amount of all costs and expenses reasonably incurred by any Finance Party in connection with:

(a)	the negotiation, preparation, printing and execution of any Finance Document entered into after the date of this Agreement;

(b)	any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by a Finance Document;

(c)	the compliance with any official formalities related to any deduction or withholding made by a Finance Party in respect of payments made or received under the Funded Participation Agreement or the SACE Policy, pursuant to applicable law;

(d)	the replacement of the Lender in accordance with the directions of the Participants under the Funded Participation Agreement.

25.3	Enforcement costs

The Company must pay to the Lender the amount of all documented costs and expenses (including legal fees) incurred by it in connection with:

(a)	the enforcement of, or the preservation of any rights under, any Finance Documents; or

(b)	any proceedings instituted by or against the Lender as a consequence of it entering into a Finance Document.

25.4	Costs of Independent Appraiser and Technical Auditor

The Company must pay to the Lender the amount of all documented costs and expenses reasonably incurred by the Lender in connection with the appointment of, and work performed by, the Independent Appraiser and the Technical Auditor under this Agreement.

25.5	Costs of Lender’s Legal Adviser

The Company must pay to the Lender the amount of all documented costs and expenses reasonably incurred by the Lender in connection with any ongoing legal work performed by the Lender’s legal adviser in connection with this Agreement including the provision of updates of Russian law which may affect any Finance Document and an annual update to the original legal opinion provided by the Lender’s legal adviser pursuant to paragraph 39 of Schedule 1 (Conditions Precedent Document). The Lender shall provide to the Company copies of any related invoices from the Lender’s legal adviser and supporting documentation.

26.	AMENDMENTS AND WAIVERS

26.1	Procedure

Any term of the Finance Documents may be amended or waived with the agreement of the Company and the Lender.

26.2	Change of currency

If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Lender (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

26.3	Waivers and remedies cumulative

The rights of the Lender under the Finance Documents:

(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of its rights under the general law; and

(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

27.	CHANGES TO THE PARTIES

27.1	Assignments and transfers by the Obligors

The Company must not assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of the Lender.

27.2	Assignments and transfers by the Lender

(a)	The Lender may at any time assign or transfer (including by way of assignment, assumption and release) any of its rights and obligations under this Agreement to any other person (the New Lender) and SACE.

(b)	A transfer of obligations will be effective only if the New Lender or SACE (as applicable) confirms to the Company in form and substance satisfactory to the Company (acting reasonably) that it is bound by the terms of this Agreement as the Lender. On the transfer becoming effective in this manner, the Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender or SACE (as applicable).

(c)	If the Lender assigns its rights under this Agreement to a New Lender or SACE, the Company agrees, at its own cost and expense, to enter into such documents and take such action as the Lender, the New Lender or SACE (as applicable) may require to put the New Lender in the same position in respect of the Finance Documents as the Lender or SACE (as applicable) was immediately prior to the transfer (including recreating, perfecting or protecting any Security Interest intended to be created by the Security Documents). This includes:

(i)	the execution of any document; or

(ii)	the giving of any notice, order or direction and the making of any registration,

which, in any such case, the Lender, the New Lender or SACE (as applicable) may think expedient.

27.3	Costs resulting from change of Lender or Facility Office

If:

(a)	the Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

(b)	as a result of circumstances existing at the date the assignment, transfer or change occurs, the Company would be obliged to pay a Tax Payment or an Increased Cost,

then the Company need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

28.	DISCLOSURE OF INFORMATION

(a)	The Lender must keep confidential any information supplied to it by or on behalf of the Company in connection with the Finance Documents. However, the Lender is entitled to disclose information:

(i)	which is publicly available, other than as a result of a breach by the Lender of this Clause 28;

(ii)	in connection with any legal or arbitration proceedings;

(iii)	if required to do so under any law or regulation;

(iv)	to a governmental, banking, taxation or other regulatory authority;

(v)	to its professional advisers;

(vi)	to any rating agency;

(vii)	to the Export-Import Bank of China;

(viii)	to any Finance Party;

(ix)	to Hermes;

(x)	to the EPC Contractors;

(xi)	to any insurers, reinsurers and brokers in connection with the Project;

(xii)	to its auditors;

(xiii)	to the extent allowed under paragraph (b) below;

(xiv)	to another Obligor or any member of the Group; or

(xv)	with the agreement of the relevant Obligor.

(b)	The Lender may disclose to an Affiliate or any person (a third party) with (or through) whom it enters into (or may enter into) any kind of transfer, participation or hedge agreement in relation to this Agreement or any other transaction under which payments are to be made by reference to this Agreement or any Obligor:

(i)	a copy of any Finance Document; and

(ii)	any information which the Lender has acquired under or in connection with any Finance Document.

However, before a third party may receive any confidential information, it must agree with the Lender to keep that information confidential on the terms of paragraph (a) above as if it were the Lender.

(c)	This Clause 28 supersedes any previous confidentiality undertaking given by the Lender in connection with this Agreement.

(d)	In the event that the Company receives a request from any Government entity to provide that Government entity with a copy of the Funded Participation Agreement, the Company will provide the Lender with a copy of such request and the Lender will provide a copy of the Funded Participation Agreement directly to the relevant Government entity on a confidential basis. For the avoidance of doubt, the Lender is not obliged to disclose a copy of the Funded Participation Agreement to the Company.

29.	SET-OFF

The Lender may, to the extent permitted by any applicable law, set off any matured obligation owed to it by the Company under the Finance Documents (to the extent beneficially owned by the Lender) against any obligation (whether or not matured) owed by the Lender to the Company, regardless of the place of payment, booking branch or currency of either obligation.     If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.	SEVERABILITY

If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

31.	COUNTERPARTS

Each Company Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Company Finance Document.

32.	NOTICES

32.1	In writing

(a)	Any communication in connection with a Company Finance Document must be in writing and, unless otherwise stated, may be given:

(i)	in person, by a reputable international courier or fax; or

(ii)	to the extent agreed by the Parties making and receiving the communication, by e-mail or other electronic communication.

(b)	For the purpose of the Company Finance Documents, an electronic communication will be treated as being in writing.

(c)	Unless it is agreed to the contrary, any consent or agreement required under a Company Finance Document must be given in writing.

32.2	Contact details

(a)	The contact details of the Company for this purpose are:

Address:	2nd Paveletskaya Str., 14,
Chelyabinsk 454047,
Russian Federation
Tel number:	+ 7(351) 7253137
Fax number:	+ 7(351) 7253563
E-mail:	irinagarina@mechel.ru
Attention:	Irina Garina

(b)	The contact details of the Lender for this purpose are:

Address:	BNP Paribas S.A. – CIB-Structured Finance-Export Finance, 37 Place du Marché Saint Honoré Commercial Support/Loan Implementation CHDESA1 75031 Paris Cedex 01 (France)
Fax number:	+33 1 43 16 81 84
E-mail:	dominique.laplasse@bnpparibas.com/ sylvie.casetcarricaburu@bnpparibas.com
Attention:	Ms Dominique Laplasse I Ms Sylvie Caset

and

Address:	BNP Paribas S.A., CIB-Structured Finance, Agency-European Group 21 Place du Marché Saint Honoré CHA02Al 75031 Paris Cedex 01 (France)
Fax number:	+33 1 42 98 43 17
E-mail:	caroline.ricci@bnpparibas.com
Attention :	Ms Caroline Ricci

(c)	Any Party may change its contact details by giving five Business Days’ notice to the other Parties.

(d)	Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

32.3	Effectiveness

(a)	Except as provided below, any communication in connection with a Company Finance Document will be deemed to be given as follows:

(i)	if delivered in person or by a reputable international courier, at the time of delivery;

(ii)	if by fax, when received in legible form; and

(iii)	if by e-mail or any other electronic communication, when received in legible form.

(b)	A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)	A communication to the Lender will only be effective on actual receipt by it.

32.4	Obligors

(a)	Any communication given to the Company in connection with a Company Finance Document will be deemed to have been given also to the Guarantor.

(b)	Each Finance Party may assume that any communication made by the Company is made with the consent of the Guarantor.

32.5	Use of websites

(a)	Except as provided below, the Company may deliver any information under this Agreement to the Lender by posting it on to an electronic website if:

(i)	the Company and the Lender designate an electronic website for this purpose;

(ii)	the Company notifies the Lender of the address of and password for the website; and

(iii)	the information posted is in a format agreed between the Company and the Lender.

(b)	Notwithstanding the above, the Company must supply to the Lender in paper form a copy of any information posted on the website.

(c)	The Company must, promptly upon becoming aware of its occurrence, notify the Lender if:

(i)	the website cannot be accessed;

(ii)	the website or any information on the website is infected by any electronic virus or similar software;

(iii)	the password for the website has changed; or

(iv)	any information to be supplied under this Agreement is posted on the website or amended after being posted.

If the circumstances in sub-paragraph (i) or (ii) above occur, the Company must supply any information required under this Agreement in paper form until the Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

33.	LANGUAGE

(a)	Any notice given in connection with a Company Finance Document must be in English.

(b)	Any other document provided in connection with a Company Finance Document must be:

(i)	in English; or

(ii)	(unless the recipients otherwise agree) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

34.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

35.	ENFORCEMENT

35.1	Arbitration

(a)

Subject to Clause 35.3 (Option to litigate), any dispute, claim, difference or controversy arising out of, relating to or having any connection with this Agreement or (unless such document expressly provides otherwise) any other Company Finance Document, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (a Dispute), shall be referred to and finally resolved by arbitration under the LCIA Arbitration Rules (the Rules).

(b)	The Rules are incorporated by reference into this Clause 35 or 35.1 and capitalised terms used in this Clause which are not otherwise defined in this Agreement, have the meaning given to them in the Rules.

(c)	The number of arbitrators shall be three. The Company shall nominate one arbitrator for appointment by the LCIA Court. The Lender shall nominate one arbitrator for appointment by the LCIA Court. The two party-appointed arbitrators will nominate the chairman for appointment by the LCIA Court. If, within 30 days of the Request for Arbitration being sent to the LCIA Registrar, (i) the Company does not make a nomination for an arbitrator or (ii) the Lender does not make a nomination for an arbitrator, the LCIA Court shall appoint such arbitrator. Any requirement in the Rules to take account of the nationality of a person considered for appointment as an arbitrator shall be disapplied and a person may be nominated or appointed as an arbitrator (including as Chairman) regardless of his nationality.

(d)	(i)	The seat, or legal place of arbitration, shall be London. The language used in the arbitral proceedings shall be English.

	(ii)	All documents submitted in connection with the proceedings shall be in the English language or, if in another language, accompanied by an English translation.

	(iii)	Service of any request for arbitration made pursuant to this Clause 35 or 35.1 (a Request for Arbitration) must be made in any manner authorised for the giving of communications in connection with this Agreement under Clause 32 (Notices).

(e)	Save as provided in Clause 35.3 (Option to litigate) below, the jurisdiction of the English courts under sections 45 and 69 of the Arbitration Act 1996 is excluded.

35.2	Consolidation of disputes

(a)	In this Clause 35.2:

Joinder Order means an order by a Tribunal that a Primary Dispute and a Linked Dispute be resolved in the same arbitral proceedings.

Linked Agreement means each Finance Document (except for this Agreement) which contemplates that disputes under that Finance Document will be resolved by arbitration under the Rules.

Linked Dispute means any dispute, claim, difference or controversy arising out of, relating to or having any connection with this Agreement or any Linked Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it, where a Request for Arbitration is served after a Request for Arbitration has been served in respect of a Primary Dispute.

Primary Dispute means any dispute, claim, difference or controversy arising out of, relating to or having any connection with this Agreement or any Linked Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it, where a Request for Arbitration has been served before a Request for Arbitration has been served in relation to a Linked Dispute.

Tribunal means any arbitral tribunal appointed under this Agreement or any Linked Agreement.

(b)	Any party to a Primary Dispute and a Linked Dispute may apply to the Tribunal appointed in relation to the Primary Dispute for a Joinder Order in relation to any Linked Dispute.

(c)	The applicant must promptly notify the parties to the Primary Dispute and Linked Dispute of any application under paragraph (b) above.

(d)	A Tribunal may, if it considers it just, make a Joinder Order on hearing an application brought under paragraph (b) above. In determining whether to make a Joinder Order, the Tribunal must take account of:

(i)	the likelihood and consequences of inconsistent decisions if joinder is not ordered;

(ii)	any fault on the part of the party seeking joinder to make a timely application; and

(iii)	the likely consequences of joinder in terms of cost and time.

(e)	If the Tribunal makes a Joinder Order:

(i)	it will immediately have jurisdiction to resolve finally the Linked Dispute in addition to its jurisdiction in relation to the Primary Dispute to the exclusion of any other Tribunal;

(ii)	it shall order that notice of the Joinder Order and its effect be given immediately to any arbitrators already appointed in relation to the Linked Dispute and to all parties to that dispute; and

(iii)	it may also give any other directions as it considers appropriate to:

(A)	give effect to the joinder and make provision for any costs which may result from it (including costs in any arbitration rendered functus officio as a result); and

(B)	ensure the proper organisation of the arbitration proceedings and that all the issues between the parties are properly formulated and resolved.

(f)	Any appointment of an arbitrator in relation to the Linked Dispute before the date of the Joinder Order will terminate immediately and that arbitrator will be deemed to be functus officio. The termination is without prejudice to:

(i)	the validity of any act done or order made by that arbitrator before termination;

(ii)	his entitlement to be paid his proper fees and disbursements; and

(iii)	the date when any claim or defence was raised for the purpose of applying any limitation bar or any like rule or provision.

(g)	If a Joinder Order is made by a Tribunal appointed under a Linked Agreement, the effect of which is to confer on that Tribunal jurisdiction to resolve a Linked Dispute arising out of or in connection with this Agreement, that Joinder Order and the award of that Tribunal will bind the parties to the Primary Dispute and the Linked Dispute being heard by that Tribunal.

(h)	For the avoidance of doubt, where a Tribunal is appointed under this Agreement or any Linked Agreement, the whole of its award (including any part relating to a Linked Dispute) is deemed for the purposes of the New York Convention on the Recognition and Enforcement of Arbitral Awards of 1958 to be contemplated by this Agreement and that Linked Agreement.

(i)	If it is considered reasonable by the Tribunal, and in its absolute discretion, the Tribunal will use its best efforts to render its final award or awards four months from the later of the date of appointment of the Tribunal by the LCIA Court and any Joinder Order (if any).

(j)	Each of the Parties waives any objection, on the basis of a Joinder Order, to the validity or enforcement of any arbitral award made by a Tribunal following that Joinder Order.

35.3	Option to litigate

(a)	At any time before an arbitral tribunal has been constituted under Clause 35.1 (Arbitration), the Lender may by notice in writing to all the other Parties (a Notice) opt to litigate all Disputes or a specific Dispute. In the event such a Notice is given, Clause 35.1 (Arbitration) and Clause 35.2 (Consolidation of disputes) shall not apply to the Dispute or Disputes referred to in the Notice and this Clause 35.3 shall apply instead.

(b)	The English courts shall have jurisdiction to hear the Dispute or Disputes referred to in a Notice. Subject to paragraph (d) below, such jurisdiction shall be exclusive and each Party submits to the exclusive jurisdiction of the English courts in such circumstances.

(c)	For the purposes of this Clause 35.3, the Company waives objection to the English courts on the grounds that they are an inconvenient forum to settle the Dispute or Disputes referred to in a Notice.

(d)	This Clause 35.3 is for the benefit of the Lender only. To the extent allowed by law, the Lender may take:

(i)	proceedings in any other court; and

(ii)	concurrent proceedings in any number of jurisdictions,

in respect of any Dispute or Disputes referred to in a Notice.

(e)	Service of any Notice pursuant to this Clause 35.3 must be made in any manner authorised for the giving of communications in connection with this Agreement under Clause 32 (Notices).

35.4	Service of process

(a)	The Company irrevocably appoints Law Debenture Corporate Services Limited as its agent under the Finance Documents for service of process in any proceedings before the English courts in connection with any Finance Document.

(b)	If any person appointed as process agent under this Clause 35.4 is unable for any reason to so act, the Company must immediately (and in any event within 15 days of the event taking place) appoint another agent on terms acceptable to the Lender. Failing this, the Lender may appoint another process agent for this purpose.

(c)	The Company agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)	This Clause 35.4 does not affect any other method of service allowed by law.

35.5	Waiver of immunity

The Company irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought by the Lender against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)	waives all rights of immunity in respect of it or its assets.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

CONDITIONS PRECEDENT DOCUMENTS

Each Obligor

1.	A notarised copy of the constitutional documents and any amendments to them, the certificates of registration of each Obligor and certificates of registration of the constitutional documents and any amendments to them, and in each case, in the Russian language.

2.	A notarised copy or an original of an up-to-date extract from the Unified State Register of Legal Entities in relation to each Obligor issued by a competent tax authority and in each case, in the Russian language.

3.	A notarised copy of the certificate of registration of each Obligor as a taxpayer with the Russian tax authorities and in each case, in the Russian language.

4.	A certified copy of a resolution of an authorised governing body of each Obligor approving the terms of, and the transactions contemplated by, any Finance Documents to which it is, or will be, a party, together with any related transactions, including, where relevant, approving the transaction as a major transaction or an interested party transaction or as both (as those terms are understood under Russian law) and in each case, in the Russian language.

5.	A certified copy of the documents appointing the sole executive body of each Obligor and in each case, in the Russian language.

6.	A certified copy of the documents appointing the chief accountant of each Obligor and in each case, in the Russian language.

7.	A notarised copy or an original of each power of attorney appointing the authorised signatories of each Obligor to act on behalf of each Obligor to execute any Finance Documents to which it is, or will be, a party or to sign or send any document or notice in connection with any Finance Documents, in the Russian and English languages.

8.	A notarised copy or a copy certified by the Passport Bank of the specimen of the signature of each person authorised on behalf of each Obligor to execute any Finance Documents or to sign or send any document or notice in connection with any Finance Documents, in the Russian language.

9.	A certified copy of each licence, approval, consent, filing and registration of a governmental, creditors’ or other body required by each Obligor in connection with the execution, performance, validity and enforceability of, and the transactions contemplated by, any Finance Documents to which each Obligor is a party in the language in which such document is issued.

10.	A certificate of an authorised signatory of each Obligor certifying, amongst other things, that each document delivered (whether as original or copy) under this Schedule 1 by each Obligor or on its behalf is complete, authentic, up-to-date and is in full force and effect and has not been amended, cancelled, revoked or terminated and no new document has been issued in relation to the matters covered by such document, in the English language.

11.	If required by any Finance Party pursuant to any law binding upon it, a certified copy of the statement of each Obligor addressed and sent to UniCredit for the purpose of complying with the

Italian Anti-Laundering Law requirements (Legislative Decree n. 231 dated 21 November 2007, i.e. the decree issue for the implementation of the European Union directives n. 2005/60/CE and n. 2006/70/CE) substantially in the form of Schedule 11 (Form of Anti-Laundering Certificate) or such other form provided by UniCredit, in the English language.

12.	If required by any Finance Party pursuant to any law binding upon it, a certified copy of an informative note of each Obligor addressed and sent to UniCredit for the purpose of complying with art. 12 of the Italian Legislative Decree No. 196/2003 substantially in the form of Schedule 12 (Form of Informative Note) or such other form provided by UniCredit, in the English language.

Finance Documents and other documents

13.	The following Finance Documents each duly executed and entered into by the parties to it:

(a)	this Agreement;

(b)	the Funded Participation Agreement;

(c)	the SACE Reimbursement Agreement;

(d)	the Guarantee;

(e)	each Lender Replacement Undertaking;

(f)	the Company Share Pledge;

(g)	the Mortgage intended to be entered into on or about the date of this Agreement;

(h)	the Pledge of Equipment intended to be entered into on or about the date of this Agreement;

(i)	the Passport Accounts Withdrawal Agreement; and

(j)	each Fee Letter.

14.	A memorandum from Allen & Overy Legal Services in respect of the current title of the Company to the assets which are subject to the Security Interests created under the Security Documents, addressed to the Finance Parties.

15.	A copy of each duly executed ECA Policy and evidence that all conditions precedent to the effectiveness thereof have been satisfied.

16.	A certified copy of each of the following Project Documents together with all amendments, schedules and additional documents entered into in relation to them:

(a)	the MinMetals EPC Contract;

(b)	the Danieli EPC Contract;

(c)	the Offtake Contract (together with an English translation thereto and a copy of the diploma of the relevant translator); and

(d)	each advance payment guarantee and performance bond issued by an EPC Contractor, equipment manufacturer or bank in respect of the EPC Contracts.

17.	A certificate from the Company and the relevant EPC Contractor confirming the date on which each EPC Contract came into full force and effect, in the English language.

18.	A comfort letter issued by OJSC RZhD pursuant to which OJSC RZhD confirms that it will take delivery under the Offtake Contract and it will consider granting a consent to the assignment by way of security to the Lender of the Company’s rights under the Offtake Contract, in the Russian language (together with a certified English translation).

19.	A certified copy of the project support agreement dated 26 February 2008 entered into between the Guarantor and OJSC RZhD, in the Russian language (together with a certified English translation).

20.	Evidence from the Company and the EPC Contractor that the Downpayments under the relevant EPC Contracts have been paid, in the English language or together with a certified English translation.

21.	A copy of the specimen signature of each person authorised to sign documents in respect of this Agreement on behalf of each of the EPC Contractors, in the English language or together with a certified English translation.

Pledge of Equipment

22.	An extract from the pledge book of the Company evidencing the registration in the pledge book of the pledge contemplated by the Pledge of Equipment referred to in paragraph 13(h) of this Schedule 1, in the English language or together with a certified English translation.

Company Share Pledge

23.	An up-to-date extract from the Shareholders’ Register evidencing the Guarantor’s title to the shares that are pledged under the Company Share Pledge, in the Russian language (together with a certified English translation).

24.	A certified copy of the pledge instruction of the Guarantor instructing the Shareholders’ Register to register the pledge of shares created in accordance with the Company Share Pledge, in the Russian language (together with a certified English translation).

25.	An extract from the Shareholders’ Register evidencing the registration of the pledge of shares created in accordance with the Company Share Pledge with the Lender as the pledgee, in the Russian language (together with a certified English translation).

Mortgage

26.	An up-to-date extract from the Immoveable Property Register with the Company registered as the owner and/or lessor, as appropriate, of the property and the land plots that are the subject of the Mortgage, in the Russian language (together with a certified English translation).

27.	Certified copies of all authorisations required in connection with the mortgage of the property and the land plots under the Mortgage, in the Russian language (together with a certified English translation).

Accounts and Passports

28.	Evidence that the Passport Accounts have been opened.

29.	A certified copy of the transaction passport (passport sdelki) of the Company relating to this Agreement.

30.	A certified copy of the transaction passport (passport sdelki) of the Company relating to each EPC Contract.

Other Documents and Evidence

31.	Evidence that the agent of each Obligor under any Finance Documents for service of process in England and Wales has accepted its appointment, in the English language.

32.	The Original Financial Statements of each Obligor, in the English language or together with a certified English translation.

33.	Evidence that all fees and expenses then due and payable from the Company under any Finance Documents have been or will be paid by the first Utilisation Date.

34.	Evidence that the Independent Appraiser has each been appointed to act for the Finance Parties in accordance with this Agreement and has accepted such appointment.

35.	Any other authorisation or other document, opinion or assurance which the Lender has notified each Obligor is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Documents or for the validity and enforceability of any Finance Documents.

36.	A copy of the indemnity letter from Danieli Germany to Hermes (Verpflichtungserklärung), as required by Hermes under the relevant ECA Policy, in form and substance satisfactory to the Lender, in the English language.

37.	Original of the exporters undertaking executed by Danieli Germany and Danieli to the Lender, in form and substance satisfactory to the Lender.

38.	Each of the Participants and the Lender has duly entered into a supplemental agreement to the Funded Participation Agreement prescribing the process under which a decision will be reached among the Lender and the Participants in respect of the Security Interests created in relation to the Offtake Contract, specifically as to whether the Offtake Conditional Assignment or, as the case may be, the Offtake Pledge of Rights, but not both, should be enforced following the occurrence of an Event of Default which is continuing and a decision to enforce some or all of the Security Interests under the Security Documents has been or is to be made (it being acknowledged that the Offtake Conditional Assignment and the Offtake Pledge of Rights are to be (i) entered into and to become effective simultaneously, in each case, in form and substance satisfactory to each of the Finance Parties and (ii) governed by Russian law).

Legal Opinions

39.	A legal opinion of Allen & Overy Legal Services in respect of the Finance Documents, legal advisers as to English law to the Finance Parties, addressed to the Finance Parties.

40.	A legal opinion of Allen & Overy Legal Services in respect of the Finance Documents, legal advisers as to Russian law to the Finance Parties, addressed to the Finance Parties.

41.	A legal opinion of Allen & Overy Legal Services in respect of SACE Policy, legal advisers as to Italian law to the Finance Parties addressed to the Finance Parties.

42.	A Russian tax opinion in respect of certain withholding tax issues relating to the financing of the Project addressed to the Finance Parties.

SCHEDULE 2

FACILITY A UTILISATION PROCEDURES

PART 1

UTILISATION PROCEDURE

1.	Further conditions precedent

(a)	The obligations of the Lender to make any Facility A Loan are subject to the further conditions precedent that on both the date of the Facility A Request and the Utilisation Date for that Facility A Loan:

(i)	the Repeating Representations are correct in all material respects;

(ii)	no Default is outstanding or would result from the Loan;

(iii)	the LTV Ratio was no less than the Required LTV Ratio on the immediately preceding Test Date and the Lender has no reason to believe that the LTV Ratio will not be less than the Required LTV Ratio on the next following Test Date as a result of the making of the requested Facility A Loan;

(iv)	the Company has provided copies of the invoices (and, if applicable, evidence that such invoices where paid by the Company) and other documents evidencing delivery of goods or performance of services under the MinMetals EPC Contract that are required by the Facility A Request;

(v)	other than in respect of a Facility A Loan being made to reimburse the Company for an amount already paid to MinMetals:

(A)	the Company has provided a certified copy of a payment instruction issued to the Passport Bank instructing the Passport Bank to pay the proceeds of the requested Facility A Loan to an account of MinMetals (as directed by MinMetals) and such payment instruction is in full force and effect and has not been revoked by the Company; and

(B)	the Company has taken all actions and provided all information required for the Passport Bank to comply with the payment instruction referred to in paragraph (v) above;

(vi)	GPB (OJSC) has confirmed to the Lender that it is reasonably likely that it will have (by the time it is required) received sufficient funds to fund its participation in the requested Facility A Loan;

(vii)	GPB (OJSC) has confirmed to the Lender that the Sinosure Policy issued in respect of Export-Import Bank of China’s risk coverage in connection with the loan agreement between Export-Import Bank of China and GPB (OJSC) has been issued and is in full force and effect, and funds are available for disbursement under the loan agreement between GPB (OJSC) and the Export-Import Bank of China; and

(viii)	the Lender has received e-mail confirmation from the Passport Bank that the Passport Account is free from any Security Interest.

(b)	The obligations of the Lender to make any Facility A Loan are subject to the further condition precedent that, no later than seven Facility A Business Days before the proposed Utilisation Date, GPB (OJSC) has notified the Lender that the conditions precedent specified in paragraph (a) above that are required to be delivered on the date of the relevant Facility A Request (including the Facility A Request itself and any supporting documents) are in form and substance satisfactory to GPB (OJSC).

2.	Giving of Requests

(a)	The Company may borrow a Facility A Loan by giving to the Lender a duly completed Facility A Request.

(b)	Unless the Lender otherwise agrees, the latest time for receipt by the Lender of a duly completed Facility A Request is 11.00 a.m. (Paris time) 10 Facility A Business Days before the proposed Utilisation Date for the proposed borrowing.

(c)	Each Facility A Request is irrevocable.

3.	Completion of Requests

(a)	A Facility A Request will not be regarded as having been duly completed unless:

(i)	the Utilisation Date is a Business Day falling within the applicable Availability Period; and

(ii)	the amount of the Facility A Loan requested is a minimum of US$400,000 (or, if less, if the undrawn Facility A Commitment is less than US$400,000).

(b)	Only one Loan may be requested in a Facility A Request and only one Facility A Loan may be requested in any calendar month other than in respect of the last Facility A Loan.

4.	Advance of Loan

(a)	The Lender is not obliged to make a Facility A Loan if, as a result, the Facility A Loans would exceed the Facility A Commitment.

(b)	Subject to paragraph (d) below, if the conditions set out in this Agreement have been met, the Lender must make the requested Facility A Loan to the Passport Dollar Account of the Company through its Facility Office on the Utilisation Date.

(c)	Other than in respect of a Facility A Loan being made to reimburse the Company for an amount already made to MinMetals, the Company shall instruct the Passport Bank to transfer the proceeds of each Facility A Loan to the account of MinMetals (as directed by MinMetals) promptly upon receipt of such proceeds in the Passport Dollar Account.

(d)	The Lender will not be required to make a Facility A Loan under this Agreement unless the Lender receives all of the required funding by way of participation from the relevant Participants in that Facility A Loan under the Funded Participation Agreement.

PART 2

FORM OF FACILITY A REQUEST

To:	BNP PARIBAS S.A.

From:	CHELYABINSK METALLURGICAL PLANT OAO

Copy:	[FACILITY A PARTICIPANTS]

MECHEL OAO

Date:	[ ]

CHELYABINSK METALLURGICAL PLANT OAO – Facilities Agreement provided by

BNP Paribas S.A. dated [            ] 2010 (the Agreement)

1.	We refer to the Agreement. This is a Facility A Request [for payment of an amount due and payable]/[for reimbursement of an amount paid] to MinMetals under the MinMetals EPC Contract. Terms defined in the Agreement have the same meaning in this Facility A Request unless given a different meaning in this Facility A Request.

2.	We wish to borrow a Loan on the following terms:

(a)	proposed Utilisation Date: [ ];

(b)	Amount: US$[ ].

3.	We attach copies of the following invoice[s] in respect of the MinMetals EPC Contract:

Details of invoice[s]:	[ ].

Aggregate amount of invoice[s]:	[ ].

4.	We attach a copy of each document provided by MinMetals under the MinMetals EPC Contract, evidencing delivery of goods or performance of services in the amount corresponding to the respective invoices provided by MinMetals and, if applicable, evidence that the above invoices were paid.

5.	We certify that:

(a)	on [ ] the amounts referred to in paragraph 3 [due to be paid/were paid] under the MinMetals EPC Contract;

(b)	the amount referred to in paragraph 3 does not include any amount for which a Facility A Loan has previously been made or requested under the Agreement nor any amount in respect of the Downpayment;

(c)	all documents supplied by us in support of this Facility A Request are true copies of the originals and comply in all material respects with the MinMetals EPC Contract;

(d)	as of the date of this Facility A Request, the MinMetals EPC Contract is in full force and effect and has not been suspended, cancelled, terminated or materially amended since the date of the Agreement; and

(e)	no litigation or arbitration proceedings have been initiated between MinMetals and us in respect of the MinMetals EPC Contract, nor to the best of our knowledge and belief, are any such proceedings likely to be initiated.

6.	The requested Facility A Loan should be paid to the Passport Dollar Account [and we attach a certified copy of a payment instruction that has been issued to the Passport Bank instructing the Passport Bank to pay the proceeds of the requested Facility A Loan to an account of MinMetals as set out in the payment instruction.][1]

7.	We confirm that the requested Loan complies with Clause 3.1(a) (Loans) of the Agreement.

8.	We confirm that no Default is continuing or would result from the proposed Loan and each condition precedent under the Agreement which must be satisfied on the date of this Facility A Request is so satisfied.

9.	This Facility A Request is irrevocable.

By:	By:

(Chief Accountant)

CHELYABINSK METALLURGICAL PLANT OAO

[1]	Not required for reimbursement request.

SCHEDULE 3

FACILITY B UTILISATION PROCEDURES

PART 1

UTILISATION PROCEDURE

1.	Further conditions precedent

(a)	The obligations of the Lender to make any Facility B Loan are subject to the further conditions precedent that on both the date of the Facility B Request and the Utilisation Date for that Facility B Loan:

(i)	the Repeating Representations are correct in all material respects;

(ii)	no Default is outstanding or would result from the Loan;

(iii)	the LTV Ratio was no less than the Required LTV Ratio on the immediately preceding Test Date and the Lender has no reason to believe that the LTV Ratio will not be less than the Required LTV Ratio on the next following Test Date as a result of the making of the requested Facility B Loan;

(iv)	the Company has provided copies of the invoices (and, if applicable, evidence that such invoices where paid by the Company) and other documents evidencing delivery of goods or performance of services under the Danieli EPC Contract that are required by the Facility B Request;

(v)	other than in respect of a Facility B Loan being made to reimburse the Company for an amount already paid to Danieli:

(A)	the Company has provided a certified copy of a payment instruction issued to the Passport Bank instructing the Passport Bank to pay the proceeds of the requested Facility B Loan to an account of Danieli (as directed by Danieli) and such payment instruction is in full force and effect and has not been revoked by the Company; and

(B)	the Company has taken all actions and provided all information required for the Passport Bank to comply with the payment instruction referred to in paragraph (A) above;

(vi)	the Lender has received confirmation from the SACE Agent that:

(A)	the SACE Policy has been issued and is still in full force and effect;

(B)	the SACE Policy will apply to the requested Facility B Loan and part of the interest thereon during the period in which such Facility B Loan remains outstanding; and

(C)	SACE has not issued any notice requiring the suspension or cancellation of the provision of any further Facility B Loans by the Lender under this Agreement;

(vii)	the Company has paid all amounts outstanding in respect of the SACE Premium in accordance with Clause 22.3 (ECA Premium); and

(viii)	the Lender has received e-mail confirmation from the Passport Bank that the Passport Account is free from any Security Interest.

(b)	The obligations of the Lender to make any Facility B Loan are subject to the further condition precedent that, no later than seven Business Days before the proposed Utilisation Date, each relevant Participant and the SACE Agent has notified the Lender that the conditions precedent specified in paragraph (a) above that are required to be delivered on the date of the relevant Facility B Request (including the Facility B Request itself and any supporting documents) are in form and substance satisfactory to that Participant and the SACE Agent.

2.	Giving of Requests

(a)	The Company may borrow a Facility B Loan by giving to the Lender a duly completed Facility B Request.

(b)	Unless the Lender otherwise agrees, the latest time for receipt by the Lender of a duly completed Facility B Request is 11.00 a.m. 10 Business Day[s] before the proposed Utilisation Date for the proposed borrowing.

(c)	Each Facility B Request is irrevocable.

3.	Completion of Requests

(a)	A Facility B Request will not be regarded as having been duly completed unless:

(i)	the Utilisation Date is a Business Day falling within the applicable Availability Period; and

(ii)	the amount of the Facility B Loan requested is a minimum of EUR2,000,000 (or, if less, if the undrawn Facility B Commitments is less than EUR2,000,000) and a maximum of EUR5,000,000.

(b)	Only one Loan may be requested in a Facility B Request.

4.	Advance of Loan

(a)	The Lender is not obliged to make a Facility B Loan if, as a result, the Facility B Loans would exceed the Facility B Commitment.

(b)	Subject to paragraph (d) below, if the conditions set out in this Agreement have been met, the Lender must make the requested Facility B Loan to the Passport Euro Account of the Company through its Facility Office on the Utilisation Date.

(c)	Other than in respect of a Facility B Loan being made to reimburse the Company for an amount already paid to Danieli, the Company shall instruct the Passport Bank to transfer the proceeds of each Facility B Loan to the account of Danieli (as directed by Danieli) promptly upon receipt of such proceeds in the Passport Euro Account.

(d)	The Lender will not be required to make a Facility B Loan under this Agreement unless the Lender receives all of the requested funding by way of participation from the relevant Participants in that Facility B Loan under the Funded Participation Agreement.

PART 2

FORM OF FACILITY B REQUEST

To:	BNP PARIBAS S.A.

From:	CHELYABINSK METALLURGICAL PLANT OAO

Copy:	[FACILITY B PARTICIPANTS]

UNICREDIT CORPORATE BANKING S.P.A. as SACE Agent

MECHEL OAO

Date:	[ ]

CHELYABINSK METALLURGICAL PLANT OAO – Facilities Agreement provided by

BNP Paribas S.A. dated [            ] 2010 (the Agreement)

1.	We refer to the Agreement. This is a Facility B Request [for payment of an amount due and payable]/[for reimbursement of an amount paid] to Danieli under the Danieli EPC Contract. Terms used in this Facility B Request have the meaning given to them in the Agreement.

2.	We wish to borrow a Loan on the following terms:

(a)	proposed Utilisation Date: [ ];

(b)	Amount: EUR [ ].

3.	We attach copies of the following invoice[s] in respect of the Danieli EPC Contract:

Details of invoice[s]:	[ ].

Aggregate amount of invoice[s]:	[ ].

4.	We attach a copy of the Italian Exporter Certificate and, if applicable, evidence that the above invoices were paid.

5.	We certify that:

(a)	on [ ] the amounts referred to in paragraph 3 [are due to be paid]/[were paid] to Danieli under the Danieli EPC Contract;

(b)	the amount referred to in paragraph 3 does not include any amount for which a Facility B Loan or a Facility C Loan has previously been made or requested under the Agreement nor any amount in respect of the Downpayment;

(c)	all documents supplied by us in support of this Facility B Request are true copies of the originals and comply in all material respects with the Danieli EPC Contract;

(d)	as of the date of this Facility B Request, the Danieli EPC Contract is in full force and effect and has not been suspended, cancelled, terminated or materially amended since the date of the Agreement;

(e)	no litigation or arbitration proceeds have been initiated between Danieli and us in respect of the Danieli EPC Contract nor, to the best of our knowledge and belief, are any such proceedings are likely to be initiated; and

(f)	the amount referred to in paragraph 3 is in respect of SACE Eligible Goods and Services.

6.	The requested Facility B Loan should be paid to the Passport Euro Account [and we attach a certified copy (and if not in English, together with an English translation) of a payment instruction that has been issued to the Passport Bank instructing the Passport Bank to pay the proceeds of the requested Facility B Loan to an account of Danieli held as set out in the payment instruction][2].

7.	We confirm that the requested Loan complies with Clause 3.1(b) (Loans) of the Agreement.

8.	We confirm that no Default is continuing or would result from the proposed Loan and each condition precedent under the Agreement which must be satisfied on the date of this Facility B Request is so satisfied.

9.	This Facility B Request is irrevocable.

Your faithfully

Authorised signatory for

CHELYABINSK METALLURGICAL PLANT OAO

[2]	Not required for reimbursement requests.

PART 3

FORM OF ITALIAN EXPORTER CERTIFICATE

From:	DANIELI & C. OFFICINE MECCANICHE S.P.A. (the Italian Exporter)

To:	BNP PARIBAS S.A.

Copy:	UNICREDIT CORPORATE BANKING S.P.A. as SACE Agent

CHELYABINSK METALLURGICAL PLANT OAO

Date:	[ ]

CHELYABINSK METALLURGICAL PLANT OAO – Facilities Agreement provided by

BNP Paribas S.A. dated [            ] 2010 (the Agreement)

1.	We refer to the Agreement and to Facility B Request dated [ ]. This is an Italian Exporter Certificate delivered pursuant to the terms and conditions of the Agreement. Terms used in this Italian Exporter Certificate have the same meaning as in the Agreement unless otherwise defined herein.

2.	We attach hereto the following documents in respect of the invoice value of the SACE Eligible Goods and Services supplied under the Danieli EPC Contract in relation to the above mentioned Facility B Request:

(a)	a copy (certified as a true, complete and accurate copy by the Italian Exporter authorised signatory) of the invoice(s) covering the total value of the SACE Eligible Goods and Services intended to be (re)financed by the proposed Loan;

(b)	[a copy (certified as true, complete and accurate copy by the Italian Exporter authorised signatory) of the credit statement (contabile di accredito) relating to the payments in cash (other than the Downpayment) made by the Company to the Italian Exporter in respect of the SACE Eligible Goods and Services under the Danieli EPC Contract rendered/supplied under the Danieli EPC Contract][3];

(c)	a declaration, in the form set out in Schedule 3, Part 4 of the Agreement from the Italian Exporter on the origin of the goods and services supplied/rendered and giving details of any amounts which have been transferred abroad by the Italian Exporter for any reasons in connection with the Danieli EPC Contract, as required pursuant to Article 11 of the General Conditions of the SACE Policy;

(d)	a copy (certified as a true, complete and accurate copy by the Italian Exporter authorised signatory) of the document(s) referred to in [●][4] of the Danieli EPC Contract which entitle the Italian Exporter to be paid under the Danieli EPC Contract; and

(e)	a copy (certified as a true, complete and accurate copy by the Italian Exporter authorised signatory) of the credit statement (contabile di accredito) relating to the Downpayment received by the Italian Exporter under the Danieli EPC Contract.[5]

[3]	To be presented only in relation to a reimbursement request.
[4]	Insert the reference to the article of the Danieli EPC Contract requiring the attached document(s).
[5]	If the credit statement (contabile di accredito) refers to the full amount of the Downpayment then it shall be presented only in relation to the first Facility B Request.

3.	We hereby certify that the goods and services described in the attached copies of the invoice(s) constitute SACE Eligible Goods and Services with a total value of EUR [●].

4.	We hereby warrant that:

(a)	the sum claimed for disbursement does not include any goods and services for which the relevant amounts have already been claimed and drawn under any other Utilisation Request;

(b)	the amount claimed does not include any sum in respect of any matter currently the subject of legal, arbitration or other proceeding;

(c)	all relevant approvals, consents, permits and licenses from governmental authorities in Italy and Russia in respect of the export and import the SACE Eligible Goods and Services intended to be refinanced by the proposed Loan have been obtained and are in full force and effect;

(d)	the Danieli EPC Contract has come into full force and effect and has not been suspended, interrupted, terminated or cancelled, and no action is proceeding which might lead to the termination or suspension thereof;

(e)	to the best of our knowledge, no arbitration or other legal proceedings have been initiated in respect of the Danieli EPC Contract,

(f)	the Danieli EPC Contract has not been amended or modified;

(g)	all documents supplied by the Italian Exporter in support of this Italian Exporter Certificate are in all material respects in conformity with the Danieli EPC Contract and the SACE Policy requirements; and

(h)	you may rely on the accuracy and completeness of all information and documents contained in or supplied with this Italian Exporter Certificate or delivered pursuant thereto.

Yours faithfully,

Authorised Signatory for

DANIELI & C. OFFICINE MECCANICHE S.P.A.

PART 4

FORM OF EXPORTER DECLARATION

From:	DANIELI & C. OFFICINE MECCANICHE S.P.A.

To:	BNP PARIBAS S.A.

Copy:	UNICREDIT CORPORATE BANKING S.P.A. as SACE Agent

CHELYABINSK METALLURGICAL PLANT OAO

Date:	[ ]

Dear Sirs,

CHELYABINSK METALLURGICAL PLANT OAO – Facilities Agreement provided by

BNP Paribas S.A. dated [            ] 2010 (the Agreement)

1.	We refer to the Agreement and to the Facility B Request dated [●]. This is an Exporter Declaration issued pursuant to Article 11 of General Conditions of the SACE Policy. Terms used in this Exporter Declaration have the same meaning as in the Agreement unless otherwise defined in this Exporter Declaration.

2.	We certify that the cumulative total amount invoiced by us pursuant to the Danieli EPC Contract and approved for payment by the Company in accordance with the Danieli EPC Contract is as itemised below:

	Purchase price of the goods/services in EUR	Percentage of the contract price
Italian goods and services
EU goods and services
Total for Italian goods and services and EU goods and services
Non-EU goods and services
Local goods and services
Total:

3.	The total contract price under the Danieli EPC Contract is EUR[●].

4.	[We confirm that the cumulative total amount of payments received by us from the Company as at the date of this Exporter Declaration in respect of goods and/or services supplied or provided under the Danieli EPC Contact is EUR[●].]]

5.	We certify that the amount invoiced in the invoice(s) attached to the relevant Facility B Request comprises goods and/or services as itemised below:

	Purchase price of the goods/services in EUR	Percentage of the contract price
Italian goods and services
EU goods and services
Total for Italian goods and services and EU goods and services
Non-EU goods and services Local goods and services Total

6.	We confirm that, as at the date of this Exporter Declaration, the payments received by us from or on behalf of the Company in respect of goods and/or services supplied or provided under the Danieli EPC Contact (other than from the proceeds of an advance under the Agreement) is EUR[●].

7.	We certify that under the Danieli EPC Contract we have procured the delivery to the Company of goods and/or rendered services with a total invoice value of EUR[●] (the Invoice Value) and we request a Loan to be made to the Company under the Agreement.

8.	We request that, for the purpose of this Loan, the invoiced Euro amount of EUR[●] be made available by the Lender to the Passport Account (account no. [●] of the Company with the Passport Bank) on the [●] and be immediately transferred by the Passport Bank to us on our account at [●], [place], account number [●], on [●] in accordance with the relevant payment instruction.

9.	We certify that the SACE Eligible Goods and Services referred to in the relevant Facility B Request and invoiced for under the Danieli EPC Contract have a level of foreign content which complies with the requirements of the SACE Policy and in particular:

(a)	[the total amount transferred abroad (importi trasferiti all’ estero) for any reason connected with the performance of the Danieli EPC Contract and the Agreement up to and including the date of this Exporter Declaration is EUR[●]; and]

(b)	the total amount that will be transferred abroad in relation to the SACE Eligible Goods and Services referred to in the Facility B Request is EUR[●].

10.	We certify that any copy document provided by us to you under this Exporter Declaration is a true, complete and accurate copy of the original.

11.	This Exporter Declaration is irrevocable.

Yours faithfully,

Authorised Signatory for

DANIELI & C. OFFICINE MECCANICHE S.P.A.

SCHEDULE 4

FACILITY C UTILISATION PROCEDURES

PART 1

UTILISATION PROCEDURE

1.	Definitions

In this Schedule 4:

Reimbursement Loan means a Facility C Loan being made to reimburse the Company for an amount already paid to either (a) Danieli for the account of Danieli Germany and/or directly to Danieli Germany under the Danieli EPC Contract or (b) Hermes in respect of the Hermes Premium.

2.	Further conditions precedent

(a)	The obligations of the Lender to make any Facility C Loan are subject to the further conditions precedent that on both the date of the Facility C Request and the Utilisation Date for that Facility C Loan:

(i)	the Repeating Representations are correct in all material respects;

(ii)	no Default is outstanding or would result from the Loan;

(iii)	the LTV Ratio was no less than the Required LTV Ratio on the immediately preceding Test Date and the Lender has no reason to believe that the LTV Ratio will not be less than the Required LTV Ratio on the next following Test Date as a result of the making of the requested Facility C Loan;

(iv)	the Company has provided copies of the invoices (and, if applicable, evidence that such invoices where paid by the Company) and other documents evidencing delivery of goods or performance of services under the Danieli EPC Contract that are required by the Facility C Request;

(v)	other than in respect of a Reimbursement Loan:

(A)	the Company has provided a certified copy of a payment instruction issued to the Passport Bank instructing the Passport Bank to pay the proceeds of the requested Facility C Loan to an account of Danieli or Danieli Germany (as the case may be) (as directed by Danieli or Danieli Germany (as the case may be)) or, in the case of a Facility C Loan being made to fund the Hermes Premium to the account of the Hermes Agent, and such payment instruction is in full force and effect and has not been revoked by the Company; and

(B)	the Company has taken all actions and provided all information required for the Passport Bank to comply with the payment instruction referred to in paragraph (A) above;

and

(vi)	the Lender has received confirmation from the Hermes Agent that:

(A)	the Hermes Policy has been issued and is still in full force and effect;

(B)	the Hermes Policy will apply to the requested Facility C Loan and interest thereon during the period in which such Facility C Loan remains outstanding;

(C)	Hermes has not issued any notice requiring the suspension or cancellation of the provision of any further Facility C Loans by the Lender under this Agreement;

(vii)	other than in respect of a request for a Facility C Loan to pay the Hermes Premium, the Company has paid all amounts outstanding in respect of the Hermes Premium in accordance with Clause 22.1(Hermes Premium); and

(viii)	the Lender has received e-mail confirmation from the Passport Bank that the Passport Account is free from any Security Interest.

(b)	The obligations of the Lender to make any Facility C Loan are subject to the further condition precedent that, no later than seven Business Day[s] before the proposed Utilisation Date, the Hermes Agent has notified the Lender that the conditions precedent specified in paragraph (a) above that are required to be delivered on the date of the relevant Facility C Request (including the Facility C Request itself and any supporting documents) are in form and substance satisfactory to the Hermes Agent.

3.	Giving of Requests

(a)	The Company may borrow a Facility C Loan by giving to the Lender a duly completed Facility C Request.

(b)	Unless the Lender otherwise agrees, the latest time for receipt by the Lender of a duly completed Facility C Request is 11.00 a.m. 10 Business Day[s] before the proposed Utilisation Date for the proposed borrowing.

(c)	Each Facility C Request is irrevocable.

4.	Completion of Requests

(a)	A Facility C Request will not be regarded as having been duly completed unless:

(i)	the Utilisation Date is a Business Day falling within the applicable Availability Period;

(ii)	the amount of the Facility C Loan requested is a minimum of EUR2,000,000 (or, if less, if the undrawn Facility C Commitments is less than EUR2,000,000) and a maximum of EUR5,000,000; and

in respect of a Facility C Loan being made to fund the Hermes Premium, the amount of such Facility C Loan when aggregated with all other Facility C Loans already made for this purpose would not exceed EUR12,000,000.

(b)	Only one Loan may be requested in a Facility C Request.

5.	Advance of Loan

(a)	The Lender is not obliged to make a Facility C Loan if, as a result, the Facility C Loans would exceed the Facility C Commitment.

(b)	Subject to paragraph (d) below, if the conditions set out in this Agreement have been met, the Lender must make the requested Facility C Loan to the Passport Euro Account of the Company through its Facility Office on the Utilisation Date.

(c)	Other than in respect of a Reimbursement Loan, the Company shall instruct the Passport Bank to transfer the proceeds of each Facility C Loan to the account of Danieli or Danieli Germany (as the case may be) (as directed by Danieli or Danieli Germany (as the case may be)) or, in the case of a Facility C Loan being made to fund the Hermes Premium to the account of the Hermes Agent, promptly upon receipt of such proceeds in the Passport Euro Account.

(d)	The Lender will not be required to make a Facility C Loan under this Agreement unless the Lender receives all of the funding by way of participation from the relevant Participants in that Facility C Loan (if any) under the Funded Participation Agreement.

PART 2

FORM OF FACILITY C EPC REQUEST6

To:	BNP PARIBAS S.A. as Lender and Hermes Agent

From:	CHELYABINSK METALLURGICAL PLANT OAO

Copy:	MECHEL OAO

Date:	[ ]

CHELYABINSK METALLURGICAL PLANT OAO – Facilities Agreement provided by

BNP Paribas S.A. dated [            ] 2010 (the Agreement)

1.	We refer to the Agreement. This is a Facility C EPC Request [for payment of an amount due and payable]/[for reimbursement of an amount paid] to Danieli for the account of [Danieli]/[Danieli Germany] under the Danieli EPC Contract. Terms used in this Facility C EPC Request have the meaning given to them in the Agreement.

2.	We wish to borrow a Loan on the following terms:

(a)	proposed Utilisation Date: [ ];

(b)	Amount: EUR[ ].

3.	We attach copies of the following invoice[s] in respect of the Danieli EPC Contract:

Details of invoice[s]:	[ ].

Aggregate amount of invoice[s]:	[ ].

4.	We attach copies of the documents specified in Clause [●] of the Danieli EPC Contract as documents to be delivered by [Danieli]/[Danieli Germany] to obtain the payments due to it thereunder, as listed in Annex 1 and, if applicable, evidence that the above invoices were paid.

5.	We certify that:

(a)	on [ ] the amounts referred to in paragraph 3 [are due to be paid]/[were paid] to Danieli for the account of [Danieli]/[Danieli Germany] under the Danieli EPC Contract;

(b)	the amount referred to in paragraph 3 does not include any amount for which a Facility B Loan or a Facility C Loan has previously been made or requested under the Agreement nor any amount in respect of the Downpayment;

(c)	all documents supplied by us in support of this Facility C EPC Request are true copies of the originals and comply in all material respects with the Danieli EPC Contract;

(d)	as of the date of this Facility C Request, the Danieli EPC Contract is in full force and effect and has not been suspended, cancelled, terminated or materially amended since the date of the Agreement;

(e)	no litigation or arbitration proceeds have been initiated between Danieli and/or Danieli Germany and us in respect of the Danieli EPC Contract nor, to the best of our knowledge and belief, are any such proceedings likely to be initiated; and

(f)	the amount referred to in paragraph 3 is in respect of Hermes Eligible Goods.

6.	We attach a copy of Exporter Confirmation from Danieli and Danieli Germany.

7.	The requested Facility C Loan should be paid to the Passport Euro Account [and we attach a certified copy of a payment instruction that has been issued to the Passport Bank instructing the Passport Bank to pay the proceeds of the requested Facility C Loan to an account of [Danieli]/[Danieli Germany] as set out in the payment instruction][7].

8.	We confirm that the requested Loan complies with Clause 3.1 (Loans) of the Agreement.

9.	We confirm that no Default is continuing or would result from the proposed Loan and each condition precedent under the Agreement which must be satisfied on the date of this Facility C EPC Request is so satisfied.

10.	This Facility C EPC Request is irrevocable.

By: CHELYABINSK METALLURGICAL PLANT OAO

[7]	Not required for reimbursement requests.

ANNEX l

In support of this Facility C Request, we attach hereto copies of the documents as prescribed in Clause [●] of the Danieli EPC Contract and applicable to this Facility C Request.8

•

[8]	List of documents required to be provided under the Danieli EPC Contract to be inserted by the Company prior to the submission of the Facility C EPC Request.

PART 3

FORM OF EXPORTER CONFIRMATION

To:	BNP PARIBAS S.A. as Lender and Hermes Agent

From:	DANIELI & C. OFFICINE MECCANICHE S.P.A.

JOSEF FRÖEHLING GMBH & CO. KG

Copy:	CHELYABINSK METALLURGICAL PLANT OAO

Date:	[ ]

CHELYABINSK METALLURGICAL PLANT OAO – Facilities Agreement provided by

BNP Paribas S.A. dated [            ] 2010 (the Agreement)

1.	We refer to the Agreement. This is an Exporter Confirmation given in respect of Facility C. Terms used in this Exporter Confirmation have the meaning given to them in the Agreement unless otherwise defined in this Exporter Confirmation.

2.	We refer to the Facility C EPC Request dated on or about the date of this Exporter Confirmation in respect of a Facility C Loan of EUR[●].

3.	We refer to the following invoices which are attached to the Facility C EPC Request:

Details of invoice[s]:	[ ].

Aggregate amount of invoice[s]:	[ ].

4.	[We certify that the cumulative total amount invoiced by us pursuant to the Danieli EPC Contract and approved for payment by the Company in accordance with the Danieli EPC Contract is as itemised below:

Origin of Goods	Purchase price of the goods/in EUR	Percentage of the contract price
[Country]	[Amount]	[Percentage]

5.	The total contract price under the Danieli EPC Contract is EUR[●].

6.	[We confirm that the cumulative total amount of payments received by us from the Company as at the date of this Exporter Confirmation in respect of goods and/or services supplied or provided under the Danieli EPC Contact is EUR[●].]][9]

[9]	Applicable for reimbursements.

7.	We certify that the amount invoiced in the invoice(s) attached to the relevant Facility C Request comprises goods and/or services invoiced as itemised below:

Origin of Goods	Purchase price of the goods/in EUR	Percentage of the contract price
[Country]	[Amount]	[Percentage]

8.	We certify that the amount invoiced in the invoice(s) attached represents the part supplied under the sub-supply contract with Danieli Germany.

9.	We certify that the amount invoiced in the invoice(s) attached [represents/does not represent] the part supplied under the sub-supply contract between Danieli Germany and Danieli Czeck Engineering S.A.

10.	We confirm that:

(a)	the amounts referred to in the Facility C EPC Request [have been received in full from the Company]/[are due and payable on [ ]];

(b)	the amounts referred to in the Facility C EPC Request do not include any amount for which a Facility C Loan has previously been made or requested under the Agreement nor any amount in respect of the Downpayment;

(c)	the amounts referred to Facility C EPC Request are in respect of Hermes Eligible Goods;

(d)	the Danieli EPC Contract is in full force and effect and has not been suspended, cancelled, terminated or materially modified since the date of the Agreement;

(e)	no litigation or arbitration proceeds have been initiated between the Company and us in respect of the Danieli EPC Contract nor, to the best of our knowledge and belief, are any such proceedings likely to be initiated.

By:

DANIELI & C. OFFICINE MECCANICHE S.P.A.

By:

JOSEF FRÖEHLING GMBH & CO. KG

PART 4

FORM OF FACILITY C PREMIUM REQUEST

To:	BNP PARIBAS S.A. as Lender and Hermes Agent

From:	CHELYABINSK METALLURGICAL PLANT OAO

Copy:	MECHEL OAO

Date:	[ ]

CHELYABINSK METALLURGICAL PLANT OAO – Facilities Agreement provided by

BNP Paribas S.A. dated [            ] 2010 (the Agreement)

1.	We refer to the Agreement. This is a Facility C Premium Request [for payment of an amount due and payable]/[for reimbursement of an amount paid] to Hermes in respect of the Hermes Premium. Terms used in this Facility C Premium Request have the meaning given to them in the Agreement.

2.	We wish to borrow a Loan on the following terms:

(a)	Utilisation Date: [ ]; and

(b)	Amount: EUR[ ].

3.	We attach a copy of the Hermes invoice for the payment of the Hermes Premium in an amount of EUR [ ] [and evidence that the relevant part or whole amount of such invoice was paid by the Company.][10]

4.	The requested Facility C Loan should be paid to the Passport Euro Account [and we attach a certified copy of a payment instruction that has been issued to the Passport Bank instructing the Passport Bank to pay the proceeds of the requested Facility C Loan to an account of the Hermes Agent][11].

5.	We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Facility C Premium Request is so satisfied.

6.	This Facility C Premium Request is irrevocable.

By:

(Chief Accountant)

CHELYABINSK METALLURGICAL PLANT OAO

[10]	Only required for reimbursement.
[11]	Not required for reimbursement requests.

SCHEDULE 5

CALCULATION OF THE MANDATORY COST

1.	General

(a)	The Mandatory Cost is to compensate the Finance Parties for the cost of compliance with:

(i)	the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces any of its functions); or

(ii)	the requirements of the European Central Bank.

(b)	The Mandatory Cost is expressed as a percentage rate per annum.

(c)	The Mandatory Cost is calculated by the Lender in accordance with this Schedule 5 on the first day of a Term (or as soon as possible after then).

(d)	Any determination by the Lender pursuant to this Schedule 5 will be, in the absence of manifest error, conclusive and binding on all the Parties.

2.	If a Finance Party lends from a Facility Office in the UK

(a)	The relevant rate for a Finance Party if it is lending from a Facility Office in the UK is calculated in accordance with the following formula:

E x 0.01	per cent. per annum
300

where on the day of application of the formula, E is the charge payable by the Lender under the fees rules to the Financial Services Authority for the relevant financial year of the Financial Services Authority (but, for this purpose, calculated by the relevant Finance Party as being the average of the fee tariffs applicable to that Finance Party for that financial year) and expressed in pounds per £1 million of the tariff base of the Finance Party.

(b)	For the purposes of this paragraph 2:

(i)	fees rules means the then current rules on periodic fees in the Supervision Manual of the FSA Handbook or any other law or regulation as may then be in force for the payment of fees for the acceptance of deposits;

(ii)	fee tariffs means the fee tariffs specified in the fees rules under fee-block Category Al (Deposit acceptors) (ignoring any minimum fee or zero-rated fee required pursuant to the fees rules but applying any applicable discount rate); and

(iii)	tariff base has the meaning given to it in, and will be calculated in accordance with, the fees rules.

(c)	Each rate calculated in accordance with a formula is, if necessary, rounded upwards to four decimal places.

3.	If the Finance Party lends from a Facility Office in a Participating Member State

The relevant rate for a Finance Party if it is lending from a Facility Office in a Participating Member State is the percentage rate per annum notified by the Lender to the Company (following notification to the Lender such rates by a Participant where that Finance Party is a Participant). This percentage rate per annum must be certified by the relevant Finance Party as its reasonable determination of the cost (expressed as a percentage of all Loans made by that Finance Party from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans (or participations in those Loans under the Funded Participation Agreement) made from that Facility Office.

4.	Changes

(a)	The Lender may, after consultation with the Company, determine and notify all the Parties of any amendment to this Schedule 5 which is required to reflect:

(i)	any change in law or regulation; or

(ii)	any requirement imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any successor authority).

(b)	If the Lender, after consultation with the Company, determines that the Mandatory Cost for a Finance Party lending from a Facility Office in the UK can be calculated by reference to a screen, the Lender may notify all the Parties of any amendment to this Agreement which is required to reflect this.

SCHEDULE 6

EXISTING SECURITY

Mechel Group Secured Loans as of 01/07/10

RUR	31.1954
USD	1,0000
EUR	38.1863
RON	9.5389

RUR/USD	31.20
USD/EUR	0.82
USD/RON	3.58

No	Borrower	Lender	Type of financing	Date of agreement	Currency	Outstanding debt (in loan currency)	Outstanding debt (in USD)	Security	Security, mln USD
1	Southern Kuzbass Coal Company	Syndicated Loan	Syndicated Loan	12/10/2007	USD	281,040,736.89	281,040,736.89	Pledge of equipment approx USD 5 mln	5.00
3	Southern Kuzbass Coal Company	Syndicated Loan	Syndicated Loan	7/17/2009	USD	600,000,000.00	600,000,000.00
4	Southern Kuzbass Coal Company	Sberbank	Long-term credit line	3/25/2010	RUR	262,268,330.24	8,407,275.76	Pledge of equipment approx USD 9 mln	9.00
5	Southern Kuzbass Coal Company	UniCredit	Long-term credit line	3/4/2010	USD	29,000,000.00	29,000,000.00	Pledge of equipment approx USD 12 mln	12.00
21	Chelyabinsk Metallurgical Plant	Sberbank	Credit agreement	2/16/2010	RUR	3,500,000,000.00	112,196,028.90	Pledge of fixed assets. Amount - approx USD 320 mln	320.00
6	Chelyabinsk Metallurgical Plant	Sberbank	Credit agreement	8/17/2009	RUR	350,000,000.00	11,219,602.89
7	Chelyabinsk Metallurgical Plant	Sberbank	Credit agreement	8/19/2009	RUR	3,300,000,000.00	105,784,827.25
8	Chelyabinsk Metallurgical Plant	Sberbank	Credit agreement	9/21/2009	RUR	531,700,000.00	17,044,179.59
9	Chelyabinsk Metallurgical Plant	Sberbank	Credit agreement	9/20/2012	RUR	634,924,181.48	20,353,134.80

No	Borrower	Lender	Type of financing	Date of agreement	Currency	Outstanding debt (in loan currency)	Outstanding debt (in USD)	Security	Security, mln USD
10	Chelyabinsk Metallurgical Plant	VTB	Credit agreement	11/27/2008	RUR	1,400,000,000.00	44,878,411.56	Pledge of fixed assets. Amount - approx USD 5.1 mln	5.10
11	Chelyabinsk Metallurgical Plant	VTB	Credit agreement	5/12/2010	RUR	4,000,000,000.00	128,224,033.03
12	Chelyabinsk Metallurgical Plant	VTB	Credit agreement	5/26/2010	RUR	1,000,000,000.00	32,056,008.26
13	Chelyabinsk Metallurgical Plant	VTB	Credit agreement	5/27/2010	RUR	1,000,000,000.00	32,056,008.26
14	Chelyabinsk Metallurgical Plant	VTB	Credit agreement	5/28/2010	RUR	1,000,000,000.00	32,056,008.26
15	Chelyabinsk Metallurgical Plant	ABN-Amro	Credit agreement	10/5/2007	EUR	7,185,187.13	8,795,390.07	Will be secured, the total amount of assets is USD 196 mln	196.00
16	Chelyabinsk Metallurgical Plant	ING	Credit agreement	10/4/2007	EUR	13,103,544.48	16,040,053.36
17	Chelyabinsk Metallurgical Plant	HVB	Credit agreement	4/11/2008	EUR	5,752,765.73	7,041,962.53
18	Chelyabinsk Metallurgical Plant	Fortis Bank (BNP)	Credit line	7/11/2008	EUR	5,855,599.67	7,167,841.59
19	Chelyabinsk Metallurgical Plant	Syndicated Loan	Syndicated Loan	12/10/2007	USD	753,189,173.89	753,189,173.89	Pledge of equipment, USD 5 mln	5.00
20	Chelyabinsk Metallurgical Plant	Syndicated Loan	Syndicated Loan	7/10/2009	USD	300,000,000.00	300,000,000.00	Pledge of equipment, USD 5 mln	5.00
23	Yakutugol	Sberbank	Long-term credit line	23/04/2010	RUR	161,518,000.00	5,177,622.34	Pledge of equipment, approx USD 5.5 mln	5.50
24	South-Urals Nickel Plant	Syndicated Loan	Syndicated Loan	12/10/2007	USD	89,933,035.42	89,933,035.42	Pledge of equipment, USD 5.75 mln	5.75
25	South-Urals Nickel Plant	Syndicated Loan	Syndicated Loan	12/10/2007	USD	100,000,000.00	100,000,000.00	Pledge of equipment, USD 5.75 mln	5.75
26	Izhstal OAO	ABN-Amro	Credit agreement	10/5/2007	EUR	7,329,353.75	8,971,864.48	Will be secured, the total amount of assets is USD 122 mln	122.00
27	Izhstal OAO	HVB	Long-term credit line	4/11/2008	EUR	8,365,545.56	10,240,267.23
28	Izhstal OAO	Fortis Bank	Long-term credit line	10/30/2007	EUR	24,677,005.27	30,207,130.74

No	Borrower	Lender	Type of financing	Date of agreement	Currency	Outstanding debt (in loan currency)	Outstanding debt (in USD)	Security	Security, mln USD
29	Izhstal OAO	Sberbank	Long- term credit line	2/13/2009	RUR	947,724,959.07	30,380,279.11	Pledge of assets, approx USD 7 mln	7.00
30	Mechel Targoviste	Raiffeisen Bank	Short- term- loan	14.02.2006	RON	49,969,376.10	14,029,642.05	Pledge of property, stocks, approximately USD 30 mln	30.00
31	Mechel Targoviste	Raiffeisen Bank	Short- term- loan	15.12.2006	RON	2,819,038.00	791,486.65
32	Mechel Targoviste	ERSTE BANK VIENA	Short- term- loan	3/19/2010	EUR	11,820,302.00	14,469,235.79
42	MIH	Fortis Bank (BNP)	Credit line	7/26/2008	EUR	11,585,930.55	14,182,341.62	Unsecured (will be secured, the pledge will be provided by Chelyabinsk)	0.00
43	Korshunov Mining and Processing Plant	Sberbank(Baikal)	Credit agreement	3/16/2010	RUR	104,775,000.00	3,358,668.27	Pledge of equipment, approximately USD 4.5 mln	4.50
44	Korshunov Mining and Processing Plant	Sberbank(Baikal)	Credit agreement	3/16/2010	RUR	20,733,760.00	664,641.58
45	SC DUCTIL STEEL	ERSTE BANK	Credit line	3/19/2010	EUR	17,558,000.00	21,492,753.91	Pledge of property, approx USD 60 mln	60.00
46	HBL Holding	VTB Bank	Credit agreement	7/29/2009	EUR	23,351,232.30	28,584,251.59
47	Union Bandstahl GmbH	Rosbank	Credit agreement	6/18/2008	EUR	1,627,869.58	1,992,675.72
48	LAMINOR BRAILA	BC Carpatica Braila	Credit agreement	2/5/2008	EUR	2,767,866.52	3,388,146.37

							2,924,414,719.77		797.60

SCHEDULE 7

REQUIRED LTV RATIO

Test Date	Required LTV Ratio

(Calculated as the date falling the specified number of months after the date of this Agreement)

0 months (the date of this Agreement)	1 : 1.5

6 months	1 : 1.5

12 months	1 : 1.5

15 months	1 : 1.2

18 months	1 : 1.2

21 months	1 : 1.5

27 months	1 : 1.5

30 months (and each date falling at intervals of six months thereafter)	1 : 1.5

SCHEDULE 8

INITIAL RELEASE DATE

The Initial Release Date will occur on the date on which each of the following conditions have been satisfied:

1.	The Construction Completion Date has occurred.

2.	The Technical Auditor has certified to the Lender that the performance tests and technical parameters under the EPC Contracts have been achieved (according to clause 10 (Tests on Completion) and clause 4.18 of the MinMetals EPC Contract and clause 12 (Performance Tests) of the Danieli EPC Contract).

3.	The Offtake Contract has entered into full force and effect, and there are no breaches of any obligations under the Offtake Contract.

4.	All consents, permits and authorisations which the Company is required to obtain in order to operate and maintain the Rolling Mill no. 3 and the Universal Mill have been duly granted and are in full force and effect.

5.	At least 30,000 tons per month of long steel products and/or rails produced by the Universal Mill, to be calculated as a rolling average, have been sold for at least six consecutive calendar months.

6.	The Rouble equivalent of at least US$15,000,000 per month, to be calculated as a rolling average, has been credited to the Collection Account as the proceeds from the production of the Rolling Mill no. 3 and the Universal Mill for at least six consecutive calendar months.

7.	No Material Adverse Effect has occurred and is continuing.

8.	No Default has occurred and is continuing and the Company is not in breach of its obligations under any other outstanding credit facility.

9.	The Repeating Representations are true in all material respects.

10.	There are no outstanding, or threatened, claims under any of the EPC Contracts and there are no outstanding Environmental Claims.

SCHEDULE 9

GROUP STRUCTURE CHART

SCHEDULE 10

FORM OF GUARANTEE

DEED OF GUARANTEE

DATED      SEPTEMBER 2010

Between

MECHEL OAO

and

BNP PARIBAS S.A.

as Lender

and

SACE S.p.A. - SERVIZI ASSICURATIVI DEL COMMERCIO ESTERO

as SACE

THIS DEED is dated      September 2010 and is made

BETWEEN:

(1)	MECHEL OAO an open joint stock company organised and validly existing under the laws of the Russian Federation with a registered address at ul. Krasnoarmejskaja, 1, Moscow, 125993, Russian Federation and registration number 10377030112896 (the Guarantor);

(2)	BNP Paribas S.A. (the Lender), and

(3)	SACE S.p.A. - SERVIZI ASSICURATIVI DEL COMMERCIO ESTERO, a corporation (società per azioni) duly organised and validly existing under the laws of the Republic of Italy, whose registered office is at Piazza Poli 37/42, 00187 Rome, Republic of Italy (SACE),

each a Party and together the Parties.

BACKGROUND

(A)	The Guarantor, the Lender and SACE enter into this Deed in connection with the Guaranteed Documents (as defined below).

(B)	It is intended that this document takes effect as deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Deed:

Available Excess Cashflow means, in respect of any Half-Year, an amount equal to 50 per cent. of Excess Cashflow for that Half-Year.

Beneficiary means SACE or the Lender (as applicable).

Calculation Date means the end of each financial quarter, being 30 June, 30 September, 31 December and 31 March.

Cash and Cash Equivalent Investments means, at any time:

(a)	any credit balance and cash denominated in any currency, including Roubles;

(b)	securities with a maturity of less than 12 months from the date of acquisition issued or fully guaranteed or fully insured by the government of the United States of America or any member state of the European Union which is rated at least AA by S&P or Aa2 by Moody’s;

(c)	commercial paper or other debt securities issued by an issuer rated at least A-1 by S&P or P-1 by Moody’s and with a maturity of less than 12 months;

(d)	certificates of deposit or time deposits of any commercial bank and with a maturity of less than three months and four days; and

(e)	any other amounts and investments shown as cash and cash equivalents in the most recent audited consolidated financial statements of the Guarantor,

in each case not subject to any Security Interest (other than pursuant to any customary bankers’ liens arising by operation of law) and where the proceeds of which are capable of being remitted to a member of the Group.

Debt Service means, for any Relevant Period, the aggregate of all amounts of principal, interest (together with any amounts due by virtue of a tax gross-up) and fees which are scheduled to be paid by any member of the Group in respect of any Financial Indebtedness during such Relevant Period.

EBITDA means, in relation to any Relevant Period, the net income of the Group, before taking into account:

(a)	any provision or payment on account of income taxation;

(b)	any interest, commission, discounts or other fees incurred or payable, received or receivable by any member of the Group in respect of Financial Indebtedness;

(c)	any items treated as exceptional or extraordinary items including any amounts in relation to:

(i)	foreign exchange gain or loss; or

(ii)	the revaluation of a non-current asset or any gain or loss of book value arising on the disposal of a non-current asset by any member of the Group;

(d)	any amount attributable to amortization or impairment of intangible assets and depreciation of tangible assets;

(e)	any dividends paid or payable by any member of the Group; and

(f)	any amount attributable to minority interests,

as determined (except as needed to reflect the terms of Clause 7 (Financial Covenants) from the financial statements of the Group and Compliance Certificates delivered under Clause 16.1 (Financial Statements) and Clause 6.3 (Compliance Certificate).

Existing Pledge means the pledge granted by the Guarantor in favour of various lenders or financial institutions in respect of certain existing Group financing agreements over 35 per cent. of the shares in the Company existing as of the date of this Deed.

Guaranteed Documents means in respect of SACE, the SACE Reimbursement Agreement and in respect of the Lender, the Lender Finance Documents.

Guaranteed Obligations means in respect of SACE, all the obligations of the Company under the SACE Reimbursement Agreement and in respect of the Lender, all the obligations of the Company under the Lender Finance Documents.

Interest Expense means, as at any particular time, in relation to any Relevant Period, the aggregate amount of interest and any other finance charges (whether or not paid, payable or capitalised) accrued by the Group in that Relevant Period in respect of its Financial Indebtedness including:

(a)	the interest element of leasing and hire purchase payments;

(b)	commitment fees, commissions, arrangement fees and repayment or prepayment fees;

(c)	discount and acceptance fees;

(d)	periodic fees in connection with the issue or maintenance of any bond, letter of credit, guarantee or other assurance against financial loss; and

(e)	amounts in the nature of interest payable in respect of any shares other than equity share capital,

as determined (except as needed to reflect the terms of Clause 7 (Financial Covenants) from the financial statements of the Group and Compliance Certificates delivered under Clause 16.1 (Financial Statements) and Clause 6.3 (Compliance Certificate).

Interest Income means in relation to any Relevant Period, the aggregate interest (whether or not received) accrued due to the Group in that Relevant Period on any Cash or Cash Equivalent Investment.

Lender Finance Documents means the Company Finance Documents other than the SACE Reimbursement Agreement.

Moody’s means Moody’s Investors Service Limited or any successor to its ratings business.

Net Borrowings means, as at any particular time, Financial Indebtedness minus Cash and Cash Equivalent Investments. For this purpose, any amount outstanding or repayable in a currency other than Dollars shall on that day be taken into account in its Dollar equivalent at the rate of exchange that would have been used had an audited balance sheet of the Group been prepared as at that day in accordance with US GAAP.

Relevant Period means each period of 12 months ending on the last day of each financial quarter of the Guarantor (including, for the avoidance of doubt, each period of 12 months ending on the last day of each Financial Year of the Guarantor).

S&P means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor to its ratings business.

Shareholder Equity means the aggregate of (a) the amounts paid up or credited as paid up on the issued share capital of the Guarantor (other than any shares that are expressed to be redeemable in less than 60 months) and (b) the aggregate amount standing to the credit of the consolidated reserves (including retained earnings) of the Group, but adjusted by:

(a)	adding any credit balance on the profit and loss account of the Group (to the extent not included in item (b) below) or, as the case may be, deducting any debit balance on the profit and loss account of the Group; and

(b)	deducting any dividend or other distribution declared, recommended or made by any member of the Group out of profits earned up to and including the date of the latest balance sheet of that member of the Group to the extent that such distribution is not provided for in the latest balance sheet of that member of the Group.

1.2	Construction

(a)	Capitalised terms defined in the Facilities Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.

(b)	The provisions of Clause 1.2 (Construction) and Clause 1.3 (Russian Terms) of the Facilities Agreement apply to this Deed as though they were set out in full in this Deed, except that references to the Facilities Agreement are to be construed as references to this Deed.

(c)	Unless expressly provided to the contrary in a Finance Document and subject to Clause 1.3(d), a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

(d)	Any Finance Party referred to herein who is not party to this Deed may enforce its rights under this Deed under the Contracts (Rights of Third Parties) Act 1999.

1.3	ECA override

(a)	Notwithstanding anything to the contrary in this Deed, nothing in this Deed shall oblige any relevant Finance Party to act (or omit to act) in a manner that is inconsistent with any requirement of Hermes or SACE under or in connection with an ECA Policy and, in particular:

(i)	the Lender shall be authorised to take all such actions as it may deem necessary (acting in consultation with the Hermes Agent or the SACE Agent, as applicable) to ensure that all requirements of Hermes and/or SACE under or in connection with the relevant ECA Policy are complied with; and

(ii)	a relevant Finance Party shall not be obliged to do anything if, in its opinion, to do so could (A) result in a breach of any requirements of Hermes (in respect of Facility C) or SACE (in respect of Facility B) under or in connection with an ECA Policy or (B) affect the validity or effectiveness of an ECA Policy.

(b)	Nothing in this Clause 1.3 (ECA override) shall affect the obligations of the Guarantor.

(c)	If, in the opinion of the Lender (acting reasonably and in consultation with the Hermes Agent or the SACE Agent, as applicable), there are any terms of this Deed that contradict or conflict with any provision of an ECA Policy such that compliance by a Finance Party with the terms of the relevant ECA Policy may result in a breach by the Lender of the terms of this Deed, the Lender shall notify the other Parties. The Parties agree that the relevant terms of this Deed will be amended or supplemented as necessary so that compliance by any Finance Party with the terms of the relevant ECA Policy will not result in a breach by the Lender of the terms of this Deed, provided that such amendment shall not affect the rights or obligations of the Company without the prior written consent of the Company.

(d)	In the event of any conflict between the terms of this Deed and an ECA Policy, as among that ECA and the relevant Finance Parties, the terms of the ECA Policy shall prevail.

1.4	Funded Participation Agreement

(a)	The Lender has entered into the Funded Participation Agreement as a means of funding Facility A and Facility B (and is bound by its terms).

(b)	The Guarantor acknowledges that:

(i)

pursuant to the Funded Participation Agreement, the Lender and the Participants or certain of them are collectively entitled to vote to direct the Lender in respect of certain consents or discretions which the Lender is entitled to exercise under and in accordance with the Company Finance Documents (including, without limitation, in respect of waivers, amendments and enforcement in respect of any Company Finance Document), and the

Lender will be bound by such instructions given to it under and in accordance with the Funded Participation Agreement irrespective of the interests and the wishes of the Obligors or the institutional position of the Lender on the relevant matter;

(ii)	any decisions to be taken among the Participants and the Lender under the Company Finance Documents may take longer than would typically be the case under a conventional multilateral facility with Russian obligors;

(iii)	the voting procedures set out in the Funded Participation Agreement include provisions which require certain levels of majority and specific timeframes within which decisions among the Participants and the Lender are to be taken; and

(iv)	the Guarantor (i) is not a party to the Funded Participation Agreement and will not be deemed to be party to any supplemental or collateral contract with the Participants reflecting some or all of the terms of the Funded Participation Agreement or otherwise entitled to rely upon any such terms and (ii) is not entitled to be consulted in respect of any matters arising under the Funded Participation Agreement, except to the extent expressly provided under the Company Finance Documents.

2.	GUARANTEE AND INDEMNITY

2.1	Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

(a)	guarantees to each Beneficiary punctual performance by the Company of the Guaranteed Obligations;

(b)	undertakes that, whenever the Company does not pay any amount when due under or in connection with a Guaranteed Document, the Guarantor must within three Business Days of demand pay to the relevant Beneficiary that amount as if it were the principal obligor in respect of that amount; and

(c)	agrees that if, for any reason, any amount claimed by a Beneficiary under this Deed is not recoverable from the Guarantor on the basis of a guarantee then the Guarantor will be liable as a principal debtor and primary obligor to indemnify the relevant Beneficiary in respect of any cost, loss or liability it incurs as a result of the Company failing to pay any amount expressed to be payable by it under the Guaranteed Documents on the date when it ought to have been paid and the amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Deed had the amount claimed been recoverable on the basis of a guarantee.

2.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Company under the Guaranteed Documents, regardless of any intermediate payment or discharge in whole or in part.

2.3	Reinstatement

(a)	If any discharge (whether in respect of the obligations of the Company or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation, administration or otherwise without limitation, the liability of the Guarantor under this Clause will continue or be reinstated as if the discharge or arrangement had not occurred.

(b)	The relevant Beneficiary may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

2.4	Waiver of defences

The obligations of the Guarantor under this Deed will not be affected by any act, omission or thing (whether or not known to it or a Beneficiary) which, but for this provision, would reduce, release or prejudice any of its obligations under this Deed. This includes:

(a)	any time or waiver granted to, or composition with, any person;

(b)	any release of any person under the terms of any composition or arrangement;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)	any amendment of a Guaranteed Document or any other document or security;

(g)	any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Guaranteed Document or any other document or security; or

(h)	any insolvency or similar proceedings.

2.5	Immediate recourse

(a)	The Guarantor waives any right it may have of first requiring a Beneficiary (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from the Guarantor under this Deed.

(b)	This waiver applies irrespective of any law or any provision of a Guaranteed Document to the contrary.

2.6	Appropriations

Until all amounts which may be or become payable by the Company under the Guaranteed Documents have been irrevocably paid in full, a Beneficiary (or any trustee or agent on its behalf) may without affecting the liability of the Guarantor under this Deed:

(a)	(i)	refrain from applying or enforcing any other moneys, security or rights held or received by the relevant Beneficiary (or any trustee or agent on its behalf) against those amounts; or

(ii)	apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

(b)	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Deed.

2.7	Non-competition

Unless:

(a)	all amounts which may be or become payable by the Company under or in connection with the Guaranteed Documents have been irrevocably paid in full; or

(b)	a Beneficiary otherwise directs,

the Guarantor will not, after a claim has been made or by virtue of any payment or performance by it under this Deed:

(i)	be subrogated to any rights, security or moneys held, received or receivable by the relevant Beneficiary (or any trustee or agent on its behalf);

(ii)	be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Guarantor’s liability under this Deed;

(iii)	claim, rank, prove or vote as a creditor of the Company or its estate in competition with the relevant Beneficiary (or any trustee or agent on its behalf); or

(iv)	receive, claim or have the benefit of any payment, distribution or security from or on account of the Company, or exercise any right of set-off as against the Company.

The Guarantor must, where legally able to do so, hold in trust for, or otherwise must hold in an account segregated from its funds for, and immediately pay or transfer to the relevant Beneficiary any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the relevant Beneficiary under this Clause.

2.8	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by a Beneficiary.

3.	TAXES

3.1	Tax gross-up

(a)	The Guarantor must make all payments to be made by it under this Deed without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	If the Guarantor is aware that it must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the relevant Beneficiary.

(c)	Except as provided below, if a Tax Deduction is required by law to be made by the Guarantor, the amount of the payment due from the Guarantor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

Except as provided below, in respect of payments made to the Lender, the Guarantor is not required to make an increased payment under paragraph (c) above for a Tax Deduction in respect of the tax imposed by the Russian Federation (i) if on the date on which the payment in respect of which the

Tax Deduction is required falls due the payment could have been made to the Lender without a Tax Deduction if the Lender was, or had not ceased to be, a Qualifying Lender, but on that date the Lender is not, or has ceased to be, a Qualifying Lender in respect of the Guarantor; or (ii) if the Guarantor is able to demonstrate that the Tax Deduction would not have been required if the Lender had complied with its obligations under paragraph (h) below.

(e)	Paragraph (d) above will not apply if the Lender has ceased to be a Qualifying Lender in respect of the Guarantor by reason of any change after the date it became the Lender under this Deed in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or concession of any relevant taxing authority.

(f)	If the Guarantor is required to make a Tax Deduction, the Guarantor must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(g)	Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Guarantor must deliver to the relevant Beneficiary evidence satisfactory to that Beneficiary that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(h)	A Treaty Lender and the Guarantor must co-operate in completing any procedural formalities necessary for the Guarantor to obtain authorisation to make that payment without a Tax Deduction (including, without limitation, a Treaty Lender providing a copy of the certificate issued by the competent taxing authority of the jurisdiction in which the Lender’s Facility Office is located confirming that the relevant Treaty Lender is a resident for tax purposes in that jurisdiction, duly legalised and translated into the Russian language at the cost of the Company).

3.2	Tax indemnity

(a)	Except as provided below, the Guarantor must indemnify the Lender (for the benefit of the Finance Parties) against any documented loss or liability or cost which has been suffered (directly or indirectly) by a Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b)	Paragraph (a) above does not apply with respect to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(i)	that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)	that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by that Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c)	Paragraph (a) above does not apply to the extent a loss, liability or cost:

(i)	is compensated for by an increased payment under Clause 3.1 (Tax gross-up); or

(ii)	would have been compensated for by an increased payment under Clause 3.1 (Tax gross-up) but was not compensated solely because one of the exclusions in that Clause applied.

(d)	If the Lender makes, or intends to make, a claim under paragraph (a) above, it must promptly notify the Company of the event which will give, or has given, rise to the claim.

3.3	Tax Credit

If the Guarantor makes a Tax Payment and the Lender (in its absolute discretion) determines that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)	it has obtained, used and retained that Tax Credit,

the Lender must pay an amount to the Guarantor which it determines (in its absolute discretion) will leave it (after that payment) in the same after-Tax position as it would have been if the Tax Payment had not been required to be made by the Guarantor.

3.4	Stamp taxes

The Guarantor must indemnify each Beneficiary against, and pay to each Beneficiary any cost, loss or liability the relevant Beneficiary incurs in relation to all stamp duty, stamp duty land tax, registration or other similar Tax payable in connection with the entry into, performance or enforcement of the Guaranteed Documents.

3.5	Value added taxes

(a)	All amounts set out, or expressed to be payable under this Deed by the Guarantor to a Beneficiary which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is or becomes chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is chargeable on any supply made by the relevant Beneficiary to the Guarantor under this Deed and the relevant Beneficiary is required to account for the VAT, the Guarantor must pay to the relevant Beneficiary (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of the VAT (and the relevant Beneficiary must promptly provide an appropriate VAT invoice to the Guarantor).

(b)	If VAT is chargeable on any supply made by a Beneficiary to the Guarantor under this Deed and if reasonably requested by the Lender or SACE, the Guarantor must promptly give the relevant Beneficiary details of its VAT registration number and any other information as is reasonably requested in connection with the relevant Beneficiary’s reporting requirements for the supply.

4.	PAYMENTS

4.1	Place

All payments by the Guarantor under this Deed must be made to a Beneficiary to that Beneficiary’s account as notified to the Guarantor.

4.2	Funds

Payments under this Deed to a Beneficiary must be made for value on the due. date at such times and in such funds as the relevant Beneficiary may specify to the Guarantor as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

4.3	Currency

Any amount under this Deed payable in respect of any other amount payable under a Guaranteed Document is payable under this Deed in the same currency as that other amount.

4.4	No set-off or counterclaim

All payments made by the Guarantor under this Deed must be calculated and made without (and free and clear of any deduction for) set-off or counterclaim.

4.5	Business Days

(a)	If a payment under this Deed is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day.

(b)	During any extension of the due date for payment of any principal under this Deed interest is payable on that principal at the rate payable on the original due date.

4.6	Partial payments

(a)	If the Lender receives a payment under this Deed (whether in the ordinary course, as a result of Enforcement Action or otherwise) from the Guarantor which is insufficient to discharge all of the amounts then due and payable by the Obligors under the Lender Finance Documents, the Lender must apply that payment towards the obligations of the Obligors under the Lender Finance Documents in the following order:

(i)	first, in or towards payment of any amounts due and payable to the Lender or the Participation Agent under Clause 25 (Expenses) of the Facilities Agreement;

(ii)	secondly, to the extent not discharged under paragraph (i) above, in or towards payment pro rata of any unpaid fees, costs and expenses of the Lender, the Participation Agent, either ECA Agent, the Passport Bank and the Collection Account Bank under those Lender Finance Documents;

(iii)	thirdly, in or towards payment pro rata among all Facilities of any accrued interest fee or commission due but unpaid in respect of the Facilities under the Lender Finance Documents;

(iv)	fourthly, in or towards payment pro rata among all Facilities of any principal due but unpaid in respect of the Facilities under the Lender Finance Documents; and

(v)	fifthly, in or towards payment pro rata of any other sum due but unpaid under the Lender Finance Documents.

(b)	This Clause will override any appropriation made by the Guarantor. The Lender may, in its discretion or pursuant to instructions received under the Funded Participation Agreement, vary the order set out in paragraph (a) above, without the consent of the Guarantor and shall notify the Guarantor of any variation.

5.	REPRESENTATIONS AND WARRANTIES

5.1	Representations and warranties

The representations and warranties set out in this Clause are made by the Guarantor to each Beneficiary.

5.2	Status

(a)	It is an open joint stock company, duly incorporated and validly existing under the laws of the Russian Federation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

5.3	Powers and authority

(a)	It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

(b)	It has obtained all corporate approvals necessary under applicable Russian law in order to approve the execution of each of the Finance Documents including, without limitation, as an interested party transaction and/or as a major transaction pursuant to the Russian Companies Law, in accordance with the provisions of Russian law.

5.4	Binding Obligations

(a)	The obligations expressed to be assumed by it in each Finance Document to which it is a party are, subject to any general principles of law limiting its obligations and referred to in any legal opinion delivered under this Deed, its legally binding, valid and enforceable obligations.

(b)	Each Finance Document to which it is a party is in the proper form for its enforcement in the jurisdiction of its incorporation.

5.5	Non-conflict

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not conflict with or contravene:

(a)	any law or regulation applicable to it;

(b)	its or any of its Subsidiaries’ constitutional documents; or

(c)	any document which is binding upon it or any of its Subsidiaries or any of its or its Subsidiaries’ assets.

5.6	No default

(a)	No Default is outstanding or will result from the entry into of, or the performance of any transaction contemplated by, any Finance Document.

(b)	No other event or circumstance is outstanding which constitutes a default under any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries’ assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

5.7	Authorisations

Except for the registration of the Company Share Pledge and any Mortgage, all authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Company Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

5.8	Financial statements

(a)	Its Original Financial Statements:

(i)	have been prepared in accordance US GAAP or RAS, as appropriate, consistently applied; and

(ii)	fairly represent its financial condition and operations (consolidated, if applicable) during the relevant Financial Year.

(b)	There has been no material adverse change in its consolidated financial condition since the date to which the latest audited financial statements were drawn up.

5.9	Litigation

Except for those proceedings disclosed on the website of the Guarantor (shown at http://mechel.com/media/for_investors/20f/form_20f.pdf) as at the date of this Deed, no litigation, arbitration or administrative proceedings against an Obligor or a Material Subsidiary are current or, to its knowledge, pending or threatened, which exceed (in an aggregate amount) US$20,000,000 or which have or, if adversely determined, are reasonably likely to have, a Material Adverse Effect.

5.10	Information and Project Documents

(a)	All information supplied by it to the Lender in connection with the Finance Documents is true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)	No Obligor has omitted to supply any information which, if disclosed, might make the information supplied untrue or misleading in any material respect.

(c)	The Project Documents:

(i)	are true and accurate in all respects;

(ii)	truly represent the intention of the parties thereto;

(iii)	do not contain any misleading information; and

(iv)	are not subject to, and are not likely to become, subject to any claim or dispute.

5.11	Ownership of assets

Each Obligor has:

(a)	good title to, or freedom to use under any applicable laws, all of its assets necessary, customary or desirable to implement the Project or which are subject to a Security Interest in accordance with the Security Documents; and

(b)	good and marketable title to all the assets reflected in its latest audited financial statements,

in each case free from Security Interests (other than the Permitted Encumbrances), restrictions and onerous covenants.

5.12	Shares subject to Security

All of the shares which are subject to a Security Interest under the Security Documents:

(a)	have been validly issued and are fully paid and all in-kind capital contributions by such shareholders have been made for full commercial value; and

(b)	are free from any options, warrants or instruments convertible into those shares or other agreements relating to the acquisition, transfer or appropriation of such shares, or any other restrictions on the provision or enforcement of a pledge over those shares.

5.13	Compliance with laws

Each member of the Group is in compliance in all respects with all laws to which it is subject where failure to do so would have or is reasonably likely to have a Material Adverse Effect.

5.14	Environmental matters

Each member of the Group:

(a)	complies with all Environmental Law;

(b)	has obtained, maintained, and ensures compliance with all requisite Environmental Approvals; and

(c)	has implemented procedures to monitor compliance with, and to prevent liability under, any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect or result in any liability for a Finance Party.

5.15	Compliance with tax laws

No Obligor or Material Subsidiary has any overdue tax liabilities other than:

(a)	those it is contesting in good faith by appropriate proceedings and in respect of which adequate reserves have been established (in the opinion of a firm of first-class international auditors); or

(b)	those which at any time do not exceed (in aggregate among all members of the Group) US$50,000,000 (provided that the difference between (i) such overdue tax liabilities and (ii) the amount (in aggregate among all members of the Group) of Taxes owing or reasonably expected to be repaid or refunded by the relevant tax authorities to any member of the Group, shall not exceed US$10,000,000) and are overdue for a period of not more than 90 days.

5.16	Pari passu ranking

The Obligors’ payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all of its other unsecured unsubordinated creditors, except for claims mandatorily preferred by laws applicable to companies generally.

5.17	Permitted Encumbrances

Other than Permitted Encumbrances, there are no Security Interests existing over the present or future properties, incomes, assets or revenues (including, without limitation, fixed assets, movable assets and shares) of any member of the Group.

5.18	Deduction of Taxes

All amounts payable by it under the Finance Documents to which it is a party may be made without any Tax Deduction.

5.19	Stamp duties

Except for the state registration fees payable in respect of the Mortgages, no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of any Finance Document to which it is a party.

5.20	Immunity

In any proceedings taken in the Russian Federation in relation to any Finance Document, it will not be entitled to claim immunity from suit, execution, attachment or other legal process.

5.21	Private and commercial acts

The entry by it into the Finance Documents to which it is or will be a party constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts done and performed for private and commercial purposes.

5.22	No adverse consequences

(a)	It is not necessary under the laws of its jurisdiction of incorporation:

(i)	in order to enable a Finance Party to enforce its rights under any Finance Document; or

(ii)	by reason of the entry into of any Finance Document or the performance by it of its obligations under any Finance Document,

that such Finance Party should be licensed, qualified or otherwise entitled to carry on business in its jurisdiction of incorporation.

(b)	No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its jurisdiction of incorporation by reason only of the entry into, performance and/or enforcement of any Finance Document.

5.23	Insolvency

(a)	Neither it nor any Material Subsidiary is Insolvent.

(b)	Neither it nor any Material Subsidiary has any reason to believe that any of them may, in the reasonably foreseeable future, become Insolvent.

5.24	No Insolvency Proceedings

(a)	Neither it (nor any Material Subsidiary) has taken any corporate action in relation to, or otherwise to commence, Insolvency Proceedings in respect of it (or any Material Subsidiary).

(b)	No other steps have been taken or legal proceedings been started or (to the best of its knowledge and belief, having made due enquiry) threatened in relation to Insolvency Proceedings in respect of it (or any Material Subsidiary).

(c)	Neither it (nor any Material Subsidiaries) has any reason to believe that Insolvency Proceedings might, in the reasonably foreseeable future, be commenced in respect of it.

5.25	No Creditors’ Process

(a)	No Creditors’ Process is affecting any asset of it (or of any of its Subsidiaries) or the ability of it (nor of any of its Subsidiaries) to deal with such assets.

(b)	Neither it (nor any of its Subsidiaries) has any reason to believe that any Creditors’ Process might be commenced or order issued in the reasonably foreseeable future in respect of it (or of any of its Subsidiaries) or any assets or revenues of it (or of any of its Subsidiaries).

5.26	Jurisdiction/governing law

(a)	In this Clause 15.27:

Relevant Jurisdiction means in relation to the Guarantor:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to a Security Interest created under a Security Document is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any Security Interest intended to be created under a Security Document by it.

(b)	Subject to any general principles of law referred to in any legal opinion delivered under the Facilities Agreement, its:

(i)	irrevocable submission under the Finance Documents to which it is a party to the jurisdiction of the courts of the jurisdiction stated to be the governing law of that Finance Document;

(ii)	agreement that each Finance Document to which it is a party is governed by the law stated to be the governing law of that Finance Document;

(iii)	agreement not to claim any immunity to which it or its assets may be entitled; and

(iv)	agreement to arbitration under the Finance Documents to which it is a party which contemplate arbitration,

are legal, valid and binding under the laws of its Relevant Jurisdiction.

(c)	Any judgment obtained in the jurisdiction, or arbitration award obtained from the relevant tribunal, to which it submits under each Finance Document to which it is a party, will be recognised and be enforceable by the courts of its Relevant Jurisdiction save to the extent stated otherwise in any legal opinion delivered under this Facilities Agreement.

5.27	Consent of the Federal Anti-monopoly Service

It is not necessary to notify, or obtain consent from, the Federal Anti-monopoly Service of the Russian Federation in respect of the enforcement of the Company Share Pledge, except in circumstances where:

(a)	the party acquiring shares in the Company or any member of its group already owns more than 5% of shares in the Company; and/or

(b)	following the date of this Deed, applicable Russian legislation is introduced or amended whereby a notification to, or a consent from the Federal Anti-monopoly Service of the Russian Federation is required for the enforcement of the Company Share Pledge.

5.28	UK establishment

No Obligor has registered a United Kingdom establishment or place of business with the Registrar of Companies under the Overseas Companies Regulations 2009 or Part 23 of the Companies Act 1985.

5.29	Information

(a)	All written information supplied by or on behalf of an Obligor to the Finance Parties in connection with the Finance Documents (including the documents and certificates specified in Schedule 1 (Conditions Precedent Documents) of the Facilities Agreement) was true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)	The financial projections supplied by or on behalf of an Obligor to the Finance Parties in connection with the Finance Documents have been prepared as at their date, on the basis of the most recent historical information and assumptions believed by the Company to be fair and reasonable.

(c)	It has not omitted to supply any information which, if disclosed, would make the information supplied by it untrue or misleading in any material respect.

(d)	As at the date of this Deed, nothing has occurred since the date of any information supplied by or on behalf of an Obligor to the Finance Parties which, if disclosed, would make the information supplied by it untrue or misleading in any material respect.

5.30	Group structure

As at the date of this Deed, the Group structure reflecting the Guarantor’s shareholding in all members of the Group (including all Material Subsidiaries) as set out in Schedule 10 (Group Structure) of the Facilities Agreement is true and accurate in all material respects.

5.31	No improper gifts

No improper gifts or payments have been made or received by any member of the Group for the purpose of influencing public officials.

5.32	Improper acts

No member of the Group is involved in any illegal activities in relation to drugs, terrorism, money laundering or similar activities.

5.33	Times for making representations and warranties

(a)	The representations and warranties set out in this Clause are made by the Guarantor on the date of this Deed.

(b)	Unless a representation and warranty is expressed to be given at a specific date, each representation and warranty is deemed to be repeated by the Guarantor on the date of each Request and the first day of each Term.

(c)	When a representation and warranty is repeated, it is applied to the circumstances existing at the time of repetition.

6.	INFORMATION COVENANTS

6.1	Financial statements

(a)	The Guarantor must co-operate with the Company to ensure that the Company is able to supply the financial statements of the Company to the Lender in accordance with Clause 16.1 (Financial statements) of the Facilities Agreement in the form required in accordance with Clause 16.2 (Form of financial statements) of the Facilities Agreement.

(b)	The Guarantor must supply to the Lender:

(i)	its audited consolidated financial statements prepared in accordance with US GAAP for each of its Financial Years;

(ii)	its unaudited financial statements prepared in accordance with US GAAP for each of their Financial Years;

(iii)	its unaudited financial statements prepared in accordance with RAS for each of its Financial Years;

(iv)	its interim unaudited financial statements prepared in accordance with US GAAP for each quarter of each of its Financial Years; and

(v)	its interim unaudited financial statements prepared in accordance with RAS for each of the first three quarters of each of its Financial Years.

(c)	All financial statements must be supplied as soon as they are available and:

(i)	in the case of audited financial statements prepared in accordance with US GAAP for a Financial Year, within 180 days;

(ii)	in the case of unaudited financial statements prepared in accordance with US GAAP for a Financial Year, within 100 days;

(iii)	in the case of unaudited financial statements prepared in accordance with RAS for a Financial Year, within 100 days;

(iv)	in the case of quarterly financial statements prepared in accordance with US GAAP, within 90 days; and

(v)	in the case of quarterly financial statements prepared in accordance with RAS, within 40 days,

of the end of the relevant financial period.

6.2	Form of financial statements

(a)	The Guarantor must ensure that each set of financial statements supplied under this Deed fairly represents, the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up.

(b)	The audited financial statements of the Guarantor provided to the Lender under this Deed must be audited by a firm of auditors acceptable to the Lender.

(c)	The Guarantor must notify the Lender of any change to the manner in which its audited consolidated financial statements are prepared.

(d)	If requested by the Lender, the Guarantor must supply to the Lender, for the benefit of the Lender:

(i)	a full description of any change notified under paragraph 16.2(c) above; and

(ii)	sufficient information to enable it to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to Lender under this Deed.

(e)	If requested by the Lender, the Guarantor must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Deed to place the Guarantor, the Lender in the same position as they would have been in if the change had not happened.

(f)	If no agreement is reached under paragraph 16.2(e) above on the required amendments to this Deed, the Guarantor must ensure that its auditors certify those amendments; the certificate of the auditors will be, in the absence of manifest error, binding on each of the Parties.

(g)	The Guarantor must supply with each set of its financial statements another set of its financial statements prepared on the same basis as the Original Financial Statements.

6.3	Compliance Certificate

(a)	The Guarantor must supply to the Lender a Compliance Certificate with each set of the Guarantor’s financial statements sent to the Lender under this Deed.

(b)	A Compliance Certificate must be signed by the chief financial officer of the Guarantor.

6.4	Information - miscellaneous

The Guarantor must supply to the Lender, for the benefit of the Lender:

(a)	not later than within 90 days following the commencement of each Financial Year, with the financial model for the Group;

(b)	within 30 days following the end of each financial quarter, with a report on the actually performed quarterly budget of the Guarantor, showing adjustments to the following year’s proforma budget;

(c)	promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings in an aggregate amount exceeding US$20,000,000 against any member of the Group which are current, threatened or pending;

(d)	with information on any claims, judgements, awards or administrative rulings rendered against the Guarantor (whether in the monetary form or otherwise) in an aggregate amount exceeding 7 per cent. of the Company’s gross asset value or 5 per cent. of the Guarantor’s gross asset value, respectively, as of the most recent reporting date, which might adversely affect the ability of the Guarantor to perform their respective obligations under the Finance Documents;

(e)	with copies of statements of claim under, or amendments to, any insurance policy taken out in respect of the Project;

(f)	notification of any breach of, or amendment (other than amendments of an administrative nature) to, the Project Documents during the period of implementation of the Project (including any relevant documents relating to such breach or amendment);

(g)	copies of all documents despatched by it to its shareholders (or any class of them) or its creditors generally or any class of them at the same time as they are despatched;

(h)	promptly on request, a list of the then current Subsidiaries; and

(i)	promptly on request, such further information regarding the financial condition, business and operations of any member of the Group as the Lender may reasonably request.

6.5	Notification of Default

The Guarantor must notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

6.6	Year end

The Guarantor may not change its Financial Year end.

6.7	Customer due diligence requirements

The Guarantor must promptly on the request of the Lender supply to the Lender any documentation or other evidence which is reasonably requested by the Lender to enable the relevant Lender or any prospective new Lender to carry out and be satisfied with the results of all applicable customer due diligence requirements.

6.8	Amounts outstanding and accrued under Facilities Agreement

Within seven Business Days after the end of each quarter, the Guarantor may request the Lender to provide the Guarantor (at the Guarantor’s cost) by mail or e-mail with a document stating:

(a)	the amounts outstanding under the Facilities Agreement; and

(b)	the amounts of interests accrued but not paid under the Facilities Agreement.

For the avoidance of doubt, the Guarantor’s obligations under this Deed shall remain unchanged regardless of whether this information is or is not provided to the Guarantor.

6.9	Information to Finance Parties

The Guarantor must promptly on request of any Finance Party supply directly to that Finance Party any documentation or information which that Finance Party is required to obtain from the Guarantor for the purpose of compliance by that Finance Party with any relevant ECA Policy or ECA request.

7.	FINANCIAL COVENANTS

7.1	Financial covenants

The financial covenants set out in this Clause 7 shall remain in force from the first Utilisation Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

7.2	Interpretation

(a)	Any accounting terms used in this Clause 7 shall be calculated and interpreted on a consolidated basis in respect of the Guarantor and in accordance with US GAAP and shall be denominated in Dollars.

(b)	Any amount in a currency other than Dollars is to be taken into account at its Dollar equivalent calculated on the basis of:

(i)	the relevant rates of exchange used by the Guarantor and referred to in its financial statements for that period; or

(ii)	in the absence of any relevant rates of exchange referred to in the Guarantor’s financial statements, the Lender’s spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with Dollars at or about 11.00 a.m.(Paris time) on the day the relevant amount falls to be calculated.

No item must be credited or deducted more than once in any calculation under this Clause 7.

7.3	Financial condition

The Guarantor shall procure that at all times the Guarantor’s Shareholder Equity is greater than or equal to US$3,000,000,000.

7.4	Net Borrowings to EBITDA

The Guarantor shall procure that at any time:

(a)	during the Financial Year ending on 31 December 2010, the ratio of Guarantor’s Net Borrowings to its EBITDA for the then most recently ended Relevant Period shall not exceed 5.0:1.0; and

(b)	during the Financial Year ending on 31 December 2011 and at all times thereafter, the ratio of Guarantor’s Net Borrowings to its EBITDA for the then most recently ended Relevant Period shall not exceed 3.0:1.0.

7.5	Interest Expense to EBITDA

The Guarantor shall procure that at any time:

(a)	during the Financial Year ending on 31 December 2010, the ratio of Guarantor’s Interest Expense to its EBITDA for any Relevant Period shall not exceed 1.0:2.0; and

(b)	during the Financial Year ending on 31 December 2011 and at all times thereafter, the ratio of Guarantor’s Interest Expense to its EBITDA for any Relevant Period shall not exceed 1.0:4.0.

7.6	EBITDA to Debt Service

The Guarantor shall procure that at any time:

(a)	during the Financial Year ending on 31 December 2010, the ratio of its EBITDA on each Calculation Date to its Debt Service shall be at least 1.0:1.0;

(b)	during each of the Financial Years ending on 31 December 2011, 2012 and 2013, the ratio of its EBITDA on each Calculation Date to its Debt Service shall be at least 1.15:1.0; and

(c)	during the Financial Year ending on 31 December 2014 and at all times thereafter, the ratio of its EBITDA on each Calculation Date to its Debt Service shall be at least 1.3:1.0.

8.	GENERAL COVENANTS

8.1	General

(a)	The Guarantor agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to any other member of the Group, the Guarantor must ensure that its relevant Subsidiaries perform that covenant.

(b)	The covenants set out in this Clause shall remain in force from the date of this Deed for so long as any amount is outstanding under the Finance Documents.

8.2	Authorisations

The Guarantor must promptly:

(a)	obtain, comply and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Lender,

of any authorisation required under any law or regulation to enable it to carry out its business, perform its obligations under any Finance Document to which it is or may be a party and to ensure the legality, validity, enforceability or admissibility in evidence in Russia and England of any Finance Document to which it is a party.

8.3	Compliance with laws

Each member of the Group must comply in all respects with all laws to which it is subject where failure to do so has or is reasonably likely to have a Material Adverse Effect.

8.4	Pari passu ranking

The Guarantor must ensure that, all of its payment obligations under the Finance Documents at all times rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations which are mandatorily preferred solely by the laws of the Russian Federation applying to companies generally (and only to the extent of that mandatory preference).

8.5	Negative pledge

(a)	Except as provided below, no member of the Group may create or permit to exist any Security Interest over all or any of its present or future properties, incomes, assets or revenues (including, without limitation, fixed assets, movable assets and shares).

(b)	No member of the Group may:

(i)	sell, transfer or otherwise dispose of any of its present or future assets on terms where it is or may be leased to or re-acquired or acquired by a member of the Group; or

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms, or

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

Paragraphs (a) and (b) above do not apply to any Permitted Encumbrance.

The Guarantor must not create or permit to exist:

(A)	any Security Interest over the shares in the Company (other than the Existing Pledge and the pledge to be granted pursuant to the Security Documents) prior to the release of the Existing Pledge; and

(B)	at any time thereafter, Security Interests over more than 45 per cent. of the shares in the Company (including the shares subject to Security Interests under the Company Share Pledge).

8.6	Disposals

(a)	Except as provided below, neither the Guarantor nor a Material Subsidiary, either in a single transaction or in a series of transactions whether related or not and whether voluntary or involuntary, sell, lease, transfer or otherwise dispose of all or any part of its present or future assets.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)	made in the ordinary course of trading of the disposing entity;

(ii)	of assets which have been replaced by other assets superior as to type, value and quality;

(iii)	by way of public offer of 25 per cent. or less of the issued share capital of any Subsidiary of the Guarantor (provided for the avoidance of doubt that the Guarantor remains, directly or indirectly, the owner of not less than 75 per cent. of the issued share capital of such Subsidiary); or

(iv)	made during any calendar year, where the higher of the consideration receivable or the book value of the assets (when aggregated with the higher of the consideration receivable or book value of the assets for any sale, lease, transfer or other disposal not allowed under the preceding sub-paragraphs) does not exceed, when aggregated with all other sales, leases, transfers or other disposals made during the same year, 20 per cent. of the Group’s total fixed assets (as calculated by reference to the Guarantor’s consolidated annual financial statements prepared in accordance with GAAP and delivered to the Lender under this Deed).

8.7	Financial Indebtedness

The Guarantor must ensure that no member of the Group incurs or permits to be outstanding any Financial Indebtedness if, as a result of doing so, the Guarantor would not be in compliance with the provisions of Clause 7 (Financial Covenants) of this Deed.

8.8	Change of business

The Guarantor must ensure that no substantial change is made to the general nature of its business or the business of the Group from that carried on at the date of this Deed.

8.9	Mergers

The Guarantor may not enter into any amalgamation, demerger, merger or reconstruction except under a Permitted Transaction.

8.10	Acquisitions

(a)	Except as provided below, no member of the Group may acquire any business, shares or other ownership interests in any other person.

(b)	Paragraph (a) above does not apply to an acquisition by a member of the Group where:

(i)	the total amount of the purchase price of that acquisition when aggregated with the total amount of each other acquisition made by members of the Group does not exceed during any subsequent Financial Year after the Financial Year ending 31 December 2010, US$25,000,000 (or its equivalent in another currency or currencies); or

(ii)	the total amount of that acquisition is fully funded by Available Excess Cashflow calculated on the basis of the then most recently delivered Compliance Certificate available on the closing date of that acquisition, and, in each case, provided that no Default is continuing on the closing date for that acquisition or would occur as a result of that acquisition.

8.11	No Dividends and Share Redemptions

(a)	The Guarantor must not and must procure that each other member of the Group does not, without the prior written consent of the Lender:

(i)	pay, make or declare any dividend or other distribution, other than a Permitted Dividend; or

(ii)	redeem, repurchase, defease, retire or repay any shares in any member of the Group or resolve to do so.

(b)	For the purpose of paragraph (a) above:

Permitted Dividends means any dividends declared by the Guarantor after 1 June 2010 or paid by the Guarantor after the 17 July 2010, provided that:

(i)	in the then most recently delivered Compliance Certificate, the Guarantor confirms that the ratio of Net Borrowings to EBITDA for the then most recently ended Relevant Period does not exceed 3.0:1.0; or

(ii)	payment of such dividends is fully funded by Available Excess Cashflow calculated on the basis of the then most recently delivered Compliance Certificate,

and provided that no Default is continuing on the date of such payment or would occur as a result of that payment.

8.12	Loans and guarantees

(a)	The Guarantor shall not (and shall ensure that no member of the Group will):

(i)	make any loan, or provide any form of credit or financial accommodation, to any person; or

(ii)	give or issue any guarantee, indemnity, bond or letter of credit to or for the benefit of, or in respect of liabilities or obligations of, any other person or voluntarily assume any liability (whether actual or contingent) of any other person.

(b)	Paragraph (a) above does not apply to each of the following:

(i)	any intra-Group loans and credits; and

(ii)	any loans to a person which is not a member of the Group or any form of guarantee, indemnity or similar undertaking in respect of the Financial Indebtedness of that person, in either case on commercially reasonable terms and for a commercially reasonable purpose, in each case, in the ordinary course of its business and provided that the provision of such loan, guarantee, indemnity or similar undertaking:

(A)	has been duly authorised by the necessary corporate resolutions;

(B)	would not have a Material Adverse Effect; and

(C)	would not cause any of the covenants set out in Clause 7.3 (Financial condition) to be breached.

8.13	Ownership

The Guarantor will retain ownership and control (direct or indirect) of at least 51 per cent. of the Company’s shares and related rights. The Guarantor will retain and exercise Effective Management Control.

8.14	Environmental matters

(a)	The Guarantor must ensure that it is, and has been, in compliance with all Environmental Law and Environmental Approvals applicable to it, where failure to do so has or is reasonably likely to have a Material Adverse Effect or result in any liability for the Lender.

(b)	The Guarantor must, promptly upon becoming aware, notify the Lender of:

(i)	any Environmental Claim current, or to its knowledge, pending or threatened; or

(ii)	any circumstances reasonably likely to result in an Environmental Claim,

which, if substantiated, is reasonably likely to either have a Material Adverse Effect or result in any liability for the Lender.

8.15	Insurance

The Guarantor and Material Subsidiary must insure its business and assets with insurance companies to such an extent and against such risks as companies located in the same jurisdiction of the Guarantor or Material Subsidiary, as applicable engaged in a similar business normally insure and as required by applicable laws.

8.16	Payment of Taxes

(a)	The Guarantor must (and shall procure that each Material Subsidiary will) duly pay all Taxes due and payable by it, other than:

(i)	those it is contesting in good faith by appropriate proceedings and in respect of which adequate reserves (in the opinion of a firm of first-class international auditors) have been established; or

(ii)	those which at any time do not exceed (in aggregate among all members of the Group) US$ 50,000,000 (provided that the difference between (A) such overdue tax liabilities and (B) the amount (in aggregate among all members of the Group) of Taxes owing or reasonably expected to be repaid or refunded by the relevant tax authorities to any member of the Group, shall not exceed US$ 10,000,000) and are overdue for a period of not more than 90 days.

(b)	The Guarantor must (and shall procure that each Material Subsidiary will) file all of its Tax returns and other supporting documents within the time limits specified by applicable law.

(c)	The Guarantor must prevent any tax arrears exceeding three months other than those contested in accordance with the provisions of paragraph (a) above.

8.17	Conduct of business

The Guarantor must ensure that it:

(a)	complies at all times with good industry practice in any jurisdiction where it conducts its business and operations and implements the Project;

(b)	maintains all assets and equipment which are needed in connection with its business, operations and implementation of the Project, in good repair, working order and condition, free from claims of third parties and takes all such steps as are required to maintain ownership rights in its assets; and

(c)	keeps and maintains up to date in accordance with good business practice and all applicable laws all proper accounts, books, records and other files in relation to its business, operations and implementation of the Project.

8.18	Access to premises and records

The Guarantor must allow representatives of the Finance Parties or Hermes to have access to its industrial, warehousing, administrative and other premises and any records, audit accounts, books of pledges and registers of equipment, that may be required to enable them to monitor the implementation of the Project, where:

(a)	the Finance Parties or Hermes has, through the Lender, requested such access no less than two Business Days in advance; and

(b)	any visit to the relevant premises takes place during normal business hours on a Business Day,

unless a Default is outstanding in which case the Finance Parties or Hermes will have the right to have access to any premises and records of the Guarantor without notice and at any time which the Finance Parties or Hermes considers appropriate in the circumstances.

8.19	Transaction Passport and Passport Bank

The Guarantor shall comply in all respects with applicable currency control laws and regulations to which it may be subject in connection with the entry into, and performance of its obligations under, the EPC Contracts and/or the Company Finance Documents and shall, inter alia, timely submit to the Passport Bank such documents and other information as may be required from time to time under Instruction 117-1 of the Central Bank dated 15 June 2004 (as amended) and applicable currency control laws and regulations for the purpose of the receipt and making of payments under the EPC Contracts, this Deed and other Company Finance Documents, in accordance with the procedure described therein and in form and substance satisfactory to the Passport Bank.

8.20	Transactions on arms’ length basis

The Guarantor shall (and shall ensure that the Material Subsidiaries) enter into all transactions on arms’ length terms.

8.21	Intellectual Property

Each member of the Group shall:

(a)	obtain, preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Group member;

(b)	use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

(c)	make registrations and pay all registration fees and taxes necessary to maintain its Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(d)	not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property; and

(e)	not discontinue the use of the Intellectual Property,

except where the failure to observe or comply could not reasonably be expected to have a Material Adverse Effect.

9.	EVIDENCE AND CALCULATIONS

9.1	Accounts

Accounts maintained by a Beneficiary in connection with a Guaranteed Document are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

9.2	Certificates and determinations

Any certification or determination by a Beneficiary of a rate or amount under the Guaranteed Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

9.3	Calculations

Any interest or fee accruing under this Deed accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360.

10.	CURRENCY INDEMNITY

Unless otherwise required by law, the Guarantor waives any right it may have in any jurisdiction to pay any amount under the Guaranteed Documents in a currency other than that in which it is expressed to be payable.

11.	AMENDMENTS AND WAIVERS

11.1	Procedure

Any term of this Deed may be amended or waived with the agreement of the Guarantor and the relevant Beneficiary.

11.2	Change of currency

If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Guaranteed Documents will be amended to the extent the relevant Beneficiary (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

11.3	Waivers and remedies cumulative

The rights of a Beneficiary under the Guaranteed Documents:

(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of its rights under the general law; and

(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

12.	CHANGES TO THE PARTIES

12.1	Assignments and transfers by the Guarantor

The Guarantor may not assign or transfer any of its rights and obligations under this Deed without the prior consent of the relevant Beneficiary.

12.2	Assignments and transfers by Lenders

(a)	The Lender may at any time assign or transfer (including by way of assignment, assumption and release) any of its rights and obligations under this Deed to any other person (the New Lender) and SACE.

(b)	A transfer of obligations will be effective only if the New Lender or SACE (as applicable) confirms to the Company in form and substance satisfactory to the Company (acting reasonably) that it is bound by the terms of this Deed as the Lender. On the transfer becoming effective in this manner, the Lender will be released from its obligations under this Deed to the extent that they are transferred to the New Lender or SACE (as applicable).

(c)	If the Lender assigns its rights under this Deed to a New Lender or SACE, the Guarantor agrees (and shall procure the Company to agree), at their own cost and expense, to enter into such documents and take such action as the Lender, the New Lender or SACE (as applicable) may require to put the New Lender in the same position in respect of the Finance Documents as the Lender or SACE (as applicable) was immediately prior to the transfer (including recreating, perfecting or protecting any Security Interest intended to be created by the Security Documents). This includes:

(i)	the execution of any document; or

(ii)	the giving of any notice, order or direction and the making of any registration,

which, in any such case, the Lender, the New Lender or SACE (as applicable) may think expedient.

12.3	Assignments and transfers by SACE

(a)	SACE may, at any time and without the prior written consent of the Guarantor, assign or transfer to any reputable and experienced bank or financial institution or to any export credit agency, governmental body, federal reserve or central bank, any of SACE’s rights, benefits and/or interests in, under or in connection with the SACE Policy, this Deed or any of the Finance Documents, on such terms and conditions as SACE in its sole discretion determines.

(b)	The Guarantor authorises SACE to disclose to any prospective assignee, transferee or participant permitted under this Clause any and all financial information in SACE’s possession concerning each the Guarantor and its respective Affiliates which have been delivered to SACE by or on behalf of an the Guarantor or its Affiliates, provided that SACE shall not disclose to any such person any financial information which has not been made public by any person other than SACE unless the prospective assignee, transferee or participant has agreed in writing to keep such information confidential.

13.	DISCLOSURE OF INFORMATION

(a)	The Lender must keep confidential any information supplied to it by or on behalf of the Guarantor in connection with this Deed. However, the Lender is entitled to disclose information:

(i)	which is publicly available, other than as a result of a breach by the Lender of this Clause;

(ii)	in connection with any legal or arbitration proceedings;

(iii)	if required to do so under any law or regulation;

(iv)	to a governmental, banking, taxation or other regulatory authority;

(v)	to its professional advisers;

(vi)	to any rating agency;

(vii)	to the Export-Import Bank of China;

(viii)	to any Finance Party;

(ix)	to Hermes;

(x)	to the EPC Contractors;

(xi)	to any insurers, reinsurers and brokers in connection with the Project;

(xii)	to its auditors;

(xiii)	to another Obligor or any member of the Group; or

(xiv)	to the extent allowed under paragraph (b) below; or

(xv)	with the agreement of the Guarantor.

(b)	The Lender may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Deed (a participant);

(i)	a copy of this Deed; and

(ii)	any information which the Lender has acquired under or in connection with this Deed.

However, before a participant may receive any confidential information, it must agree with the Lender to keep that information confidential on the terms of paragraph (a) above.

(c)	This Clause supersedes any previous confidentiality undertaking given by the Lender in connection with the Facilities Agreement prior to it becoming a Party.

14.	SET-OFF

A Beneficiary may, to the extent permitted by any applicable law, set off any matured obligation owed to it by the Guarantor under this Deed (to the extent beneficially owned by the relevant Beneficiary) against any obligation (whether or not matured) owed by the relevant Beneficiary to the Guarantor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the relevant Beneficiary may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

15.	SEVERABILITY

If a term of this Deed is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

16.	COUNTERPARTS

This Deed may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Deed.

17.	NOTICES

17.1	In writing

(a)	Any communication in connection with this Deed must be in writing and, unless otherwise stated, may be given:

(i)	in person, by a reputable international courier or fax; or

(ii)	to the extent agreed by the Parties making and receiving communication, by e-mail or other electronic communication.

(b)	For the purpose of this Deed, an electronic communication will be treated as being in writing.

(c)	Unless it is agreed to the contrary, any consent or agreement required under this Deed must be given in writing.

17.2	Contact details

(a)	The contact details of the Guarantor for all communication in connection with this Deed are:

Address:	Krasnoarmeyskaya str. 1,
Moscow, 125993
Russian Federation
Fax number:	+ 7495221 8800
Attention:	Ekaterina Istratova
Email:	Ekaterina.istratova@mechel.com
Tel number:	+7495221 88 88 ext. 62720
Attention:	Sergey Rezontov
Email:	sergey.rezontov@mechel.com
Tel number:	+7495221 88 88 ext. 62729.

(b)	The contact details of the Lender for all communication in connection with this Deed are:

Address:	BNP Paribas S.A. – CIB-Structured Finance-Export Finance
37 Place du Marché Saint Honoré
Commercial Support/Loan Implementation
CHDESA1
75031 Paris Cedex 01 (France)
Fax number:	+33 1 43 16 9194
E-mail:	dominique.laplasse@bnpparibas.com/
sylvie.casetcarricaburu@bnpparibas.com
Attention:	Ms Dominique Laplasse/ Ms Sylvie Caset

and

Address:	BNP Paribas S.A.,
CIB-Structured Finance, Agency-European Group
21 Place du Marché Saint Honoré
CHA02A1
75031 Paris Cedex 01 (France)
Fax number:	+33 1 42 98 43 17
E-mail:	caroline.ricci@bnpparibas.com
Attention:	Ms Caroline Ricci

(c)	The contact details of SACE for all communication in connection with this Deed are:

Address:	SACE SPA – Servizi Assicurativi per il Commercio Estero
Buyer Credit & Project Financing
Asset Management and Recovery Division
Piazza Poli 37/42
00187 – Roma
Italy
Fax number:	+39 06 67 36 706
Attention:	Lisbi Valdez – Head of Buyer Credit & Project Financing

(d)	Each Party may change its contact details by giving five Business Days’ notice to the other Parties.

(e)	Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

17.3	Effectiveness

(a)	Except as provided below, any communication in connection with this Deed will be deemed to be given as follows:

(i)	if delivered in person or by a reputable international courier, at the time of delivery;

(ii)	if by fax, when received in legible form; and

(iii)	if by e-mail or any other electronic communication, when received in legible form.

(b)	A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)	A communication to a Beneficiary will only be effective on actual receipt by it.

18.	LANGUAGE

(a)	Any notice given in connection with this Deed must be in English.

(b)	Any other document provided in connection with this Deed must be:

(i)	in English; or

(ii)	(unless the recipients otherwise agree) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

19.	GOVERNING LAW

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

20.	ENFORCEMENT

20.1	Arbitration

(a)	Subject to Clause 20.3 (Option to litigate), any dispute, claim, difference or controversy arising out of, relating to or having any connection with this Deed or (unless such document expressly provides otherwise) any Guaranteed Document, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (a Dispute), shall be referred to and finally resolved by arbitration under the LCIA Arbitration Rules (the Rules).

(b)	The Rules are incorporated by reference into this Clause and capitalised terms used in this Clause which are not otherwise defined in this Deed have the meaning given to them in the Rules.

(c)	The number of arbitrators shall be three. The claimant (or claimants jointly) shall nominate one arbitrator for appointment by the LCIA Court. The respondent (or respondents jointly) shall nominate one arbitrator for appointment by the LCIA Court. The two party-nominated arbitrators will nominate the Chairman for appointment by the LCIA Court. If, within the time period and in the manner prescribed by the Rules, (i) a party to the arbitration does not make a nomination for an arbitrator or (ii) a Beneficiary does not make a nomination for an arbitrator, the LCIA Court shall select and appoint such arbitrator. Any requirement in the Rules to take account of the nationality of a person considered for appointment as an arbitrator shall be disapplied and a person may be nominated or appointed as an arbitrator (including as Chairman) regardless of his nationality.

(d)	(i)	The seat, or legal place of arbitration, shall be London. The language used in the arbitral proceedings shall be English.

(ii)	All documents submitted in connection with the proceedings shall be in the English language, or, if in another language, accompanied by an English translation.

(iii)	Service of any request for arbitration made pursuant to this Clause must be made in any manner authorised for the giving of communications in connection with this Deed under Clause 17 (Notices).

(e)	Save as provided in Clause 20.3 (Option to litigate) below, the jurisdiction of the English courts under sections 45 and 69 of the Arbitration Act 1996 is excluded.

20.2	Consolidation of disputes

(a)	In this Clause 35.2:

Joinder Order means an order by a Tribunal that a Primary Dispute and a Linked Dispute be resolved in the same arbitral proceedings.

Linked Agreement means each Finance Document (except for this Deed) which contemplates that disputes under that Finance Document will be resolved by arbitration under the Rules.

Linked Dispute means any dispute, claim, difference or controversy arising out of, relating to or having any connection with this Deed or any Linked Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it, where a Request for Arbitration is served after a Request for Arbitration has been served in respect of a Primary Dispute.

Primary Dispute means any dispute, claim, difference or controversy arising out of or in connection with this Deed or any Linked Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it, where a Request for Arbitration has been served before a Request for Arbitration has been served in relation to a Linked Dispute.

Tribunal means any arbitral tribunal appointed under this Deed or any Linked Agreement.

(b)	Any party to a Primary Dispute and a Linked Dispute may apply to the Tribunal appointed in relation to the Primary Dispute for a Joinder Order in relation to any Linked Dispute.

(c)	The applicant must promptly notify the parties to the Primary Dispute and Linked Dispute of any application under paragraph (b) above.

(d)	A Tribunal may, if it considers it just, make a Joinder Order on hearing an application brought under paragraph (b) above. In determining whether to make a Joinder Order, the Tribunal must take account of:

(i)	the likelihood and consequences of inconsistent decisions if joinder is not ordered;

(ii)	any fault on the part of the party seeking joinder to make a timely application; and

(iii)	the likely consequences of joinder in terms of cost and time.

(e)	If the Tribunal makes a Joinder Order:

(i)	it will immediately have jurisdiction to resolve finally the Linked Dispute in addition to its jurisdiction in relation to the Primary Dispute to the exclusion of any other Tribunal;

(ii)	it shall order that notice of the Joinder Order and its effect be given immediately to any arbitrators already appointed in relation to the Linked Dispute and to all parties to that dispute; and

(iii)	it may also give any other directions as it considers appropriate to:

(A)	give effect to the joinder and make provision for any costs which may result from it (including costs in any arbitration rendered functus officio as a result); and

(B)	ensure the proper organisation of the arbitration proceedings and that all the issues between the parties are properly formulated and resolved.

(f)	Any appointment of an arbitrator in relation to the Linked Dispute before the date of the Joinder Order will terminate immediately and that arbitrator will be deemed to be functus officio. The termination is without prejudice to:

(i)	the validity of any act done or order made by that arbitrator before termination;

(ii)	his entitlement to be paid his proper fees and disbursements; and

(iii)	the date when any claim or defence was raised for the purpose of applying any limitation bar or any like rule or provision.

(g)	If a Joinder Order is made by a Tribunal appointed under a Linked Agreement, the effect of which is to confer on that Tribunal jurisdiction to resolve a Linked Dispute arising out of or in connection with this Deed, that Joinder Order and the award of that Tribunal will bind the parties to the Primary Dispute and the Linked Dispute being heard by that Tribunal.

(h)	For the avoidance of doubt, where a Tribunal is appointed under this Deed or any Linked Agreement, the whole of its award (including any part relating to a Linked Dispute) is deemed for the purposes of the New York Convention on the Recognition and Enforcement of Arbitral Awards of 1958 to be contemplated by this Deed and that Linked Agreement.

(i)	If it is considered reasonable by the Tribunal, and in its absolute discretion, the Tribunal will use its best efforts to render its final award or awards four months from the later of the date of appointment of the Tribunal by the LCIA Court and any Joinder Order (if any).

(j)	Each of the Parties waives any objection, on the basis of a Joinder Order, to the validity or enforcement of any arbitral award made by a Tribunal following that Joinder Order.

20.3	Option to litigate

(a)	At any time before an arbitral tribunal has been constituted under Clause 20.1 (Arbitration), a Beneficiary may by notice in writing to the Guarantor and/or to the other Beneficiary (a Notice) opt to litigate all Disputes or a specific Dispute between it and the Guarantor and/or the other Beneficiary (as the case may be). In the event such a Notice is given, Clause 20.1 (Arbitration) and Clause 35.2 (Consolidation of disputes) shall not apply to the Dispute or Disputes referred to in the Notice and this Clause 20.3 (Option to litigate) shall apply instead.

(b)	The English courts shall have jurisdiction to hear the Dispute or Disputes referred to in a Notice. Subject to paragraph 35.3(d) above, such jurisdiction shall be exclusive and each Beneficiary and the Guarantor submits to the exclusive jurisdiction of the English courts in such circumstances.

(c)	For the purposes of this Clause 20.3 (Option to litigate), the Guarantor waives objection to the English courts on the grounds that they are an inconvenient forum to settle the Dispute or Disputes referred to in a Notice.

(d)	This Clause 20.3 (Option to litigate) is for the benefit of the Beneficiaries only. To the extent allowed by law, a Beneficiary may take:

(i)	proceedings in any other court; and

(ii)	concurrent proceedings in any number of jurisdictions,

in respect of any Dispute or Disputes referred to in a Notice.

(e)	Service of any Notice pursuant to this Clause 20.3 (Option to litigate) must be made in any manner authorised for the giving of communications in connection with this Deed under Clause 17 (Notices).

20.4	Service of process

(a)	The Guarantor irrevocably appoints Law Debenture Corporate Services Limited as its agent under this Deed for service of process in any proceedings before the English courts in connection with this Deed.

(b)	If any person appointed as process agent under this Clause is unable for any reason to so act, the Guarantor must immediately (and in any event within 15 days of the event taking place) appoint another agent on terms acceptable to the Beneficiaries. Failing this, the Beneficiaries may appoint another process agent for this purpose.

(c)	The Guarantor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)	This Clause does not affect any other method of service allowed by law.

20.5	Waiver of immunity

The Guarantor irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought by a Beneficiary against it in relation to this Deed and to ensure that no such claim is made on its behalf;

(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)	waives all rights of immunity in respect of it or its assets.

THIS DEED has been entered into and is executed as a Deed and is delivered on the date stated at the beginning of this Deed.

SCHEDULE 1

FORM OF COMPLIANCE CERTIFICATE

To:	BNP PARIBAS S.A.

From:	MECHEL OAO

Date:	[●]

Deed dated [●] between BNP Paribas S.A. (the Lender), ), SACE S.p.A. Servizi Assicurativi Del Commercio Estero and Mechel OAO (the Guarantor) (the Deed)

1.	We refer to the Deed. This is a Compliance Certificate. Terms used in this Compliance Certificate have the meaning given to them in the Deed.

2.	We confirm that as at [relevant testing date]:

(a)	the Guarantor’s Shareholder Equity is US$[ ];

(b)	Net Borrowings was US$[ ] and EBITDA was US$[ ]; therefore, the ratio of Net Borrowings to EBITDA was [ ] to 1;

(c)	Interest Expense was US$[ ] and EBITDA was US$[ ]; therefore, the ratio of Interest Expense to EBITDA was 1 to [ ]]; and

(d)	EBITDA was US$[ ] and Debt Service was US$[ ]; therefore, the ratio of EBITDA to Debt Service was [ ] to 1.

3.	We set out below calculations establishing the figures in paragraph 2 above:

[             ]

4.	[We confirm that the following companies were Material Subsidiaries at [relevant testing date]:12]

[            ]

5.	The amounts of Available Excess Cashflow and Excess Cashflow for the First Half-Year in the Financial Year to which the financial statements provided with this Compliance Certificate relate are US$[ ] and US$[ ], respectively.

6.	The amounts of Available Excess Cashflow and Excess Cashflow for the Second Half-Year in the Financial Year to which the financial statements provided with this Compliance Certificate relate are US$[ ] and US$[ ], respectively.

[12]	Only to be given in respect of annual certificates.

7.	[We confirm that as at [relevant testing date] [no Default is outstanding]/[the following Default[s] [is/are] outstanding and the following steps are being taken to remedy [it/them]:

[            ]]

Yours faithfully

MECHEL OAO

SIGNATORIES

Guarantor

EXECUTED as a deed by	)
Mechel OAO acting by	)
)
)
and	)
)
)
)
)
)

Lender

EXECUTED as a deed by	)
BNP Paribas S.A. acting by	)
)
)
and	)
)
)
)
)
)

SACE

EXECUTED as a deed by	)
SACE S.p.A - Servizi Assicurativi Del Commercio Estero acting by	) )
)
)
and	)
)
)
)
)
)

SCHEDULE 11

FORM OF ANTI-LAUNDERING CERTIFICATE

(On Obligor’s Letterhead)

FORM OF STATEMENT RENDERED TO UNICREDIT CORPORATE BANKING S.P.A.

FOR THE PURPOSE OF COMPLYING WITH THE

ITALIAN ANTI-LAUNDERING LAW REQUIREMENTS

I, the undersigned [●]

Born in [●], on [●]

Resident in [insert city, ZIP Code]

Address:

Fiscal Code:

DECLARE

Pursuant to art. 2 of the Italian Law n. 197 dated 5 July 1991, as amended and supplemented from time to time, on my own responsibility, that I have executed on behalf of:

•	Company name: [●]

•	Legal Address: [●]

•	Fiscal Code: [●]

In my capacity as: [●] a Facilities Agreement for an amount of [●]

I furthermore enclose herein a copy of my own valid identification document

•	Type: [●]

•	Date of Release: [●]

•	Released by: [●]

•	Date of release: [●]

Signature on behalf of the [●]

By:	Mr. [●]

LEGISLATIVE DECREE 21 NOVEMBER 2007 NO. 231 and Legislative Decree

25 September 2009 no.151

QUESTIONNAIRE TO ESTABLISH A CONTINUATIVE RELATION

Dear Client,

With a view to complying with the requirements set forth in Legislative Decree 21 November 2007 no. 231 and Legislative Decree 25 September 2009 no. 151, implementing in Italy the provisions laid down in EC Directive 2005/60 aimed at preventing use of the financial system for laundering the proceeds of criminal activities and financing terrorism, you are submitted the questionnaire hereunder.

The collection of information is required by law (also vis-à-vis already acquired customers) for identification purposes and on a know-your-customer basis and, also, for the full identification of any beneficial owner * of the continuative relation to be established.

We deem it appropriate to inform you that under the aforementioned legislation, the client is required to supply all such updated information as is necessary for complying with the new obligations and that failing to supply or giving false information may involve the application of criminal sanctions.

1)	Client Name

2)	Main activity carried out by the client

3)	Province/State vis-à-vis which the activity is carried out

4)	Information on the purpose and nature of the continuative relation standard banking activity for family needs

financial investments

business activity

professional activity

5)	Beneficial Owner * – (only in case of continuative relation registered in the name of an Institution or a Company) TO BE COMPLETED FOR EACH BENEFICIAL OWNER

Beneficial owner is a natural person

Full name:

Tax code:

Date of birth:

Birth place:

Nationality:

Address:

Postal code:

Town:

Country:

Identity card nr/Passport nr:

Issued by:

6)	I hereby declare ☐ to be ☐ not to be

a politically-exposed person ** (only if the Client is a non-resident natural person)

7)	Any further information supplied bythe Client

Aware of the responsibilities provided for in the aforementioned Legislative Decree no. 231/07 and Legislative Decree 25 September 2009 no. 1 51, we confirm the data submitted in the foregoing.

Date	signature/s

*	Attached hereof is the definition the law gives of “beneficial owner”
**	Attached hereof is the definition the law gives of “politically-exposed person”

Legislative decree 21 November 2007 n. 231 and Legislative Decree 25 September 2009 no. 151 - regulatory framework

OBLIGATIONS OF THE CLIENT

Art. 21 - Clients supply, under their responsibility, all such updated information as is necessary for enabling the recipients of this decree to comply with obligations requiring that client details be appropriately checked. With a view to identifying the beneficial owner, clients must supply in writing, taking full responsibility, all updated and necessary information of which they are aware.

DEFINITION OF BENEFICIAL OWNER

Art. 1 – In this decree, ‘beneficial owner’ means the natural person(s) who ultimately owns or controls the customer and/or the natural person on whose behalf a transaction is being conducted.

Technical Schedule, art. 2

1. Beneficial owner means:

a) in the case of a company:

1) the natural person(s) who ultimately owns or controls a legal entity through direct or indirect ownership or control over a sufficient percentage of the shares or voting rights in that legal entity, including through bearer share holdings, other than a company listed on a regulated market that is subject to disclosure requirements consistent with Community legislation or subject to equivalent international standards; a percentage of 25% plus one share shall be deemed sufficient to meet this criterion;

2) the natural person(s) who otherwise exercises control over the management of a legal entity;

b) in the case of legal entities such as foundations and legal arrangements such as trusts, which administer and distribute funds:

1) where the future beneficiaries have already been determined, the natural person(s) who is the beneficiary of 25% or more of the property of a legal arrangement or entity;

2) where the individuals that benefit from the legal arrangement or entity have yet to be determined, the class of persons in whose main interest the legal entity is set up or operates;

3) the natural person(s) who exercises control over 25% or more of the property of a legal entity.

CONCEPT OF POLITICALLY-EXPOSED PERSON

Art. 1 “politically-exposed persons”: natural persons who are citizens of other EC countries or non-EC countries who hold or have held important public offices as well as their immediate family members or those with whom the said persons are known to have close links, identified on the basis of the criteria referred to in the technical schedule attached to this decree;

Technical Schedule, Article 1 – Politically exposed persons

1 Natural persons who hold or have held important public offices mean:

a) Heads of State, Heads of Government, Ministers and Vice Ministers or Undersecretaries;

b) parliamentarians;

c) members of supreme courts, constitutional courts or other high-level judicial bodies are not, as a rule, subject to further appeal, except in extraordinary circumstances;

d) members of the State Auditors’ Courts and Board of Directors of central banks;

e) ambassadors, chargés d’affaires and high-level officers of the armed forces;

f) members of boards of directors, management or supervisory departments of state-owned companies.

Officers of medium or low level fall in none of the abovementioned categories. The categories referred to in letters from a) to e) include, where applicable, positions at European and international level.

2. Immediate family member means:

a) the spouse;

b) children and their spouses;

c) those who in the last five-year period have co-habited with the persons referred to in the foregoing letters;

d) parents.

3. For the purposes of identification of persons with whom the persons referred to in point 1 are known to have close links, reference is to:

a) any natural person who is known to hold actual joint title to legal entities or have any other close business relation with a person referred to in paragraph 1;

b) any natural person who is the sole beneficial owner with respect to legal entities or legal persons which are known to have been established for the actual benefit of the person referred to in paragraph 1.

SCHEDULE 12

FORM OF INFORMATIVE NOTE

DATA PROTECTION NOTICE PURSUANT TO ART. 13 OF THE LEGISLATIVE DECREE

196/2003

(“DATA PROTECTION CODE”)

I) Purpose and Procedure of the data processing

II) Subjects to whom the data may be disclosed

III) Rights of the data subject

IV) Holder and Data Processors

I) Purpose and Procedure of the treatment of the data

UniCredit Corporate Banking S.p.A., with registered office at Via Garibaldi 1, 37121 Verona, Italy (“the Bank”) hereby informs that the personal data it has collected directly from the data subject, or from third parties, can be processed, also by other companies in charge (even though incorporated abroad), for the purpose of:

1.	the fulfilment of the obligations imposed by laws, regulations and by the European Union legislation or provisions issued by the proper Authorities and by surveillance and controlling Bodies (such as obligations under the anti-laundering law).

The supplying of the personal data necessary for such purposes is mandatory and their processing does not require the consent of the data subject.

2.	Strictly related or instrumental purposes to the managing of the relation with customers (such as the preliminary data acquisition at the time of the execution of an agreement, performance of transaction according to the obligation under the agreement entered into with the customers, evaluations and controls with respect to the results and the state of the relations and the relating risks).

The supplying of the personal data necessary to such purposes is not mandatory, but the refusal to do so – with respect to the relation between such data and the required service – may make it impossible for the Bank to provide such service. The processing of such data does not require the consent of the data subject.

3.	Practical purposes related to the activity of the Bank, such as:

•	the detection of the customer satisfaction degree with respect to the quality of the services and activities of the Bank and of the UniCredit Group carried out through personal or phone interviews, questionnaires, etc;

•	the promotion and sale of products and services of the Bank, of the UniCredit Group or of third companies, carried out through mail, phone calls, advertising materials, automatic communication means, e-mails;

•	the preparation of studies and market researches, carried out through personal or phone interviews, questionnaires, etc;

•	the performance of public relations activities.

The delivery of the personal data necessary for such purposes is not mandatory and their processing requires the consent of the data subject.

The processing is carried out through manual, electronic and informatics means with a logic strictly related to such purposes and, in any case, in order to ensure the security and confidentiality of such data.

II) Subjects to whom the data may be disclosed or who can hold or be in charge of such data

A.	The Bank – without any need for the consent of the concerned person – may disclose his/her personal data in its possession:

1.	to the subjects to whom the data must be communicated in fulfilment of an obligation provided by law, regulations or the European Union legislation. In particular, the Bank shall notify to the Central of Risks of the Bank of Italy certain personal data of entrusted persons, applicants or guarantors for exposures whose credit exposure amount is greater than the minimum planned census (currently EUR 30,000.00). The operator of the Central of Risks will treat the data only for the purpose of detection of credit risk and will communicate it in an aggregate form to intermediaries having made related reports, which, in turn, will treat such data for the same purposes:

2.	to financial intermediaries belonging to the UniCredit Group, in accordance with the provisions of anti-laundering legislation (see Article 46, paragraph 4 of Legislative Decree No. 231/2007), which provides the possibility of the disclosure of personal data relating to records deemed suspicious between financial intermediaries belonging to the same Group;

3.	to the companies belonging to the UniCredit Group or subsidiaries pursuant to Article 2359 of the Italian Civil Code (even though incorporated abroad), when such disclosure is permitted by reason of a provision of the Italian Data Protection Authority or a provision of law or to carry out treatments having the same purposes for which data is collected;

4.	in other cases pursuant to Article 24 of the Italian Data Protection Code, including, in particular, where the data is related to the performance of economic activities.

B.	The Bank, with the consent of the concerned persons, may also disclose personal data of their customers to companies, corporations or external consortia carrying out on its behalf additional processing:

•	for the purposes referred to in paragraph 2 of Section I, and

•	for the purposes referred to in paragraph 3 of Section I.

The detailed list of subjects to whom the personal data may be communicated can be found at the premises of the Bank open to the public, and on the website clicking on the link. below.

C.	Natural and legal persons referred to in the list in section IV below may become aware of the personal data as “Data Processors” and as “Person in charge” in relation to the data necessary for the performance of assigned duties, the individuals belonging to the following categories: employees of the Bank or with it posted, temporary workers, trainees, consultants, and · employees of Bank’s contractors appointed as “Data Processor”.

III) Rights of the data subject

The Italian Data Protection Code gives to the data subject certain specific rights, such as the right of knowing which are the personal data owned by the Bank and how such data are processed, obtaining the cancellation, the transformation in an anonymous form or the block of the personal data processed in breach of the provision of the Italian Data Protection Code, and the update, the rectification or, if the concerned person has interest, the supplement of the data and of opposing, for legitimate reasons, to such processing.

The data subject may in any moment oppose to the processing aimed at the delivery of commercial and advertising material, the sale and the market researches.

For the purpose of the exercise of the rights outlined above you may address to Chief Financial Officer-Ufficio Reclami, Via Garibaldi 1, 37121 Verona, Italy.

IV) Data Controller and Data Processors

The Data Controller is UniCredit Corporate Banking S.p.A.

The internal Data Processor are the temporary Data Processors of each Unit of the Bank with respect to their proper activities.

An updated list of the internal and external Data Processors of the Bank can be found at the premises of the Bank open to the public.

The Bank reminds you that the Data Subject maintains the rights pursuant to art. 7 of Italian Data Protection Code.

UniCredit Corporate Banking S.p.A.

Messrs

UniCredit Corporate Banking S.p.A.	Date

Via Garibaldi 1

37121 Verona, Italy

Instrumental consent – Disclosures to third parties for the execution of the agreements with the Bank

In relation to the data protection notice provided to me by the Bank, I hereby consent to the disclosure of my personal data to the subjects who carry on, on behalf of the Bank, the treatments under Section I, point 2) of the above mentioned notice (Strictly related or instrumental purposes to the managing of the relationship with customers) and to the subsequent and relevant treatments carried on by such subjects.

Signature

In addition

I) Promotion/sale of products and services (also of third parties)

With reference to the purposes under Section I, point 3) of the notice (Practical purposes related to the activity of the Bank)

☐ I give my consent        ☐ I deny my consent

to the treatment of my personal data.

II) Disclosure to third parties (Practical purposes related to the activity of the Bank)

With reference to the disclosure of personal data to the subjects who carry on, on behalf of the Bank, the treatments under Section I, point 3) of the notice (Treatments for practical purposes related to the activity of the Bank)

☐ I give my consent        ☐ I deny my consent

to the disclosure of my personal data and to the subsequent and related treatments carried on by such subjects.

Signature

SIGNATORIES

Company

CHELYABINSK METALLURGICAL PLANT OAO

By:	/s/ Sergey V. Rezontov

Sergey V. Rezontov

Authorised signatory

By:	/s/ Julija A. Klushnikova

Julija A. Klushnikova

Chief Accountant

Seal	[seal]

Lender

BNP PARIBAS S.A.

By:

SIGNATORIES

Company

CHELYABINSK METALLURGICAL PLANT OAO

By:

By:

Chief Accountant

Seal

Lender

BNP PARIBAS S.A.

By:	/s/ Marco d’Alessandro	/s/ Luka Lunari

	Marco d’Alessandro	Luka Lunari

Managing Director		Head of Export Finance - Italy